EXHIBIT 10.18

STANDARD OFFICE LEASE

BY AND BETWEEN

ARDEN REALTY FINANCE V, L.L.C.,

A Delaware limited liability company,

AS LANDLORD,

AND

MITEKSYSTEMS, INC.,

a Delaware corporation,

AS TENANT

SUITE B

Balboa Corporate Center

ARTICLE 32 SIGNAGE	38

ARTICLE 33 TERMINATION OPTION	38

ARTICLE 34 COMMUNICATION EQUIPMENT	39

Exhibit “A”	Premises
Exhibit “B”	Rules and Regulations
Exhibit “C”	Notice of Term Dates and Tenant’s Proportionate Share
Exhibit “D”	Tenant Work Letter

INDEX

Page(s)

ADA	4
Additional Rent	3
Affiliate	18
Affiliated Assignee	18
Alterations	10
Approved Working Drawings	Exhibit D
Architect	Exhibit D
Base Year	1
Basic Rental	1
Brokers	2
Commencement Date	1
Communication Equipment	32
Contemplated Effective Date	17
Contemplated Transfer Space	17
Contractor	Exhibit D
Control	18
Controllable Operating Costs	4
Cosmetic Alterations	10
Damage Repair Estimate	18
Direct Costs	3
Effective Date	Exhibit D
Estimate	6
Estimate Statement	6
Estimated Excess	6
Event of Default	20
Excess	6
Expiration Date	1
Force Majeure	24
Force Majeure Delays	Exhibit D
Hazardous Material	25
Initial Installment of Basic Rental	2
Intention to Transfer Notice	17
Interest Notice	31
Landlord	1
Landlord Parties	13
Laws	25
Lease	1
Lease Year	2
Market Rent	31
Objectionable Name	31
Operating Costs	3
Option	31
Option Rent	31
Option Rent Notice	31
Option Term	31
Original Tenant	31
Outside Date	Exhibit D
Outside Date Termination Notice	Exhibit D
Over-Allowance Amount	Exhibit D
Package Unit	12
Parking Passes	2
Partnership Tenant	29
Permitted Use	2
Plans	Exhibit D
Premises	1
Project	1
Real Property	3
Security Deposit	1
Six Month Period	17

Page(s)

Square Footage	1
Statement	6
Substantial Completion	Exhibit D
Tax Costs	3
Tenant	1
Tenant Delays	Exhibit D
Tenant Improvements	9
Tenant’s Acceptance	31
Tenant’s Proportionate Share	1
Tenant’s Signage	31
Term	1
Termination Date	32
Termination Fee	32
Terminate Notice	32
Termination Option	32
Transfer	16
Transfer Premium	17
Transferee	17
Working Drawings	Exhibit D

STANDARD OFFICE LEASE

This Standard Office Lease (“Lease”) is made and entered into as of the 13th day of September, 2005, by and between ARDEN REALTYFINANCE V, L.L.C., a Delaware limited liability company (“Landlord”), and MITEK SYSTEMS, INC., A Delaware corporation (“Tenant”).

Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the premises described as Suite B, as designated on the plan attached hereto and incorporation herein as Exhibit “A” (“Premises”), of the project (“Project”) now known as Balboa Corporate Center whose address is 8911 Balboa Avenue, San Diego, California, for the Term and upon the terms and conditions hereinafter set forth, and Landlord and Tenant hereby agree as follows:

ARTICLE 1

BASIC LEASE PROVISIONS

A.	Term:	Seven (7) years.

	Commencement Date:	The earlier of (i) the date Tenant first commences to conduct business in the Premises, or (ii) the date of Substantial Completion of Improvements in the Premises. The Commencement Date is estimated to occur on or about November 15, 2005.

	Expiration Date:	The date immediately preceding the seventh (7th) anniversary of the Commencement Date; provided, however, that if the Commencement Date is a date other than the first (1st) day of a month, the Expiration Date shall be the last day of the month which is eight-four (84) months after the month in which the Commencement Date falls, unless extended or earlier terminated pursuant to this Lease.

B.	Square Footage:	15,927 rentable square feet.

C.	Basic Rental:

Lease Year	Annual Basic Rental	Monthly Basic Rental	Monthly Basic Rental Per Rentable Square Foot*

1	$296,242.20	$24,686.85	$1.55
2	$305,798.40	$25,483.20	$1.60
3	$315,354.60	$26,279.55	$1.65
4	$324,910.80	$27,075.90	$1.70
5	$334,467.00	$27,872.25	$1.75
6	$344,023.20	$28,668.60	$1.80
7	$353,579.40	$29,464.95	$1.85

*	In addition, Tenant shall pay for electricity and janitorial service separately pursuant to Article 11 below.

D.	Base Year:	2006

E.	Tenant’s Proportionate Share:	22.79% (based on a total of 69,890 rentable square feet in the project

F.	Security Deposit:	A security deposit of $79,635.00 shall be due and payable by Tenant to Landlord upon Tenant’s execution of this Lease.

G. Permitted Use:	General office use and uses incidental thereto which are permitted by law and are consistent with the character of the Project as a first-class office project.

H. Brokers:	CB Richard Ellis, Inc. (for Landlord) and Burnham Real Estate (for Tenant)

I. Parking Passes:	Tenant shall rent three point nine (3.9) parking passes for each 1,000 square feet contained in the Premises, which equals sixty two (62) passes, at the rate provided in Article 23 hereof.

J. Initial Installment of Basic Rental:	The first full month’s Basic Rental of $24,686.85 shall be due and payable by Tenant to Landlord upon Tenant’s execution of this Lease.

ARTICLE 2

TERM/PREMISES

The Term of the Lease shall commence on the Commencement Date as set forth in Article 1.A. of the Basic Lease Provisions and shall end on the Expiration Date set forth in Article 1.A of the Basic Lease Provisions. For purposes of this Lease, the term “Lease Year” shall mean each consecutive twelve (12) month period during the Term, with the first (1st) Lease Year commencing on the Commencement Date; however, (a) if the Commencement Date falls on a day other than the first (1st) day of a calendar month, the first (1st) Lease Year shall end on the last day of the eleventh (11th) month after Commencement Date and the second (2nd) and each succeeding Lease Year shall commence on the first (1st) day of the next calendar month, and (b) the last Lease Year shall end on the Expiration Date. If Landlord does not deliver possession of the Premise to Tenant on or before the anticipated Commencement Date (as set forth in Article 1.A, above), except as provided in Section 5.3 of the Tenant Work Letter, Landlord shall not be subject to any liability for its failure to do so, and such failure shall not affect the validity of the Lease nor the obligations of Tenant hereunder. Landlord and Tenant hereby stipulate that the Premises contains the number of square feet specified in Article 1.B of the Basic Lease Provisions. Landlord may deliver to Tenant a Commencement Letter in a form substantially similar to that attached hereto as Exhibit “C”, which Tenant shall execute and return to Landlord within fifteen (15) days of receipt thereof. Failure of Tenant to timely execute and deliver the Commencement Letter shall constitute acknowledgement by Tenant that the statements included in such notice are true and correct, without exceptions.

ARTICLE 3

RENTAL

(a) Basic Rental. Tenant agrees to pay the Landlord during the Term hereof, at Landlord’s office or to such other person or at such other place as directed from time to time by written notice to Tenant from Landlord, the initial monthly and annual sums as set forth in Article 1.C. of the basic Lease Provisions, payable in advance on the first (1st) day of each calendar month, without demand, setoff of deduction, and in the even this Lease commences or the date of expiration of this Lease occurs other than on the first (1st) day or last day of a calendar month, the rent for such month shall be prorated. Notwithstanding the foregoing, the first full month’s Basic Rental shall be paid to Landlord in accordance with Article 1.J. of the Basic Lease Provisions.

(b) Increase in Direct Costs. The term “Base Year” means the calendar year set forth in Article 1.D. of the Basic Lease Provisions. If, in any calendar year during the Term of this

Lease, the “Direct Costs” (as hereinafter defined) paid or incurred by Landlord shall be higher than the Direct Costs for the Base Year, Tenant shall pay an additional sum for each such subsequent calendar year equal to the product of the amount set forth in Article 1.E. of the Basic Lease Provisions multiplied by such increased amount of “Direct Costs.” In the event either the Premises and/or the Project is expanded or reduced, the Tenant’s Proportionate Share shall be appropriately adjusted, and as to the calendar year in which such change occurs, Tenant’s Proportionate Share for such calendar year shall be determined on the basis of the number of days during that particular calendar year that such Tenant’s Proportionate Share was in effect. In the event this Lease shall terminate on any date other than the last day of a calendar year the additional sum payable hereunder by Tenant during the calendar year in which this Lease terminates shall be prorated on the basis of the relationship which the number of days which have elapsed from the commencement of said calendar year to and including said date on which this Lease terminates bears to three hundred sixty five (365). Any and all amounts due and payable by Tenant pursuant to this Lease (other than Basic Rental) shall be deemed “Additional Rent” and Landlord shall be entitled to exercise the same rights and remedies upon default in these payments as Landlord is entitled to exercise with respect to defaults in monthly Basic Rental payments.

(c) Definitions. As used herein the term “Direct Costs” shall mean the sum of the following:

(i) “Tax Costs”, which shall mean any and all real estate taxes and other similar charges on real property or improvements, assessments, water and sewer charges, and all other charges assessed, reassessed or levied upon the Project and appurtenances thereto and the parking or other facilities thereof, or the real property thereunder (collectively the “Real Property” or attributable thereto or on the rents, issues, profits or income received or derived therefrom which are assessed, reassessed or levied by the United States, the State of California or any local government authority or agency or any political subdivision thereof and shall include Landlord’s reasonable legal fees, costs and disbursements incurred in connection with proceedings for reduction of Tax Costs or any part thereof; provided, however if at any time after the date of the Lease the methods of taxation now prevailing shall be altered so that in lieu of or as a supplement to or substitute for the whole or any part of any Tax Costs, there shall be assessed, reassessed or levied (a) a tax, assessment, reassessment, levy imposition or charge wholly or partially as a net income, capital or franchise levy or otherwise on the rents, issues, profits or income derived therefrom, or (b) a tax, assessment reassessment, levy (including but not limited to any municipal, state, or federal levy), imposition or charge measured by or based in whole or in part upon the Real Property and imposed upon Landlord, then except to the extent such items are payable by Tenant under Article 6 below, such taxes, assessments, reassessments or levies or the part thereof so measured or based, shall be deemed to be included in the term “Direct Costs.” Tax Costs includable in Direct Costs shall be reduced to the extent that Landlord prevails in any proceeds for a reduction of such charges, provided that (A) Tax Costs shall only include Landlord’s legal fees incurred in connection with such proceedings to the extent such proceedings are reasonably expected to result in a reduction of Tax Costs, and (B) in no event shall Tax Costs included in Direct Costs for any year subsequent to the Base Year be less than the amount of Tax Costs included in Direct Costs for the Base Year (in such case Tenant shall not be responsible for the payment of any Tax Costs for such subsequent year). In addition, when calculating Tax Costs for the Base Year, special assessments shall only be deemed included in Tax Costs for Base Year to the extent that such special assessments are included in Tax Costs for the applicable subsequent calendar year during the Term. Any real estate tax assessments which are payable in installments shall be included in Tax Costs as if such costs were paid over the maximum number of installments permitted by law.

(ii) “Operating Costs”, which shall mean all costs and expenses incurred by Landlord in connection with the maintenance, operation, replacement, ownership and repair of the Project, the equipment, the intrabuilding cabling and wiring, adjacent walks, malls and landscaped and common areas and the parking structure, areas and facilities of the Project, including but not limited to, salaries, wages, medical surgical and general welfare benefits and pension payments, payroll taxes, fringe benefits, employment taxes, workers’ compensation, uniforms and dry cleaning thereof for all persons who perform duties connected with the operation, maintenance and repair of the Project, its equipment, the intrabuilding cabling and wiring and the adjacent walks and landscaped areas, including janitorial, gardening, security, parking, operation engineer, elevator, painting, plumbing, electrical carpentry, heating, ventilation, air conditioning, window washing, hired services, a reasonable allowance for depreciation of the cost of acquiring or the rental expense of personal property used in the maintenance, operation and repair of the Project, accountant’s fees incurred in the preparation of rent adjustment statements, legal fees, real estate tax consulting fees, personal property taxes on property used in the maintenance and operation of the Project, fees, costs, expenses or dues payable pursuant to the terms of any covenants, conditions or restrictions or owners’ association pertaining to the Project, capital expenditures incurred where the economies reasonably expected to be achieved each year are in excess of the reasonably expected annual amortized cost of such expenditure and capital expenditures required by governmental regulations, law, or ordinances not in effect as of the Commencement Date and costs incurred (capital or otherwise) on a regular recurring basis every three (3) or more years for certain maintenance projects (e.g. parking lot slurry coat or replacement of lobby and elevator cab carpeting), provided that any such permitted capital improvements shall be amortized over the reasonably determined useful life of the capital improvement and the amount considered as Operating Costs in any one (1) year shall be limited to the amount of such yearly amortization; the cost of all charges for electricity, gas water and other utilities furnished to the Project, including any taxes thereon; the cost of all charges for fire and extended coverage, liability and all other insurance in connection with the Project carried by Landlord; the cost of all building and cleaning supplies and materials; the cost of all charges for cleaning, maintenance and service contracts and other services with independent contractors and administration fees; a property management fee (which fee may be inputed if Landlord has internalized management or otherwise acts as its own property manager) and license, permit and inspection fees relating to the Project. In the event, during any calendar year, the Project is less than ninety-five percent (95%) occupied at all times, Operating Costs shall be adjusted to reflect the Operating Costs of the Project as though ninety-five percent (95%) were occupied at all times, and the increase or decrease in the sums owed hereunder shall be based upon such Operating Costs as so adjusted. In no event shall costs for any item of utilities included in Direct Costs for any year subsequent to the Base Year be less than the amount included in Direct Costs for the Base Year for such utility item. Notwithstanding anything to the contrary set forth in this Article 3, when calculating Operating Costs for the Base Year, unless Operating Costs for the applicable subsequent calendar year include the applicable following items, Operating Costs shall exclude (a) increases due to extraordinary circumstances including, but not limited to, labor-related boycotts and strikes, utility rate hikes, utility conservation surcharges, or other surcharges, insurance premiums resulting for terrorism coverage, catastrophic events and/or the management of environmental risks, and (b) amortization of any capital items including, but not limited to, capital improvements, capital repairs and capital replacements (including such amortized costs where the actual improvement, repair or replacement was made in prior years).

Notwithstanding anything to the contrary contained herein, the aggregate Controllable Operating Costs, as that term is defined below, shall not increase more than six percent (6%) in any calendar year over the maximum amount of Controllable Operating Costs chargeable for the immediately preceding calendar year, with no limit on the Controllable Operating Costs during the Base Year (i.e. the actual Controllable Operating Costs for the Base Year shall be the maximum amount for the base Year for purposes of this provision). “Controllable Operating Costs” shall mean all Direct Costs except Tax Costs, utility charges and insurance charges.

In addition, notwithstanding anything above to the contrary, Operating Costs shall not include (1) the cost of providing any service directly to and paid directly by any tenant (outside of such tenant’s Direct Cost payments); (2) the cost of any items for which Landlord is reimbursed by insurance proceeds, condemnation awards, ad tenant of the Project, or otherwise to the extent so reimbursed; (3) any real estate brokerage commissions or other costs incurred in procuring tenants, or any fee in lieu of commission; (4) amortization of principal and interest on mortgages or ground lease payments (if any); (5) costs of items considered capital repairs, replacements, improvements and equipment under generally accepted accounting principles consistently applied except as expressly included in Operating Costs pursuant to the definition above; (6) costs incurred by Landlord due to the violation by Landlord or any tenant of the terms and conditions of any lease of space in the Project or any law, code, regulation, ordinance or the like; (7) any compensation paid to clerks, attendants or other persons in commercial concessions operated by Landlord (other than in the parking facility for the Project); (8) costs incurred in connection with upgrading the Project to comply with disability, life, seismic, fire and safety codes, ordinances, statutes, or other laws in effect prior to the Commencement Date, including without limitation, the then applicable requirements of the Americans with Disabilities Act (“ADA”), including penalties or damages incurred due to such non-compliance; (9) bad debt expenses and interest, principal, points and fees on debts (except in connection with the financing of items which may be included in Operating Costs); (10) marketing costs, including those costs described in (3) above, attorneys’ fees in connection with the negotiation and preparation of letters, deal memos, letters of intent, leases, subleases and/or assignments, space planning costs, and other costs and expenses incurred in connection with lease, sublease and/or assignment negotiations and transactions with present or prospective tenants or other occupants of the Project, including attorneys’ fees and other costs and expenditures incurred in connection with disputes with present or prospective tenants or other occupants of the Project; (11) costs, including permit, license and inspection costs, incurred with respect to the installation of other tenants’ or occupants’ improvements made for tenants or other occupants in the Project or incurred in renovating or otherwise improving, decorating, painting or redecorating vacant space for tenants or other occupants in the Project; (12) any costs expressly excluded from Operating Costs elsewhere in this Lease; (13) costs of any items (including, but not limited to, costs incurred by Landlord for the repair of damage to the Project) to the extend Landlord receives reimbursement form insurance proceeds or from a third party (except that any deductible amount under any insurance policy shall be included within Operating Costs); (14) (18) rentals and other related expenses for leasing an HVAC systems, elevators, or other items (except when needed in connection with normal repairs and maintenance of the Project) which if purchased, rather than rented, would constitute a capital improvement not included in Operating Costs pursuant to this Lease; (15) depreciation, amortization and interest payments, except as specifically included in Operating Costs pursuant to the terms of this Lease and except on materials, tools, supplies and vendor-type equipment purchased by Landlord to enable Landlord to supply services Landlord might otherwise contract for with a third party, where such depreciation, amortization and interest payments would otherwise have been included in the charge for such third party’s services, all as determined in accordance with generally accepted accounting principles, consistently applied, and when depreciation or amortization is permitted or required the item shall be amortized over its reasonably anticipated useful life; (16) expenses in connection with services or other benefits which are not offered to Tenant or for which Tenant is charged for directly but which are provided to another tenant or occupant of the Project, without charge; (17) electric power costs or other utility costs for which any tenant directly contracts with the local public service company (but Landlord shall have the right to “gross up” as if such space was vacant); (18) costs incurred in connection with the operation of retail stores selling merchandise and restaurants in the Project to the extent such costs are in excess of the costs Landlord reasonably estimates would have been incurred had such space been used for general office use; (19) costs (including in connection therewith all attorneys’ fees and costs of settlement, judgments and/or payments in lieu thereof) arising from claims, disputes or potential disputes in connection with potential or actual claims litigation or arbitrations pertaining to Landlord and/or the Project, other than such claims or disputes respecting any services or equipment used in the operation of the Building by Landlord; (20) costs associated with the operation of the business of the partnership which constitutes Landlord as the same are distinguished from the costs of operation of the Project; (21) costs incurred in connection with the original construction of the Project; (22) costs of correcting defect in or inadequacy of the initial design or construction of the Project; (23) costs incurred to (i) comply with laws relating to the removal of any “Hazardous Material,” as that term is defined in Article 28 of this Lease, which was in existence on the Project prior to the Commencement Date, and was of such a nature that a federal, state or municipal governmental authority, if it had then had knowledge of the presence of such Hazardous Material, in the state, and under the conditions that it then existed on the Project, would have then required the removal of such Hazardous Material or other remedial or containment action with respect thereto, and (ii) remove, remedy, contain, or treat any Hazardous Material, which Hazardous Material is brought onto the Project after the date hereof by Landlord or any other tenant of the Project and is of such a nature, at that time, that a federal, state or municipal governmental authority, if it had then had knowledge of the presence of such Hazardous Material, in the state, and under the conditions, that it then exists on the Project, would have then required the removal of such Hazardous Material or other remedial or containment action with respect thereto; (24) costs incurred due to violation by Landlord or any tenant of the terms and conditions of any lease; (25) any overhead and/or profit increment paid to Landlord or to subsidiaries of affiliates of Landlord for services or materials in the Project to the extent the same exceeds the amount which would generally be expected to be the cost of such services or materials rendered or provided by comparably qualified unaffiliated third parties; (26) any reserves for equipment or capital replacement; and (27) Landlord’s costs of any services sold or provided to tenants or other occupants to the extent Landlord is entitled to be reimbursed by such tenants or other occupants as an additional charge or rental (other than pursuant to a comparable Direct Cost provision under the lease or other agreement with such tenant or other occupant).

(d) Determination of Payment

(i) If for any calendar year ending or commencing within the Term, Tenant’s Proportionate Share of Direct Costs for such calendar year exceeds Tenant’s Proportionate Share of Direct Costs for the Base Year, then Tenant shall pay to Landlord, in the manner set forth in Sections 3(d)(ii) and (iii), below, and as Additional Rent, an amount equal to the excess (the “Excess”).

(iii) Landlord shall give Tenant a yearly expense estimate statement (the “Estimate Statement”) which shall set forth Landlord’s reasonable estimate (the “Estimate”) of what the total amount of Direct Costs for the then-current calendar year shall be and the estimated Excess (the “Estimated Excess”) as calculated by comparing Tenant’s Proportionate Share of Direct Costs for such calendar year which shall be based upon the Estimate, to Tenant’s Proportionate Share of Direct Costs for the Base Year. Landlord shall use reasonable efforts to provide the Estimate Statement on or before June 30 of each year after the Base Year; however, the failure of Landlord to timely furnish the Estimate Statement for any calendar year shall not preclude Landlord from subsequently enforcing its rights to collect any Estimated Excess under this Article 3, once such Estimated Excess has been determined by Landlord. If pursuant to the Estimated Statement an Estimated Excess is calculated for the then-current calendar year, Tenant shall pay, with its next installment of Monthly Basic Rental due, a fraction of the Estimated Excess for the then-current calendar year (reduced by any amounts paid pursuant to the last sentence of this Section 3(d)(ii)). Such fraction shall have as its numerator the number of months which have elapsed in such current calendar year to the month of such payment, both months inclusive, and shall have twelve (12) as its denominator. Until a new Estimate Statement is furnished, Tenant shall pay monthly, with the Monthly Basic Rental installments, an amount equal to one-twelfth (1/12) of the total Estimated Excess set forth in the previous Estimate Statement delivered by the Landlord to Tenant.

(iii) In addition, Landlord shall endeavor to give to Tenant as soon as reasonably practicable following the end of each calendar year, a statement (the “Statement”) which shall state the Direct Costs incurred or accrued for such preceding calendar year, and which shall indicate the amount, if any, of the Excess. Upon receipt of the Statement for each calendar year during the Term, if amounts paid by Tenant as Estimated Excess are less than the actual Excess as specified on the Statement, Tenant shall pay, with its next installment of monthly Basic Rental due, the full amount of the Excess for such calendar year, less the amounts, if any, paid during such calendar year as Estimated Excess. If, however, the Statement indicates that amounts paid by Tenant as Estimated Excess are greater than the actual Excess as specified on the Statement, such overpayment shall be credited against Tenant’s next installments of Estimated Excess. Landlord shall use reasonable efforts to provide the Statement on or before June 30 of each year after the Base Year and shall in any event provide the Statement on or before December 31 of each year after the Base Year; however, the failure of Landlord to timely furnish the Statement for any calendar year shall not prejudice Landlord from enforcing its rights under this Article 3 for a period of two (2) years after the expiration of the calendar year for which the Statement applies, except where the failure to timely furnish the Statement as to any particular item includable in the Statement is beyond Landlord’s reasonable control (e.g. tax assessments that are late in arriving from the assessor), in which case such two (2) year limit shall not be applicable. Even though the Term has expired and Tenant has vacated the Premises, when the final determination is made of Tenant’s Proportionate Share of the Direct Costs for the calendar year in which this Lease terminates, if an Excess is present, Tenant shall immediately pay to Landlord an amount as calculated pursuant to the provisions of this Section 3(d). The provisions of this Section 3(d)(iii) shall survive the expiration or earlier termination of the Term.

(iv) If the Project is a part of a multi-building development, those Direct Costs attributable to such development as a whole (and not attributable solely to any individual building therein) shall be allocated by Landlord to the Project and to the other buildings within such development on an equitable basis.

(e) Audit Right. Within one hundred twenty (123) days after receipt of a Statement by Tenant (“Review Period”), if Tenant disputes the amount set forth in the Statement, Tenant’s employees or an independent certified public accountant (which accountant is a member of a nationally or regionally recognized accounting firm and is not retained on a contingency fee basis), designated by Tenant, may, after reasonable notice to Landlord and at reasonable times, inspect Landlord’s records at Landlord’s offices, provided that Tenant is not then in default after expiration of all applicable cure periods (although Tenant shall be entitled to make payments “under protest” thereby preserving Tenant’s right to contest such payments) and provided further that Tenant and such accountant or representative shall, and each of the shall use their commercially reasonable efforts to cause their respective agents and employees to, maintain all information contained in Landlord’s records in strict confidence. Notwithstanding the foregoing, Tenant shall only have the right to review Landlord’ records one (1) time during any twelve (12) month period. Tenant’s failure to dispute the amounts set forth in any Statement within the Review Period shall be deemed to be Tenant’s approval of such Statement and Tenant, thereafter, waives the right or ability to dispute the amounts set forth in such Statement. If after such inspection, nut within thirty (30) days after the Review Period, Tenant notifies Landlord in writing that Tenant still disputes such amounts, a certification as to the proper amount shall be made in accordance with Landlord’s standard accounting practices, at Tenant’s expense, by an independent certified public accountant selected by Landlord and who is a member of a nationally or regionally recognized accounting firm. Landlord shall cooperate in good faith with Tenant and the accountant to show Tenant and the accountant the information upon which the certification is to be based. However, if such certification by the accountant proves that the Direct Costs set forth in the Statement were overstated by more than ten percent (10%), then the cost of the accountant and the cost of such certification shall be paid by the Landlord. Promptly following the parties receipt of such certification, the parties shall make such appropriate payments or reimbursements, as the case may be, to each other, as are determined to be owing pursuant to such certification.

ARTICLE 4

SECURITY DEPOSIT

Tenant has deposited with Landlord the sum set forth in Article 1.F. of the Basic Lease Provisions as security for the full and faithful performance of every provision of this Lease to be performed by Tenant. If Tenant breaches any provision of this Lease, including but not limited to the payment of rent, Landlord may use all or any part of this security deposit for the payment of any rent or any other sums in default, or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant’s default. If any portion of said deposit is so used or applied, Tenant shall, within five (5) days after written demand therefore, deposit cash with Landlord in an amount sufficient to restore the security deposit to its full amount. Tenant agrees that Landlord shall not be required to keep the security deposit in trust, segregate it or keep it separate from Landlord’s general funds, but Landlord may commingle the security deposit with its general funds and Tenant shall not be entitled to interest on such deposit. At the expiration of the Term, or earlier termination of this Lease (including any termination under Article 33 below), and provided there exists no default by Tenant hereunder, the security deposit or any balance thereof shall be returned to Tenant (or, at Landlord’s option, to Tenant’s “Transferee”, as such term is defined in Article 15 below), provided that subsequent to the expiration of this Lease, Landlord may retain from said security deposit (i) an amount reasonably estimated by Landlord to cover potential Direct Cost reconciliation payments due with respect to the calendar year in which this Lease terminates or expires (such amount so retained shall not, in any event, exceed ten percent (10%) of estimated Direct Cost payments due from Tenant for amounts so retained and not applied to such reconciliation shall be returned to Tenant within thirty (30) days after Landlord’s delivery of the Statement for such calendar year),(ii) any and all amounts reasonably estimated by Landlord to cover the anticipated costs to be incurred by Landlord to remove any signage provided to Tenant under this Lease, to remove cabling and other items required to be removed by Tenant under Section 29(b) below and to repair any damage caused by such removal (in which case any excess amount so retained by Landlord shall be returned to Tenant within thirty (30) days after such removal and repair), and (iii) any and all amounts permitted by law or this Article 4. Notwithstanding anything to the contrary contained in this Article 4, in the event that the Tenant, at the expiration of the twelfth (12th) and thirteenth (13th) full calendar months of the Lease Term is not in default of any of its obligations under this Lease after expiration of applicable cure periods, Landlord shall reduce the amount of the Security Deposit by the amount of the monthly Basic Rental due and payable to Landlord for such months and Landlord shall apply such amounts against Tenant’s monthly Basic Rental obligations for such months. Tenant hereby waives the provisions of Section 1950.7 of the California Civil Code and all other provisions of law, now or hereafter in effect, which provide that Landlord may claim form a security deposit only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by Tenant or to clean the Premises, it being agreed that Landlord may, in addition, claim those sums specified in this Article 4 above, all of Landlord’s damages under this Lease and California law including, but not limited to any damages accruing upon termination of this Lease in accordance with this Lease and Section 1951.2 of the California Civil Code and/or those sums reasonably necessary to compensate Landlord for any other loss or damage, foreseeable or unforeseeable, caused by the acts or omissions of Tenant or any officer, employee, agent, contractor or invite of Tenant.

ARTICLE 5

HOLDING OVER

Should Tenant, without Landlord’s written consent, hold over after termination of this Lease, Tenant shall become a tenant at sufferance upon each and all of the terms herein provided as may be applicable to such a tendency and any such holding over shall not constitute an extension of this Lease. During such holding over, Tenant shall pay in advance, monthly, Basic Rental at a rate equal to one hundred fifty percent (150%) of the rate in effect for the last month of the Term of this Lease, in addition to, and not in lieu of, all other payments required to be made by Tenant hereunder including but not limited to Tenant’s Proportionate Share of any increase in Direct Costs. Nothing contained in this Article 5 shall be construed as consent by Landlord to any holding over of the Premises by Tenant, and Landlord expressly reserves the right to require Tenant to surrender possession of the Premises to Landlord as provided in this Lease upon the expiration or early termination of this Lease, Tenant agrees to indemnify, defend, and hold Landlord harmless from all costs, loss, expense or liability, including without limitation, claims made by any succeeding tenant and real estate brokers claims and attorney’s fees and costs.

ARTICLE 6

OTHER TAXES

Tenant shall pay, prior to delinquency, all taxes assessed against or levied upon trade fixtures, furnishings, equipment and all other personal property of Tenant located in the Premises. In the event any or all of Tenant’s trade fixtures, furnishings, equipment and other personal property shall be assessed and taxed with property of Landlord, or if the cost or value of any leasehold improvements in the Premises exceeds the cost or value of a Project-standard buildout as determined by Landlord and, as a result, real property taxes for the Project are increased, Tenant shall pay to Landlord, within ten (10) days after delivery to Tenant by Landlord of a written statement setting forth such amount, the amount of such taxes applicable to Tenant’s property or above-standard improvements. Tenant shall assume and pay to Landlord at the time Basic Rental next becomes due (or if assessed after the expiration of the Term, then within ten (10) days), any excise, sales, use, rent, occupancy, garage, parking, gross receipts or other taxes (other than net income taxes) which may be assessed against or levied upon Landlord on account of the letting of the Premises or the payment of Basic Rental or any other sums due or payable hereunder, and which Landlord may be required to pay or collect under any law now in effect or hereafter enacted. In addition to Tenant’s obligation pursuant to the immediately preceding sentence, Tenant shall pay directly to the party or entity entitled thereto all business license fees, gross receipts taxes and similar taxes and impositions which may from time to time be assessed against or levied upon Tenant, as and when the same become due and before delinquency. Notwithstanding anything to the contrary contained herein, any sums payable by Tenant under this Article 6 shall not be included in the computation of “Tax Costs.”

ARTICLE 7

USE

Tenant shall use and occupy the Premises only for the use set forth in Article 1.G of the Basic Lease Provisions and shall not use or occupy the Premises or permit the same to be used or occupied for any other purpose without the prior written consent of Landlord, which consent may be given or withhold in Landlord’s sole and absolute discretion, and Tenant agrees that it will use the Premises in such a manner so as not to interfere with or infringe upon the rights of other tenants or occupants in the Project. Tenant shall at its sole cost and expense, promptly comply with all laws, statues, ordinances, governmental regulations or requirements now in force or which may hereafter be in force relating to or affecting (i) the condition, use or occupancy of the Premises or the Project (excluding structural changes to the Project not related to Tenant’s particular use of the Premises), and (ii) improvements installed or constructed in the Premises by or for the benefit of Tenant. Tenant shall not permit more than size (6) people per one thousand (1,000) rentable square feet of the Premises to occupy the Premises at any time. Tenant shall not do or permit to be done anything which would invalidate or increase the cost of any fire or extend coverage insurance policy covering the Project and/or the property located therein and Tenant shall comply with all rules, orders, regulations and requirements of any organization which sets out standards, requirements or recommendations commonly referred to by major fire insurance underwriters, and Tenant shall promptly upon demand reimburse Landlord for any additional premium charges for any such insurance policy assessed or increased by reason of Tenant’s failure to comply with the provisions of this Article.

ARTICLE 8

CONDITION OF PREMISES

Landlord shall ensure that the systems of the project serving the Premises are in good working order as of the Commencement Date. Tenant hereby agrees that except as provided in this Article 8 above and in the Tenant Work Letter attached hereto as Exhibit “D” and made a part hereof, the Premises shall be taken “as is”, “with all faults”, “without any representations or warranties”, and Tenant hereby agrees and warrants that it has investigated and inspected the condition of the Premises and the suitability of same for Tenant’s purposes, and Tenant does hereby waive and disclaim any objection to, cause of action based upon, or claim that its obligations hereunder should be reduced or limited because of the condition of the Premises or the Project or the suitability of same for Tenant’s purposes. Tenant acknowledges that neither Landlord nor any agent nor any employee of Landlord has made any representations or warranty with respect to the Premises or the Project or with respect to the suitability of either for the conduct of the Tenant’s business and Tenant expressly warrants and represents that Tenant has relied solely on its own investigation and inspection of the Premises and the Project in its decision to enter into this Lease and let the Premises in the above-described condition. The Premises shall be initially improved as provided in, and subject to the Tenant Work Letter. The existing leasehold improvements in the Premises as of the date of the Lease, together with the Improvements (as defined in the Tenant Work Letter) may be collectively referred to herein as the “Tenant Improvements.” Subject to the completion/correction of “punch list” items as provided in Section 6.4 of the Tenant Work Letter, the taking of possession of the Premises by Tenant shall conclusively establish that the Premises and the Project were at such time in satisfactory condition. Tenant hereby waives subsection 1 of Section 1932 and Sections 1941 and 1942 of the Civil Code of California or any successor provision of law.

ARTICLE 9

REPAIRS AND ALTERATIONS

(a) Landlord’s Obligations. Landlord shall maintain the structural portions of the Project, including the foundation, floor/ceiling slabs, roof, curtain wall, exterior glass, columns, beams, shafts, stairs, stairwells, elevator cabs and common areas, and shall also maintain and repair the basic mechanical, electrical, life safely, plumbing sprinkler systems and heating, ventilating and air-conditioning systems (provided, however, that Landlord’s obligation with respect to any such system shall be to repair and maintain those portions of the system located in the core of the Project or in other areas outside of the Premises, but Tenant shall be responsible to repair and maintain any distribution of such systems throughout the Premises).

(b) Tenant’s Obligations. Except as expressly provided as Landlord’s obligation in this Article 9, Tenant shall keep the Premises in good condition and repair, reasonable wear and tear excepted. All damage or injury to the Premises or the Project resulting from the act of negligence of Tenant, its employees, agents or visitors, guests, invitees or licensees or by the use of the Premises, shall be promptly repaired by Tenant at its sole cost and expense, to the satisfaction of Landlord; provided, however, that for damage to the Project as a result of casualty or for any repairs that may impact the mechanical, electrical plumbing, heating, ventilation or air-conditioning systems of the Project, Landlord shall have the right (but not the obligation) to select the contractor and oversee all such repairs. Landlord may make any repairs which are not promptly made by Tenant after Tenant’s receipt of written notice and the reasonably opportunity of Tenant to make said repair within five (5) business days from receipt of said written notice, and charge Tenant for the cost thereof, which cost shall be paid by Tenant within five (5) days from invoice from Landlord. Tenant shall be responsible for the design and function of all non-standard improvements of the Premises, whether or not installed by Landlord at Tenant’s request. Tenant waives all rights to make repairs at the expense of Landlord, or to deduct the cost thereof from the rent.

(c) Alterations. Tenant shall make no alterations, installations, changes or additions in or to the Premises or the Project (collectively, “Alterations”) without Landlord’s prior written consent, which shall not be unreasonably withheld. Notwithstanding anything to the contrary contained herein, Tenant may make strictly cosmetic changes to the finish work in the Premises (the “Cosmetic Alterations”), without Landlord’s consent, provided that the aggregate cost of any such alterations does not exceed $25,000.00 in any twelve (12) month period, and further provided that such alterations do not (i) require any structural or other substantial modification to the Premises, (ii) require any changes to, nor adversely affect, the systems and equipment of the Project, or (iii) affect the exterior appearance of the Project. If the contractor(s) for any such Cosmetic Alterations could potentially place a lien on the Project, Tenant shall give Landlord at least fifteen (15) days prior notice of such Cosmetic Alterations, which notice shall be accompanied by reasonably adequate evidence that such changes meet the criteria contained in this Section 9(c). Any alterations approved by Landlord must be performed in accordance with the terms hereof, using only contractors or mechanics approved by Landlord in writing and upon the approval by Landlord in writing of fully detailed and dimensioned plans and specifications pertaining to the Alterations in questions, to be prepared and submitted by Tenant at its sole cost and expense. Tenant shall at its sole cost and expense obtain all necessary approvals and permits pertaining to any Alterations approved by Landlord. Tenant shall cause all Alterations to be performed in a good a workmanlike manner, in conformance with all applicable federal, state, county and municipal laws, rules and regulations, pursuant to a valid building permit, and in conformance with Landlord’s construction rules and regulations. If Landlord, in approving any Alterations, specifies a commencement date therefor, Tenant shall not commence any work with respect to such Alterations prior to such date. Tenant hereby agrees to indemnify, defend, and hold Landlord free and harmless from all liens and claims of lien, and all other liability, claims and demands arising out of any work done or material supplied to the Premises by or at the request of Tenant in connection with any Alterations.

(d) Insurance; Liens. Prior to the commencement of any Alterations, Tenant shall provide Landlord with evidence that Tenant carries “Builder’s All Risk” insurance in an amount approved by Landlord covering the construction of such Alterations, and such other insurance as Landlord may reasonably require, it being understood that all such Alterations shall be insured by Tenant pursuant to Article 14 of this Lease immediately upon completion thereof. In addition, Landlord may, in its discretion, require Tenant to obtain a lien and completion bond or some alternate form of security satisfactory to Landlord in an amount sufficient to ensure the lien free completion of such Alterations and naming Landlord as a co-obligee.

(e) Cost and Fees; Removal. IF permitted Alterations are made, they shall be made at Tenant’s sole cost and expense and shall be and become the property of Landlord, except that Landlord may, by written notice to Tenant given at the time of Tenant’s request for consent to such Alteration (provided Tenant requests that Landlord make such determination at the time of Tenant’s request for consent), require Tenant at Tenant’s expense to remove all partitions, counters, railings, cabling and other Alterations installed by Tenant, and to repair any damage to the Premises and the Project caused by such removal. Any and all costs attributable to or related to the applicable building codes of the city in which the Project is located (or any other authority having jurisdiction over the Project) arising from Tenant’s plans, specifications, improvements, Alterations or otherwise shall be paid by Tenant at its sole cost and expense. With regard to repairs, Alterations or any other work arising from or related to this Article 9, Landlord shall be entitled to receive an administrative/coordination fee (which fee shall vary depending upon whether or not Tenant orders the work directly from Landlord) sufficient to compensate the Landlord’s involvement with such work. The construction of initial improvements to the Premises shall be governed by the terms of the Tenant Work Letter and not the terms of this Article 9.

ARTICLE 10

LIENS

Tenant shall keep the Premises and the Project free from any mechanics’ liens, vendors liens or any other liens arising out of any work performed, materials furnished or obligations incurred by Tenant, and Tenant agrees to defend, indemnify and hold Landlord harmless from and against any such lien or claim of action thereon, together with costs of suit and reasonable attorneys’ fees and costs incurred by Landlord in connection with any such claim or action. Before commencing any work of alteration, addition or improvement to the Premises (other than Cosmetic Alterations), Tenant shall give Landlord at least ten (10) business days’ written notice of the proposed commencement of such work (to afford Landlord an opportunity to post appropriate notices of non-responsibility. In the even that there shall be recorded against the Premises or the Project or the property of which the Premises is a part any claim or lien arising out of any such work performed, materials furnished or obligations incurred by Tenant and such claim or lien shall not be removed or discharged within ten (10) days of filing, Landlord shall have the right but not the obligation to pay and discharge said lien without regard to whether such lien shall be lawful or correct, or to require that Tenant promptly deposit with Landlord in cash, lawful money of the United States, one hundred fifty percent (150%) of the amount of such claim, which sum may be retained by Landlord until such claim shall have been removed of record or until judgment shall have been rendered on such claim and such judgment shall have become final, at which time Landlord shall have the right to apply such deposit in discharge of the judgment on said claim and any costs, including attorneys’ fees and costs incurred by Landlord, and shall remit the balance thereof to Tenant.

ARTICLE 11

PROJECT SERVICES

(a) Basic Services. Landlord agrees to furnish to the Premises, at a cost to be included in Operating Costs, from 8:00 a.m. to 6:00 pm. Mondays through Fridays and 8:00 a.m. to noon on Saturdays, excepting local and national holidays, air conditioning and heat all in such reasonable quantities as in the judgment of Landlord is reasonably necessary for the comfortable occupancy of the Premises. In addition, Landlord shall proved electric current for normal lighting and normal office machines, elevator service and water on the same floor as the Premises for lavatory and drinking purposes in such reasonable quantities as in the judgment of Landlord is reasonably necessary for general office use and in compliance with applicable codes. To the extent reasonably determined by Landlord to be practicable, all such electricity (including, without limitation, electricity in order to power the heating, ventilation and air conditioning system serving the Premises), shall be separately metered or submetered and Tenant shall make payment directly to the entity providing such electricity if such separate meters are installed. If, however, separate meters are not installed and the Premises are submetered or are jointly metered, then Landlord shall determine and Tenant shall pay the amount reasonably determined by Landlord to be Tenant’s equitable share of the monthly charge for such electricity, as Additional Rent. Tenant shall be solely responsible for retaining a bonded janitorial company to provide janitorial service to the Premises on a regular basis as reasonably approved by Landlord and Landlord shall have no obligation to provide janitorial services to the Premises. Tenant shall comply with all rules and regulations which Landlord may establish for the proper functioning and protection of the common area air conditioning, heating, elevator, electrical, intrabuilding cabling and wiring and plumbing systems. Landlord shall not be liable for, and there shall be no rent abatement as a result of, any stoppage, reduction or interruption of any such services caused by governmental rules, regulations or ordinances, riot, strike, labor disputes, breakdowns, accidents, necessary repairs or other cause. Except as specifically provided in this Article 11, Tenant agrees to pay for all utilities and other services utilized by Tenant and any additional building services furnished to Tenant which are not uniformly furnished to all tenants of the Project, at the rate generally charged by Landlord to tenants of the Project for such utilities or services.

(b) Excess Usage. Tenant will not, without prior written consent of Landlord, use any apparatus or device in the Premises which will in any way increase the amount of electricity or water usually furnished or supplied for use of the Premises as general office space; nor connect any apparatus, machine or devise with water pipes or electric current (except through existing electrical outlets in the Premises), for the purpose of using electric current or water.

(c) Additional Electrical Service. IF Tenant shall require electric current in excess of that which Landlord is obligated to furnish under Section 11(a) above, Tenant shall first obtain the written consent of Landlord, which Landlord may refuse in its reasonable discretion; provided, however, that Tenant shall be responsible for the cost of any additional equipment required in order to provide such additional electric current.

(d) HVAC Balance. If any lights, machines or equipment (including but not limited to computers and computer systems and appurtenances) are used by Tenant in the Premise which materially affect the temperature otherwise maintained by the air conditioning system, or generate substantially more heat in the Premises than would be generated by the building standard lights and usual office equipment, Landlord shall have the right to install any machinery and equipment which Landlord reasonably deems necessary to restore temperature balance, including but not limited to modifications to the standard air conditioning equipment, and the cost thereof, including the cost of installation and any additional cost of operation and maintenance occasioned thereby, shall be paid by Tenant to Landlord upon demand by Landlord.

(e) Telecommunications. Upon request from Tenant from time to time, Landlord will provide Tenant with a listing of telecommunications and media service providers serving the Project, and Tenant shall have the right to contract directly with the providers of its choice. Landlord confirms to Tenant that SBC and Time Warner Telecom are currently providers serving the Project. If Tenant wishes to contract with or obtain service from any provider which does not currently serve the Project or wishes to obtain from an existing carrier services which will require the installation of additional equipment, such provider must, prior to providing service, enter into a written agreement with Landlord setting forth the terms and conditions of the access to be granted to such provider. In considering the installation of any new or additional telecommunications cabling or equipment at the Project, Landlord will consider all relevant factors in a reasonable and non-discriminatory manner, including, without limitation, the existing availability of services at the Project, the impact of the proposed installations upon the Project and its operations and the available space and capacity for the proposed installations. Landlord may also consider whether the proposed service may result in interference with or interruption of other services at the Project or the business operations of other tenants or occupants of the Project. In no event shall Landlord be obligated to incur any costs or liabilities in connection with the installation or delivery of telecommunication services or facilities at the Project. All such installations shall be subject to Landlord’s prior approval and shall be performed in accordance with the terms of Article 9. If Landlord approves the proposed installations in accordance with the foregoing, Landlord will deliver its standard form agreement upon request and will use commercially reasonable efforts to promptly enter into an agreement on reasonable and non-discriminatory terms with a qualified, licensed and reputable carrier confirming the terms of installation and operation of telecommunications equipment consistent with the foregoing.

(f) After-Hours Use. If Tenant requires heating, ventilation and/or air conditioning during times other than the times provided in Section 11 (a) above, Tenant shall give Landlord such advance notice as Landlord shall reasonably require and shall pay Landlord’s standard charge for such after-hours use.

(g) Reasonable Charges. Landlord may impose a reasonable charge for any utilities or services (other than electric current and heating, ventilation and/or air conditioning which shall be governed by Sections 11(c) and (f) above) utilized by Tenant in excess of the amount of type that Landlord reasonably determines is typical for general office use.

(h) Sole Electrical Representative. Tenant agrees that Landlord shall be the sole and exclusive representative with respect to, and shall maintain exclusive control over, the reception, utilization and distribution of electrical power, regardless of point or means of origin, use or generation. Tenant shall not have the right to contract directly with any provider of electrical power or services.

(i) Independent HVAC Unit. Tenant shall be entitled to have Landlord install, as an initial Improvement, a dedicated heating, ventilation and air conditioning unit (“Package Unit”)

within the Premises with specifications reasonably determined by Landlord and at Landlord’s sole cost and expense. If Tenant elects to install a Package Unit within the Premises, Landlord shall also install, at Landlord’s sole cost and expense, a separate meter or at Landlord’s option, submeter, in order to measure the amount of electricity furnished to such unit and Tenant shall be responsible for Landlord’s actual cost of supplying electricity to such unit as reflected by such meter or submeter, which amounts shall be payable on a monthly basis as Additionally Rent. Tenant shall be solely responsible for maintenance and repair of the Package Unit and such unit shall, at Landlord’s option, be considered to be a fixture within the Premises and shall remain upon the Premises upon the expiration or earlier termination of the Lease Term or any applicable Option Term.

ARTICLE 12

RIGHTS OF LANDLORD

(a) Right of Entry. Landlord and it agents shall have the right to enter the Premises at all reasonable times upon twenty-four (24) hours prior notice (except that no notice shall be required in the case of an emergency) for the purpose of examining or inspecting the same, serving or posting and keeping posted theron notices as provided by law, or which Landlord deems necessary for the protection of Landlord or the Project, showing the same to prospective tenants (during the last nine (9) months of the Lease Term), lenders or purchasers of the Project, in the case of an emergency, and for making such alterations, repairs, improvements or additions to the Premises or to the Project as Landlord may deem necessary or desirable. If Tenant shall not be personally present to open and permit entry into the Premises at any time when such an entry by Landlord is necessary or permitted hereunder, Landlord may enter by means of a master key, or may forcibly enter in the case of an emergency, in each even without liability to Tenant and without affecting this Lease.

(b) Maintenance Work. Landlord reserves the right from time to time, but subject to payment by and/or reimbursement from Tenant as otherwise provided herein: (i) to install, use, maintain, repair, replace, relocate and control for service to the Premise and/or other parts of the Project pipes, ducts, conduits, wires, cabling, appurtenant fixtures, equipment spaces and mechanical systems, wherever located in the Premises or the Project, (ii) to alter, close, or relocate any facility in the Premises or the common areas or otherwise conduct any of the above activities for the purpose of complying with a general place for fire/life safety for the Project or otherwise, and (iii) to comply with any federal, state or local law, rule or order. Landlord shall attempt to perform any such work with the least inconvenience to Tenant as is reasonably practicable, but in no event shall Tenant be permitted to withhold or reduce Basic Rental or other charges due hereunder as a result of same, make any claim for constructive eviction or otherwise make any claim against Landlord for interruption or interference with Tenant’s business and/or operations.

(c) Rooftop. If Tenant desires to use the rooftop of the Project for any purpose, including the installation of communication equipment to be used from the Premises, such rights will be granted in Landlord’s sole discretion and Tenant must negotiate the terms of any rooftop access with Landlord or the rooftop management company or lessee holding rights to the rooftop from time to time. Any rooftop access granted to Tenant will be at prevailing rates and will be governed by the terms of a separate written agreement or an amendment to this Lease.

ARTICLE 13

INDEMNITY; EXEMPTION OF LANDLORD FROM LIABILITY

(a) Indemnity. Tenant shall indemnify, defend and hold Landlord, Arden Realty, Inc., Arden Realty Limited Partnership, their subsidiaries, partners, affiliates and their respective officers, directors, employees and contractors (collectively, “Landlord Parties”) harmless from any and all claims arising from Tenant’s use of the Premises or the Project or from the conduct of its business or from any activity, work or thing which may be permitted or suffered by Tenant in or about the Premises or the Project and shall further indemnify, defend and hold Landlord and the Landlord Parties harmless from and against any and all claims arising from any breach or default in the performance of any obligation on Tenant’s part to be performed under this Lease or arising from any negligence or willful misconduct of Tenant or any of its agents, contractors, employees or invitees, patrons, customers or members in or about the Project and from any and all costs, attorneys’ fees and costs, expenses and liabilities incurred in the defense of any claim or any action or proceeding brought thereon, including negotiations in connection therewith. Tenant hereby assumes all risk of damage to property or injury to persons in or about the Premises from any cause, and Tenant hereby waives all claims in respect thereof against Landlord and the Landlord Parties, excepting where the damage is caused solely by the gross negligence or willful misconduct of Landlord or the Landlord Parties.

(b) Exemption of Landlord from Liability. Landlord and the Landlord Parties shall not be liable for injury to Tenant’s business, or loss of income therefrom, however occurring (including, without limitation, from any failure or interruption of services or utilities or as a result of Landlord’s negligence), or, except in connection with damage or injury resulting from the gross negligence or willful misconduct of Landlord or the Landlord Parties, for damage that may be sustained by the person, goods, wares, merchandise or property of Tenant, its employees, invitees, customers, agents, or contractors or any other person in, on or about the Premises directly or indirectly caused by or resulting from any cause whatsoever, including, but not limited to, fire, steam, electricity, gas, water, or rain which may leak or flow from or into any part of the Premises, or from the breakage, leakage, obstruction or other defects of the pipes, sprinklers, wires, appliances, plumbing, air conditioning, light fixtures, or mechanical or electrical systems, or from intrabuilding cabling or wiring, whether such damage or injury results from conditions arising upon the Premises or upon other portions of the Project or from other sources or places and regardless of whether the cause of such damage or injury or the means of repairing the same in inaccessible to Tenant. Landlord and the Landlord Parties shall not be liable to Tenant for any damages arising from any willful or negligent action or inaction of any other tenant of the Project.

(c) Security. Tenant acknowledges that Landlord’s election whether or not to provide any type of mechanical surveillance or security personnel whatsoever in the Project is solely within the Landlord’s discretion; Landlord and the Landlord Parties shall have no liability in connection with the provision, or lack, of such services, and Tenant hereby agrees to hold Landlord and Landlord Parties harmless with regard to any such potential claim. Landlord and the Landlord Parties shall not be liable for losses due to theft, vandalism, or like causes. Tenant shall defend, indemnify, and hold Landlord and Landlord Parties harmless from and such claims made by any employee, licensee, invitee, contractor, agent or other person whose presence in, on or about the Premises or the Project is attendant to the business of Tenant.

ARTICLE 14

INSURANCE

(a) Tenant’s Insurance. Tenant, shall at all times during the Term of this Lease, and at its own cost and expense, procure and continue in force the following insurance coverage: (i) Commercial General Liability Insurance, written on an occurrence basis, with a combined single limit for bodily injury and property damages of not less than Two Million Dollars ($2,000,000) per occurrence and Three Million Dollars ($3,000,000) in the annual aggregate, including products liability coverage if applicable, blanket contractual coverage including written contracts, and personal injury coverage, covering the performance of Tenant of the indemnity and exemption of Landlord from liability agreements set forth in Article 13 hereof; (ii) a policy of standard fire, extended coverage and special extended coverage insurance (all risks), including a vandalism and malicious mischief endorsement and sprinkler leakage coverage where sprinklers are provided in an amount equal to the full replacement value new without deduction for depreciation of all (A) Tenant Improvements, Alterations, fixtures and other improvements in the Premises, including but not limited to all mechanical, plumbing, heating, ventilating, air conditioning, electrical telecommunication and other equipment, systems and facilities, and (B) trade fixtures, furniture, equipment and other personal property installed by or at the expense of Tenant; (iii) Worker’s Compensation coverage as required by law; and (iv) business interruption, loss of income and extra expense insurance covering any failure or interruption of Tenant’s business equipment (including, without limitation, telecommunications equipment) and covering all other perils, failures or interruptions in an amount of not less than Five Hundred Thousand Dollars ($500,000.00). Tenant shall carry and maintain during the entire Term (including any option periods, if applicable), at Tenant’s sole cost and expense, increased amounts of the insurance required to be carried by Tenant pursuant to this Article 14 and such other reasonable types of insurance coverage in such reasonable amounts covering the Premises and Tenant’s operations therein, as may be reasonably required by Landlord, but Landlord shall only be entitled to require such increased amounts and/or other coverages if they are then generally required by owners of comparable office buildings in the San Diego, California area.

(b) Forms of Policies. The aforementioned minimum limits of policies and Tenant’s procurement and maintenance thereof shall in no event limit the liability of Tenant hereunder. The Commercial General Liability Insurance policy shall name Landlord, the Landlord Parties, Landlord’s property manager, Landlord’s lender(s) and such other persons or firms as Landlord specifies from time to time, as additional insureds with an appropriate endorsement to the policy(s). All such insurance policies carried by Tenant shall be with companies having a rating of not less than A-VIII in Best’s Insurance Guide. Tenant shall furnish to Landlord, for the insurance companies, or cause the insurance companies to furnish, certificates of coverage. No such policy shall be cancelable or subject to reduction of coverage or other modification or cancellation except after thirty (30) days prior written notice to Landlord by the insurer. All such polices shall be endorsed to agree that Tenant’s policy is primary as to claims arising within the Premises and that any insurance carried by Landlord is excess and not contributing with any Tenant insurance requirement hereunder. Tenant shall, at least twenty (20) days prior to the expiration of such policies, furnish Landlord with renewals or binders. Tenant agrees that if Tenant does not take out and maintain such insurance or furnish Landlord with renewals or binders in a timely manner, upon notice to Tenant and the expiration of a three (3) business day cure period, Landlord may (but shall not be required to) procure said insurance on Tenant’s behalf and charge Tenant the cost thereof, which amount shall be payable by Tenant upon demand with interest (at the rate set for the in Section 20(e) below) from the date such sums are expended. Tenant shall have the right to provide such insurance coverage pursuant to blanket policies obtained by Tenant, provided such blanked policies expressly afford coverage to the Premises and to Tenant as required by this Lease.

(c) Landlord’s Insurance. Landlord may, as a cost to be included in Operating Costs, procure and maintain at all times during the Term of this Lease, a policy or policies of insurance covering loss or damage to the Project in the amount of the full replacement costs without deduction for depreciation thereof, providing protection against all perils included within the classification of fire and extended coverage, vandalism coverage and malicious mischief, sprinkler leakage, water damage, and special extended coverage on the building. Additionally, Landlord may carry; (i) Bodily Injury and Property Damage Liability Insurance and/or Excess Liability Coverage Insurance; and (ii) Earthquake and/or Flood Damage Insurance; and (iii) Rental Income Insurance’ and (iv) any other forms of insurance Landlord may deem appropriate or any lender may require. However, notwithstanding the foregoing, Landlord shall either carry, or shall be deemed to have elected to self-insure, the Bodily Injury and Property Damage Liability Insurance coverage described in subsection (i) of the immediately preceding sentence, and if Landlord elects to self-insure any or all of such coverage, Tenant shall be deemed to be in the same position it would have been in had Landlord actually purchased such insurance from a third party carrier. The costs of all insurance carried by Landlord shall be included in Operating Costs.

(d) Waiver of Subrogation. Landlord and Tenant each agree to require their respective insurers issuing the insurance descried in Sections 14(a)(ii), 14(a)(iv) and the first sentence of Section 14(c), waive any rights to subrogation that such companies may have against the other party. Tenant hereby waives any right that Tenant may have against Landlord and Landlord hereby waives any right that Landlord may have against Tenant as a result of any loss or damage to the extent such loss or damage is insurable under such policies.

(e) Compliance with Law. Tenant agrees that it will not, at any time, during the Term of this Lease, carry any stock of goods or do anything in or about the Premises that will in any way tend to increase the insurance rates upon the Project. Tenant agrees to pay Landlord forthwith upon demand the amount of any increase in premiums for insurance that may be carried during the Term of this Lease, or the amount of insurance to be carried by Landlord on the Project resulting from the foregoing, or from Tenant doing any act in or about the Premises that does so increase the insurance rates, whether or not Landlord shall have consented to such act on the part of Tenant. If Tenant installs upon the Premises any electrical equipment which causes an overload of electrical lines of the Premises, Tenant shall at its own cost and expense, in accordance with all other Lease provisions (specifically including, but not limited to, the provisions of Article 9, 10 and 11 hereof), make whatever changes are necessary to comply with requirements of the insurance underwriters and any governmental authority having jurisdiction overloading. Tenant shall, at its own expense, comply with all insurance requirements applicable to the Premises including, without limitation, the installation of fire extinguishers or any automatic dry chemical extinguishing system.

ARTICLE 15

ASSIGNMENT AND SUBLETTING

Tenant shall have no power to, either voluntarily, involuntarily, by operation of law or otherwise, sell, assign, transfer or hypothecate this Lease, or sublet the Premises or any part thereof, or permit the Premises or any part thereof to be used or occupied by anyone other than Tenant or Tenant’s employees without the prior written consent of Landlord, which consent shall not be unreasonably withheld. If Tenant is a corporation, unincorporated association, partnership or limited liability company, the sale, assignment, transfer or hypothecation of any class of stock or other ownership interest in such corporation, association, partnership or limited liability company in excess of twenty-five percent (25%) in the aggregate shall be deemed a “Transfer” within the meaning and provisions of this Article 15. Tenant may transfer its interest pursuant to this Lease only upon the following express conditions, which conditions are agreed by Landlord and Tenant to be reasonable:

(a) That the proposed Transferee (as hereafter defined) shall be subject to the prior written consent of Landlord, which consent will not be unreasonably withheld but, without limiting generality of the foregoing, it shall be reasonable for Landlord to deny such consent if:

(i) The use to be made of the Premises by the proposed Transferee is (a) not generally consistent with the character and nature of all other tenancies in the Project, or (b) a use which conflicts with any so-called “exclusive” then in favor of, or for any use which might reasonably be expected to diminish the rent payable pursuant to any percentage rent lease with other tenant of the Project of any other buildings which are in the same complex as the Project, or (c) a use which would be prohibited by any other portion of this Lease (including but not limited to any Rules and Regulations then in effect);

(ii) The financial responsibility of the proposed Transferee is not reasonably satisfactory to Landlord or in any event not at least equal to those which were possessed by Tenant as of the date of execution of this Lease;

(iii) The proposed Transferee is either a governmental agency or instrumentality thereof; or

(iv) Either the proposed Transferee or any person or entity which directly or indirectly controls, is controlled by or is under common control with the proposed Transferee (A) occupies space in the Project at the time of the request for consent, or (B) is negotiating with Landlord or has negotiated with Landlord during the six (6) month period immediately preceding the date of the proposed Transfer, to lease space in the Project.

(b) Upon Tenant’s submission of a request for Landlord’s consent to any such Transfer, Tenant shall pay to Landlord Landlord’s then standard processing fee and reasonable attorneys’ fees and costs incurred in connection with the proposed Transfer, which the parties hereby stipulate to be $1,000.00, unless Landlord provides to Tenant evidence that Landlord has incurred greater costs in connection with the proposed Transfer;

(c) That the proposed Transferee shall execute and agreement pursuant to which it shall agree to perform faithfully and be bound by all of the terms, covenants, conditions, provisions and agreements of this Lease applicable to that portion of the Premises so transferred; and

(d) That an executed duplicate original of said assignment and assumption agreement or other transfer on a form reasonably approved by Landlord shall be delivered to Landlord within five (5) days after the execution therof, and that such transfer shall not be binding upon Landlord until the deliver thereof to Landlord and the execution and delivery of Landlord’s consent thereto. It shall be a condition to Landlord’s consent to any subleasing, assignment or other transfer of part or all of Tenant’s interest in the Premises (“Transfer”) that (i) upon Landlord’s consent to any Transfer, Tenant shall pay and continue to pay fifty percent (50%) of any “Transfer Premium” (defined below), received by Tenant from the transferee; (ii) any sublessee of part of all of Tenant’s interest in the Premises shall agree that in the event Landlord gives such sublessee notice that Tenant is in default under this Lease, such sublessee shall thereafter make all sublease or other payments directly to Landlord, which will be received by Landlord without any liability whether to honor the sublease or otherwise (Except to credit such payments against sums due under this Lease), and any sublessee shall agree to attorn to Landlord or its successors and assigns at their requires should this Lease be terminated for any reason, except that in no event shall Landlord or its successors or assigns be obligated to accept such attornment; (iii) any such Transfer and consent shall be effected on forms supplied by Landlord and/or its legal counsel; (iv) Landlord may require that Tenant not then be in default hereunder in any respect; and (v) Tenant or the proposed subtenant or assignee (collectively, “Transferee”) shall agree to pay Landlord, upon demand, as Additional Rent, a sum equal to the additional costs, if any, incurred by Landlord for maintenance and repair as a result of any change in the nature of occupancy caused by such subletting or assignment. “Transfer Premium” shall mean all rent, Additional Rent or other consideration payable by Transferee in connection with a Transfer in excess of the Basic Rental and Direct Costs payable by Tenant under this Lease during the term of the Transfer and if such Transfer is for less than all of the Premises, the Transfer Premium shall be calculated on a rentable square foot basis. “Transfer Premium” shall also include, but not be limited to, key money, bonus money or other cash consideration paid by a Transferee to Tenant in connection with such Transfer, and any payment in excess of fair market value for services rendered by Tenant to the Transferee and any payment in excess of fair market value for assets, fixtures, inventory, equipment, or furniture transferred by Tenant to the Transferee in connection with such Transfer. Any Transfer of this Lease which is not in compliance with the provisions of this Article 15 shall be voidable by written notice from Landlord and shall, at the option of Landlord, terminate this Lease. In no event shall the consent by Landlord to any Transfer be construed as relieving Tenant or any Transferee from obtaining the express written consent of Landlord to any further Transfer, or as releasing Tenant from any liability or obligation hereunder whether or not then accrued and Tenant shall continue to be fully liable therefor. No collection or acceptance of rent by Landlord from any person other than Tenant shall be deemed a waiver of any provision of this Article 15 or the acceptance of any Transferee hereunder, or a release or Tenant (or of any Transferee of Tenant). Notwithstanding anything to the contrary in this Lease, if Tenant or any proposed Transferee claims that Landlord has unreasonably withheld or delayed its consent under this Article 15 or otherwise has breached or acted unreasonably under this Article 15, their sole remedies shall be a declaratory judgment and an injunction for the relief sought without any monetary damages, and Tenant hereby waives all other remedies, including, without limitation, any right at law or equity to terminate this Lease, on its own behalf and, to the extent permitted under all applicable laws, on behalf of the proposed Transferee.

Notwithstanding anything to the contrary contained in this Article 15, if Tenant contemplates a Transfer, then Tenant shall give Landlord notice (the “Intention to Transfer Notice”) of such contemplated Transfer (whether or not the contemplated Transferee or the terms of such contemplated Transfer have been determined). The Intention to Transfer Notice shall specify the portion of and number of rentable square feet of the Premises which Tenant intends to Transfer (the “Contemplated Transfer Space”) and the contemplated date of commencement of the contemplated Transfer (“Contemplated Effective Date”). Thereafter, Landlord shall have the option, by giving written notice to Tenant within ten (10) business days after Landlord’s receipt of the Intention to Transfer Notice, to terminate this Lease as to the Contemplated Transfer Space effective as of the Contemplate Effective Date. If this Lease shall be so terminated with respect to less than the entire Premises, the monthly Basic Rental reserved herein shall be prorated on the basis of the number of rentable square feet retained by Tenant in proportion to the number of rentable square feet contained in the entire Premises, and this Lease as so amended shall continue thereafter in full force and effect, and upon request of either party, the parties shall execute written confirmation of the same. If Landlord declines, or fails to elect in a timely manner to terminate this Lease as to the Contemplated Transfer Space under this Article 15 within such ten (10) business day period, then provided Landlord has consented to the proposed Transfer, Tenant shall be entitle to proceed to transfer the Contemplated Transfer Space to a proposed Transferee and Landlord shall not have any right to recapture such Contemplated Transfer Space with respect to any Transfer thereof consummated within a period of six (6) months (the “Six Month Period”) commencing on the expiration of such ten (10)

business day period; provided, however that any such Transfer shall be subject to other terms of this Article 15. If such a Transfer is not so consummated within the Six Month Period (or if a Transfer is so consummated, then upon the expiration of the term of any Transfer of such Contemplated Transfer Space consummated within such Six Month Period), Tenant shall again be required to submit a new Intention to Transfer Notice to Landlord with respect to any contemplated Transfer, as provided in this Article 15.

Notwithstanding anything to the contrary contained in this Article 15, an assignment or subletting of all or a portion of the Premises to an affiliate (“Affiliate”) of Tenant (an entity which is controlled by, controls, or is under common control with, Tenant), shall not be deemed a Transfer under this Article 15, provided that Tenant notifies Landlord of any such assignment or sublease and promptly supplies Landlord with any documents or information requested by Landlord regarding such assignment or sublease or such affiliate, and further provided that such assignment or sublease is not a subterfuge by Tenant to avoid its obligations under this Lease. An assignee of Tenant’s entire interest in this Lease pursuant to the immediately preceding sentence may be referred to herein as an “Affiliated Assignee.” “Control,” as used in this Article 15, shall mean the ownership, directly or indirectly, of greater than fifty percent (50%) of the voting securities of, or possession of the right to vote, in the ordinary direction of its affairs, of greater than fifty percent (50%) of the voting interest in, an entity.

ARTICLE 16

DAMAGE OR DESTRUCTION

If the Project is damaged by fire or other insured casualty and the insurance proceeds have been made available therefor by the holder or holders of any mortgages or deeds of trust covering the Premises or the Project, the damage shall be repaired by Landlord to the extent such insurance proceeds are available therefor and provided such repairs can, in Landlord’s sole opinion, be completed within two hundred seventy (270) days after the necessity for repairs as a result of such damage becomes known to Landlord, without the payment of overtime or other premiums, and until such repairs are completed rent shall be abated in proportion to the part of the Premises which is unusable by Tenant in the conduct of its business (but there shall be no abatement of rent by reason of any portion of the Premises or Project parking facility being unusable for a period equal to one (1) day or less). Furthermore, if the Project parking facility is damaged by fire or other casualty and if Landlord is unable to make arrangements for substitute parking for Tenant’s employees and to the extent, as a result, Tenant does not utilize all or a portion of the Premises which is not so used by Tenant’s business, Tenant’s rent shall be abated in proportion to the part of the Premises which is not so used by Tenant, its employees, agents, contractors, guests, invitees and the like, there shall be no abatement of rent, unless and to the extent Landlord receives rental income insurance proceeds. Within sixty (60) days after the date Landlord learns of the necessity for repairs as a result of damage, Landlord shall notify Tenant (“Damage Repairs Estimate”) of Landlord’s estimated assessment of the period of time in which the repairs will be completed. Upon the occurrence of any damage to the Premises, Tenant shall assign to Landlord (or to any party designated by Landlord) all insurance proceeds payable to Tenant under Section 14(a)(ii)(A) above; provided, however, that if the costs of repair of improvements within the Premises by Landlord exceeds the amount of insurance proceeds received by Landlord from Tenant’s insurance carrier, as so assigned by Tenant, such excess costs shall be paid by Tenant to Landlord prior to Landlord’s repair of such damage. If repairs cannot, in Landlord’s opinion, be completed within two hundred seventy (270) days after the after the necessity for repairs as a result of such damage becomes known to Landlord without the payment of overtime or other premiums, Landlord may, at is option, either (i) make such repairs in a reasonable time and in such event this Lease shall continue in effect and the rent shall be abated, if at all, in the manner provided in this Article 16, or (ii) elect not to effect such repairs and instead terminate this Lease, by notifying Tenant in writing of such termination within sixty (60) days after Landlord learns of the necessity for repairs as a result of damage, such notice to include a termination date giving Tenant sixty (60) days to vacate the Premises. In addition, Landlord may elect to terminate this Lease if the Project shall be damaged by fire or other casualty or cause, whether or not the Premises are affected, if the damage is not fully covered, except for deductible amounts, by Landlord’s insurance policies. However, if Landlord does not elect to terminate this Lease pursuant to Landlord’s termination rights as provided above, and if the Damage Repair Estimate indicates that repairs cannot be completed within two hundred seventy (270) days after being commenced and if such damage is not the result of the negligence or willful misconduct of Tenant or Tenant’s employees, agents or contractors, Tenant may elect, not later than thirty (30) days after Tenant’s receipt of the Damage Repair Estimate, to terminate this Lease by written notice to Landlord effective as of the date specified in Tenant’s notice. Finally, if the Premises or the Project is damaged to any substantial extent during the last twelve (12) months of the Term, then notwithstanding anything contained in this Article 16 to the contrary, Landlord shall have the option to terminate this Lease by giving written notice to Tenant of the exercise of such option within sixty (60) days after Landlord learns of the necessity for repairs as the result of such damage. A total destruction of the Project shall automatically terminate this Lease. Except as provided in this Article 16, there shall be no abatement of rent and no liability of Landlord by reason of any injury to or interference with Tenant’s business or property arising from such damage or destruction or the making of any repairs, alterations or improvements in or to any portion of the Project of the Premises or in or to fixtures, appurtenances and equipment therein. Tenant understands that Landlord will not carry insurance of any kind on Tenant’s furniture, furnishings, trade fixtures or equipment, and that Landlord shall not be obligated to repair any damage thereto or replace the same. Tenant acknowledges that Tenant shall have no right to any proceeds of insurance carried by Landlord relating to property damage. With respect to any damage which Landlord is obligated to repair or elects to repair, Tenant, as a material inducement to Landlord entering into this Lease, irrevocably waives and releases its rights under the provisions of Sections 1932 and 1933 of the California Civil Code.

ARTICLE 17

SUBORDINATION

This Lease is subject and subordinate to all ground or underlying leases, mortgages and deeds of trust which affect the property or the Project, including all renewals, modifications, consolidations, replacements and extensions thereof; provided, however, if the lessor under any such lease or the holder or holders of any such mortgage or deed of trust shall advise Landlord that they desire or require this Lease to be prior and superior thereto, upon written request of Landlord to Tenant, Tenant agrees to promptly execute, acknowledge and deliver any and all documents or instruments which Landlord or such lessor, holder or holders deem necessary or desirable for purposes thereof. Landlord shall have the right to cause this Lease to be and become and remain subject and subordinate to any and all ground or underlying leases, mortgages or deeds of trust which may hereafter be executed covering the Premises, the Project or the property or any renewals, modifications, consolidations, replacements or extensions thereof, for the full amount of all advances made or to be made thereunder and without regard to the time or character of such advances, together with interest thereon and subject to all the terms and provisions thereof; provided, however, that condition precedent to such subordination shall be that Landlord obtains from the lender or other party in question a commercially reasonable non-disturbance agreement in favor of Tenant. Subject to the foregoing, Tenant agrees, within ten (10) days after Landlord’s written request therefor, to execute, acknowledge and deliver upon request any and all documents or instruments requested by Landlord or necessary or proper to assure the subordination of this Lease to any such mortgages, deed of trust, or leasehold estates. Tenant agrees that in the event of any proceedings are brought for the foreclosure of any mortgage or deed of trust in lieu thereof, to attorn to the purchaser or any successors thereto upon any such foreclosure sale or deed in lieu thereof as so requested to do so by such purchaser and to recognize such purchaser as the lessor under this Lease; Tenant shall, within five (5) days after request execute such further instruments or assurances as such purchaser may reasonably deem necessary to evidence or confirm such attornment. Tenant agrees to provide copies of any notices of Landlord’s default under this Lease to any mortgagee or deed of trust beneficiary whose address has been provided to Tenant and Tenant shall provide such mortgagee or deed of trust beneficiary a commercially reasonable time after receipt of such notice within which to cure any such default. Tenant waives the provisions of any current or future statute, rule or law which may give or purport to give Tenant any right or election to terminate or otherwise adversely affect this Lease and the obligations of the Tenant hereunder in the event of any foreclosure proceeding or sale.

ARTICLE 18

EMINENT DOMAIN

If the whole of the Premises or the Project or so much of the Premises or Project parking facility as to render the Premises (or the balance thereof) unusable by Tenant shall be taken under power of eminent domain, or is sold, transferred or conveyed in lieu thereof, this Lease shall automatically terminate as of the date of such condemnation, or as of the date possession is taken by the condemning authority, at Landlord’s option. No award for any partial or entire taking shall be apportioned and Tenant hereby assigns to Landlord any award which may be made in such taking or condemnation, together with any and all rights of Tenant now or hereafter arising in or to the same or any part thereof; provided, however, that nothing contained herein shall be deemed to give Landlord any interest in or to require Tenant to assign to Landlord any award made to Tenant for the taking of personal property and trade fixtures belonging to Tenant and removable by Tenant at the expiration of the Term hereof as provided hereunder or for the interruption of, or damage to, Tenant’s business. In the event of a partial taking described in this Article 18, or a sale, transfer or conveyance in lieu thereof, which does not result in a termination or this Lease, the rent shall be apportioned according to the ration that the part of the Premises remaining useable by Tenant bears to the total area of the Premises. Tenant hereby waives any and all rights it might otherwise have pursuant to Section 1265.130 of the California Code of Civil Procedure.

ARTICLE 19

DEFAULT

Each of the following acts or omissions of Tenant or of any guarantor of Tenant’s performance hereunder, or occurrences, shall constitute an “Event of Default”:

(a) Failure or refusal to pay Basic Rental, Additional Rent or any other amount to be paid by Tenant to Landlord hereunder within three (3) calendar days after notice that the same is due or payable hereunder; said three (3) day period shall be in lieu of, and not in addition to, the notice requirements of Section 1161 of the California Code of Civil Procedure or any similar or successor law;

(b) Except as set forth in items (a) above and (c) through and including (f) below, failure to perform or observe any other covenant or condition of this Lease to be performed or observed within thirty (30) days following written notice to Tenant of such failure; provided, however, if the nature of such default is such that the same cannot be reasonably cured within a thirty (30) day period, Tenant shall not be deemed to be in default if Tenant diligently commences such cure within such period and thereafter diligently proceeds to rectify and cure said default. Such thirty (30) day notice shall be in lieu of, and not in addition to, any required under Section 1161 of the California Code of Civil Procedure or any similar or successor law;

(c) The taking in execution or by similar process or law (other than by eminent domain) of the estate hereby created;

(d) The filing by Tenant or any guarantor hereunder in any court pursuant to any statute of a petition in bankruptcy or insolvency or for reorganization or arrangement for the appointment of a receiver of all or a portion of Tenant’s property; the filing against Tenant or any guarantor hereunder of any such petition, or the commencement or a proceeding for the appointment of a trustee, receiver or liquidator for Tenant, or for any guarantor hereunder, or of any of the property of either, or a proceeding by any governmental authority for the dissolution or liquidation of Tenant or any guarantor hereunder, if such proceeding shall not be dismissed or trusteeship discontinued within thirty (30) days after commencement of such proceeding or the appointment of such trustee or receiver; or the making by Tenant or any guarantor hereunder of an assignment for the benefit of creditors. Tenant hereby stipulates to the lifting of the automatic stay in effect and relief from such stay for Landlord in the event Tenant files a petition under the United States Bankruptcy laws, for the purpose of Landlord pursuing its rights and remedies against Tenant and/or a guarantor of this Lease;

(e) Tenant’s failure to cause to be released any mechanics liens filed against the Premises or the Project within twenty (20) days after the date the same shall have been filed or recorded; or

(f) Tenant’s failure to observe or perform according to the provisions of Articles 7, 14, 17 or 25 within seven (7) business days after notice from Landlord.

All defaults by Tenant of any covenant or condition of this Lease shall be deemed by the parties hereto to be material.

ARTICLE 20

REMEDIES

(a) Upon the occurrence of an Event of Default under this Lease as provided in Article 19 hereof, Landlord may exercise all of its remedies as may be permitted by law, including but not limited to the remedy provided by Section 1951.4 of the California Civil Code, and including without limitation, terminating this Lease, reentering the Premises and removing all persons and property therefrom, which property may be stored by Landlord at a warehouse or elsewhere at the risk, expense and for the account of Tenant. If Landlord elects to terminate this Lease, Landlord shall be entitled to recover from Tenant the aggregate of all amounts permitted by law, including but not limited to (i) the worth at the time of award of the amount of any unpaid rent which had been earned at the time of such termination; plus (ii) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus (iii) the worth at the time of award of the amount by which the unpaid rent for the balance of the Term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus (iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom; and (v) at Landlord’s election, such other amounts in addition to or in lieu of the foregoing as many be permitted for time to time by applicable law. The term “rent” as used in this Section 20(a) shall be deemed to be and to mean all sums of every nature required to be paid by Tenant pursuant to the terms of this Lease, whether to Landlord or to others. As used in items (i) and (ii), above, the “worth at the time of award” shall be computed by allowing interest at the rate set forth in item (e), below, but in no other case greater than the maximum amount of such interest permitted by law. As used in item (iii), above, the “worth at the time of award” shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

(b) Nothing in this Article 20 shall be deemed to affect Landlord’s right to indemnification for liability or liabilities arising prior to the termination of this Lease for personal injuries or property damage under the indemnification clause or clauses contained in this Lease.

(c) Notwithstanding anything to the contrary set forth herein, Landlord’s re-entry to perform acts of maintenance or preservation of or in connection with efforts to relet the Premises or any portion thereof, or the appointment of a receiver upon Landlord’s initiative to protect Landlord’s interest under this Lease shall not terminate Tenant’s right to possession of the Premises or any portion thereof and, until Landlord does elect to terminate this Lease, this Lease shall continue in full force and effect and Landlord may enforce all of Landlords’ rights and remedies hereunder including, without limitation, the remedy described in California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee’s breach and abandonment an recover rent as it becomes due, if lessee has the right to sublet or assign, subject only to reasonable limitations). Accordingly, if Landlord does not elect to terminate this Lease on account of any default by Tenant, Landlord may from time to time, without terminating this Lease, enforce all of its rights and remedies under this Lease, including the right to recover all rent as it becomes due.

(d) All rights, powers and remedies of Landlord hereunder and under any other agreement now or hereafter in force between Landlord and Tenant shall be cumulative and not alternative and shall be in addition to all rights, powers and remedies give to Landlord by law, and the exercise of one or more rights or remedies shall not impair Landlord’s right to exercise any other right or remedy.

(e) Any amount due from Tenant to Landlord hereunder which is not paid when due shall bear interest at the lower of eighteen percent (18%) per annum or the maximum lawful rate of interest from the due date until paid, unless otherwise specifically provided herein, gut the payment of such interest shall not excuse or cure any default by Tenant under this Lease. In addition to such interest: (i) if Basic Rental is not paid on or before the fifth (5th) day of the calendar month for which the same is due, a late charge equal to ten percent (10%) of the amount overdue or $100, whichever is greater shall be immediately due and owing and shall accrue for each calendar month or part thereof until such rental, including the late charge, is paid in full, which late charge Tenant hereby agrees is a reasonable estimate of the damages Landlord shall suffer as a result of Tenant’s late payment and (ii) an addition charge of $25 shall be assessed for any check give to Landlord by or on behalf of Tenant which is not honored by the drawee thereof; which damages include Landlord’s additional administrative and other costs associated with such late payment and unsatisfied checks and the parties agree that it would be impracticable or extremely difficult to fix Landlord’s actual damage in such event. Such charges for interest and late payments and unsatisfied checks are separate and cumulative and are in addition to and shall not diminish or represent a substitute for any or all of Landlord’s rights or remedies under any other provision of this Lease.

ARTICLE 21

TRANSFER OF LANDLORD’S INTEREST

In the event of any transfer or termination of Landlord’s interest in the Premises or the Project by sale, assignment, transfer, foreclosure, deed-in-lieu of foreclosure or otherwise whether voluntary or involuntary, Landlord shall be automatically relieved of any and all obligations and liabilities on the part of Landlord from and after the date of such transfer or termination to the extend such obligations are assumed by the transferee by operation of law or otherwise, including without limitation, the obligation of Landlord under Article 4 and California Civil Code 1950.7 above to return the security deposit, provided said security deposit is transferred to said transferee. Tenant agrees to attorn to the transferee upon any such transfer and to recognize such transferee as the lessor under this Lease and Tenant shall, within five (5) days after request, execute such further instruments or assurances as such transferee may reasonably deem necessary to evidence or confirm such attornment.

ARTICLE 22

BROKER

In connection with this Lease, Landlord and Tenant warrant and represent that they have had dealings only with firm(s) set forth in Article 1.H. of Basic Lease Provisions (who shall be compensated by Landlord pursuant to a separate agreement) and that they know of no other person or entity who is or might be entitled to a commission, finder’s fee or other like payment in connection herewith. Each party does hereby indemnify and agree to hold the other and their agents, members, partners, representatives, officers, affiliates, shareholders, employees, successors and assigns harmless from and against any and all loss, liability and expenses that may be incurred should such warranty and representation prove incorrect, inaccurate or false.

ARTICLE 23

PARKING

Tenant shall rent from Landlord, commencing on the Commencement Date, the number of parking passes set forth in Article 1.I of the Basic Lease Provisions, which parking passes shall pertain to the Project parking facility. Tenant may elect to have up to five (5) of such parking passes designated for Tenant’s use as reserved parking at locations mutually agreed upon in good faith by Landlord and Tenant and the remainder of such parking passes shall be for unreserved parking. Unreserved parking shall be free of charge throughout the initial Lease Term and for Tenant’s reserved parking, Tenant shall pay to Landlord the prevailing rate charged from time to time at the location of such parking passes for reserved parking, which rate is currently $100.00 per reserved parking pass per month. In addition, Tenant shall be responsible for the full amount of any taxes imposed by any governmental authority in connection with the renting of such parking passes by Tenant or the use of the parking facility by Tenant. Tenant’s continued right to use the parking passes is conditioned upon Tenant abiding by all rules and regulations which are prescribed from time to time for the orderly operation and use of the parking facility where the parking passes are located, including any sticker or other identification system established by Landlord, Tenant’s cooperation in seeing that Tenant’s employees and visitors also comply with such rules and regulations, and Tenant not being in default under this Lease. Provided that Tenant continues to have the parking to which it is entitled under this Lease, Landlord specifically reserves the right to change the size, configuration, design, layout and all other aspects of the Project parking facility at any time and Tenant acknowledges and agrees that Landlord may, without incurring any liability to Tenant and without any abatement of rent under this Lease, from time to time, close-off or restrict access to the Project parking facility for purposes of permitting or facilitating any such construction, alteration or improvements. Landlord may, from time to time, relocate any reserved parking spaces (if any) rented by Tenant to another location in the Project parking facility. Landlord may delegate its responsibilities hereunder to a parking operator or a lessee of the parking facility in which case such parking operator or lessee shall have all the rights of control attributed hereby to the Landlord. The parking passes rented by Tenant pursuant to this Article 23 are provided to Tenant solely for use by Tenant’s own personnel and such passes may not be transferred, assigned, subleased or otherwise alienated by Tenant without Landlord’s prior approval. Tenant may validate visitor parking by such method or methods as the Landlord may establish, at the validation rate from time to time generally applicable to visitor parking.

ARTICLE 24

WAIVER

No waiver by Landlord of any provision of this Lease shall be deemed to be a waiver of any other provision here or of any subsequent breach by Tenant of the same or any other provision. No provision of this Lease may be waived by Landlord, except by an instrument in writing executed by Landlord. Landlord’s consent to or approval of any act by Tenant requiring Landlord’s consent or approval shall not be deemed to render unnecessary the obtaining of Landlord’s consent to or approval of any subsequent act of Tenant, whether or not similar to the act so consented to or approved. No act or thing done by Landlord or Landlord’s agents during the Term of this Lease shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept such surrender shall be valid unless in writing and signed by Landlord. The subsequent acceptance of rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any Term, convenient or condition of this Lease, other than the failure of Tenant to pay the particular rent so accepted, regardless of Landlord’s knowledge of such preceding breach at the time of acceptance of such rent. Any payment by Tenant or receipt by Landlord of an amount less than the total amount then due hereunder shall be deemed to be in partial payment only thereof and not a waiver of the balance due or an accord and satisfaction, notwithstanding any statement or endorsement to the contrary on any check or any other instrument delivered concurrently therewith or in reference thereto. Accordingly, Landlord may accept any such amount and negotiate any such check without prejudice to Landlord’s right to recover all balances due and owing and to pursue its other rights against Tenant under this Lease, regardless of whether Landlord makes any notation on such instrument of payment or otherwise notifies Tenant that such acceptance or negotiation is without prejudice to Landlord’s rights.

ARTICLE 25

ESTOPPEL CERTIFICATE

Tenant shall, at any time and from time to time, upon not less than ten (10) days’ prior written notice from Landlord, execute, acknowledge and deliver to Landlord a statement in writing certifying the following information, (but not limited to the following information in the event further information is requested by Landlord): (i) that this Lease is unmodified an in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as modified, is in full force and effect); (ii) the dates to which the rental and other charges are paid in advance, if any; (iii) the amount of Tenant’s security deposit, if any; and (iv) acknowledging that there are not, to Tenant’s knowledge, any uncured defaults on the part of Landlord hereunder, and no events or conditions then in existence which, with the passage of time or notice or both, would constitute a default on the part of Landlord hereunder, or specifying such defaults, events or conditions, if any are claimed. It is expressly understood and agreed that any such statement may be relied upon by any prospective purchaser or encumbrancer of all or any portion of the Real Property. Tenant’s failure to deliver such statement within such time shall constitute an admission by Tenant that all statements contained therein are true and correct. Tenant hereby irrevocably appoints Landlord as Tenant’s attorney-in-fact and in Tenant’s name, place and stead to execute any and all documents described in this Article 25 if Tenant fails to do so within the specified time period.

ARTICLE 26

LIABILITY OF LANDLORD

Notwithstanding anything in this Lease to the contrary, any remedy of Tenant for the collection of a judgment (or other judicial process) requiring the payment of money by Landlord in the event of any default by Landlord hereunder or any claim, cause of action or obligation, I contractual, statutory or otherwise by Tenant against Landlord or the Landlord Parties concerning, arising out of or relating to any matter relating to this Lease and all of the covenants and conditions or any obligations, contractual, statutory, or otherwise set forth herein, shall be limited solely and exclusively to an amount which is equal to the lesser of (i) the interest of Landlord in and to the Project, and (ii) the interest Landlord would have in the Project if the Project were encumbered by third party debt in an amount equal to eight percent (80%) of the then current value of the Project. No other property or assets of Landlord or any Landlord Party shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant’s remedies under or with respect to this Lease, Landlord’s obligations to Tenant, whether contractual, statutory or otherwise, the relationship of Landlord and Tenant hereunder, or Tenant’s use or occupancy of the Premises.

ARTICLE 27

INABILITY TO PERFORM

This Lease and the obligations of Tenant hereunder shall not be affected or impaired because Landlord is unable to fulfill any of its obligations hereunder or is delayed in doing so, if such inability or delay is caused by reason of any prevention, delay, stoppage due to strikes, lockouts, acts of God, or any other cause previously, or at such time, beyond the reasonable control or anticipation of Landlord (collectively, a “Force Majeure”) and Landlord’s obligations under this Lease shall be forgiven and suspended by any such Force Majeure.

ARTICLE 28

HAZARDOUS WASTE

(a) Tenant shall not cause or permit any Hazardous Material (as defined in Section 28(c) below) to be brought, kept or used in or about the Project by Tenant, its agents, employees, contractors, or invitees. Tenant indemnifies Landlord and the Landlord Parties from and against any breach by Tenant of the obligations stated in the preceding sentence, and agrees to defend and hold Landlord and the Landlord Parties harmless from and against any and all claims, judgments, damages, penalties, fines, costs, liabilities, or losses (including, without limitation, diminution in value of the Project, damages for the loss of restriction of use of rentable or usable space or of any amenity of the Project, damages arising from any adverse impact or marketing of space in the Project, and sums paid in settlement of claims, attorneys’ fees and costs, consultant fees, and expert fees) which arise during or after the Term of this Lease as a result of such breach. This indemnification of Landlord and the Landlord Parties by Tenant includes, without limitation, costs incurred in connection with any investigation of site conditions or any cleanup, remedial, removal, or restoration work required by any federal, state, or local governmental agency or political subdivision because of Hazardous Material present in the soil or ground water on or under the project. Without limiting the foregoing, if the presence of any Hazardous Material on the Project caused or permitted by Tenant results in any contamination of the Project, then subject to the provisions of Articles 9, 10 and 11 hereof, Tenant shall promptly take all actions at its sole expense as are necessary to return the Project to the condition existing prior to the introduction of any such Hazardous Material and the contractors to be used by Tenant for such work must be approved by Landlord, which approval shall not be unreasonably withheld so long as such actions would not potentially have any material adverse long-term or short-term effect on the Project and so long as such actions do not materially interfere with the use and enjoyment of the Project by the other tenants thereof;

provided however, Landlord shall also have the right, by written notice to Tenant, to directly undertake any such mitigation efforts with regard to Hazardous Materials in or about the Project due to Tenant’s breach of its obligations pursuant to this Section 28(a), and to charge Tenant as Additional Rent, for the costs thereof.

(b) It shall not be unreasonable for Landlord to withhold its consent to any proposed Transfer if (i) the proposed transferee’s anticipated use of the Premises involves the generations, storage, use, treatment, or disposal of Hazardous Material; (ii) the proposed Transferee has been required by any prior landlord, lender, or governmental authority to take remedial action in connection with Hazardous Material contaminating a property if the contamination resulted from such Transferee’s actions or use of the property in questions; or (iii) the proposed Transferee is subject to an enforcement order issued by any governmental authority in connection with the use, disposal, or storage of a Hazardous Material.

(c) As used herein, the term “Hazardous Material” means any hazardous or toxic substance, material, or waste which is or becomes regulated by any local governmental authority, the State of California or the United States Government. The term “Hazardous Material” includes, without limitation, any material or substance which is (i) defined as “Hazardous Waste,” “Extremely Hazardous Waste,” or “Restricted Hazardous Waste” under Sections 25115, 25117 or 25122.7, or listed pursuant to Section 25140, of the California Health and Safety Code, Division 20, Chapter 6.5 (Hazardous Waste Control Law), (ii) defined as a “Hazardous Substance” under Section 25316 of the California Health and Safety Code, Division 20, Chapter 6.8 (Carpenter-Presley-Tanner Hazardous Substance Account Act), (iii) defined as a “Hazardous Material,” “Hazardous Substance,” or “Hazardous Waste” under Section 25501 of the California Health and Safety Code, Division 20, Chapter 6.95 (Hazardous Materials Release Response Plans and Inventory), (iv) defined as a “Hazardous Substance” under Section 25281 of the California Health and Safety Code, Division 20, Chapter 6.7 (Underground Storage of Hazardous Substances), (v) petroleum, (vi) asbestos, (vii) listed under Article 9 of defined as Hazardous or extremely hazardous pursuant to Article 11 of Title 22 of the California Administrative Code, Division 4, Chapter 20, (viii) designated as a “Hazardous Substance” pursuant to Section 311 of the Federal Water Pollution Control Act (33 U.S.C. § 1317), (ix) defined as a “Hazardous Waste” pursuant to Section 1004 of the Federal Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et seq. (42 U.S.C. § 6903), or (x) defined as a “Hazardous Substance” pursuant to Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. § 9601 et seq. (42 U.S.C. § 9601).

(d) As used herein, the term “Laws” means any applicable federal, state or local law, ordinance, or regulation relating to any Hazardous Material affecting the Project, including, without limitation, the laws, ordinances, and regulations referred to in Section 28(c) above.

ARTICLE 29

SURRENDER OF PREMISES; REMOVAL OF PROPERTY

(a) The voluntary or other surrender of this Lease by Tenant to Landlord, or a mutual termination hereof, shall not work a merger, and shall at the option of Landlord, operated as an assignment to it of any or all subleases or subtenancies affecting the Premises.

(b) Upon the expiration of the Term of this Lease, or upon any earlier termination of this Lease, Tenant shall quit and surrender possession of the Premises to Landlord in good order and condition, reasonable wear and tear and repairs which are Landlord’s obligation excepted, and shall, without expense to Landlord, remove or case to be removed from the Premises all debris and rubbish, all furniture, equipment, business and trade fixtures, free-standing cabinet work, moveable partitioning, telephone and data cabling and other articles of personal property owned by Tenant or installed or placed by Tenant at its own expense in the Premises, and all similar articles of any other persons claiming under Tenant (unless Landlord exercises its option to have any subleases or subtenancies assigned to it), and Tenant shall repair all damage to the Premises resulting from the removal of such items from the Premises.

(c) Whenever Landlord shall reenter the Premises as provided in Article 20 hereof, or as otherwise provided in this Lease, any property of Tenant not removed by Tenant upon the expiration of the Term of this Lease (or within forty-eight (48) hours after a termination by reason of Tenant’s default), as provided in this Lease, shall be considered abandoned and Landlord may remove any or all of such items and dispose of the same in any manner or store the same in a public warehouse or elsewhere for the account and at the expense and risk of Tenant, and if Tenant shall fail to pay the cost of storing any such property after it has been stored for a period of thirty (30) days or more, Landlord may sell any or all of such property at public or private sale, in such manner and at such times and places as Landlord, in its sole discretion, may deem proper, without notice to or demand upon Tenant, for the payment of all or any part of such charges or the removal of any such property, and shall apply the proceeds of such sale as follows; first, to the cost and expense of such sale, including reasonable attorneys’ fees and costs for services rendered; second, to the payment of the cost of or charges for storing any such property; third, to the payment of any other sums of money which may then or thereafter be due to Landlord form Tenant under any of the terms hereof; and forth, the balance, if any, to Tenant.

(d) All fixtures, equipment, leasehold improvements, Alterations and/or appurtenances attached to or built into the Premises prior to or during the Term, whether by Landlord or Tenant and whether at the expense of Landlord or Tenant, or of both, shall be and remain part of the Premises and shall not be removed by Tenant at the end of the Term unless otherwise expressly provided for in this Lease or unless such removal is required by Landlord. Such fixtures, equipment, leasehold improvements, Alterations, additions, improvements and/or appurtenances shall include but not be limited to: all floor coverings, drapes, paneling, built-in cabinetry, molding, doors, vaults (including vault doors), plumbing systems, security systems, electrical systems, lighting systems, silencing equipment, communication systems, all fixtures and outlets for the systems mentioned above and for all telephone, radio, telegraph and television purposes, and any special flooring or ceiling installations.

ARTICLE 30

MISCELLANEOUS

(a) SEVERABILITY; ENTIRE AGREEMENT. ANY PROVISION OF THIS LEASE WHICH SHALL ROVE TO BE INVALID, VOID, OR ILLEGAL SHALL IN NO WAY AFFECT, IMPAIR OR INVALIDATE ANY OTHER PROVISION HEREOF AND SUCH OTHER PROVISIONS SHALL REMAIN IN FULL LFORCEAND EFFECT. THIS LEASE AND THE EXHIBITS AND ANY ADDENDUM ATTACHED HERETO CONSTITUTE THE ENTIRE AGREEMENT BETWEEN THE PARTIES HERETO WITH REGARD TO TENANT’S OCCUPANCEY OR USE OF ALL OR ANY PORTION OF THE PROJECT, AND NO PIOR AGREEMENT OR UNDERSTANDING PERTAINING TO ANY SUCH MATTER SHALL BE EFFECTIVE FOR ANY PURPOSE. NO PROVISION OF THIS LEASE MAY BE AMENDED OR SUPPLEMENTED EXEPT BY AN AGREEMENT IN WRITING SIGNED BY THE PARTIES HERETO OR THEIR SUCCESSOR IN INTEREST. THE PARTIES AGREE THAT ANY DELETION OF LANGUAGE FROM THIS LEASE PRIOR TO ITS MUTUAL EXECUITION BY LANDLORD AND TENANT SHALL NOT BE CONSTRUED TO HAVE ANY PARTICULAR MEANING OR TO RAISE ANY PRESUMPTION, CANON OF CONSTRUCTION OR IMPLICATION INCLUDING, WITHOUT LIMITATION, ANY IMPLICATION THAT THE PARTIES INTEDED THERBY TO STATE THE CONVERSE, OBVERSE OR OPPOSITE OF THE DELETED LANGUAGE.

(b) Attorneys’ Fees; Waiver of Jury Trial.

(i) In any action to enforce the terms of this Lease, including any suite by Landlord for the recovery of rent or possession of the Premises, the losing party shall pay the successful party a reasonable sum for attorneys’ fees and costs in such suit and attorneys’ fees and costs shall be deemed to have accrued prior to the commencement of such action and shall be paid whether or not such action is prosecuted to judgment.

(ii) Should Landlord, without fault on Landlord’s part, be make a party to any litigation instituted by Tenant or by any third party against Tenant, or by or against any person holding under or using the Premises by license of Tenant, or for the foreclosure of any lien for labor or material furnished to or for Tenant or any such other person or otherwise arising out of or resulting from any act or transaction of Tenant or of any such other person, Tenant covenants to save and hold Landlord harmless from any judgment rendered against Landlord or the Premises or any part thereof and from all costs and expenses, including reasonable attorneys’ fees and costs incurred by Landlord in connection with such litigation.

(iii) When legal services are rendered by an attorney at law who is an employee of a party, attorney’s fees and costs incurred by that party shall be deemed to include an amount based upon the number of hours spent by such employee on such matters multiplied by an appropriate billing rate determined by taking into consideration the same factors, including but not limited by, the importance of the matter, time applied, difficulty and results, as are considered when an attorney not in the employ of a party is engaged to render such service.

(iv) EACH PARTY HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION SEEKING SPECIFIC PERFORMANCE OF ANY PROVISION OF THIS LEASE, FOR DAMAGES FOR ANY BREACH UNDER THIS LEASE, OR OTHERWISE FOR ENFORECEMENT OF ANY RIGHT OR REMEDY HEREUNDER.

(c) Time of Essence. Each of Tenant’s covenants herein is a condition and time is of the essence with respect to the performance of every provision of this Lease.

(d) Headings; Joint and Several. The article headings contained in this Lease are for convenience only and do not in any way limit or amplify any term or provision hereof. The terms “Landlord” and “Tenant” as used herein shall include the plural as well as the singular, the neuter shall include the masculine and feminine genders and the obligations herein imposed upon Tenant shall be joint and several as to each of the persons, firms or corporations of which Tenant may be composed.

(e) Reserved Area. Tenant hereby acknowledges and agrees that the exterior walls of the Premises and the area between the finished ceiling of the Premises and the slab of the floor of the project thereabove have not been demised hereby and the use thereof together with the right to install, maintain, use, repair, and replace pipes, ducts, conduits, wiring and cabling leading through, under above the Premises or throughout the Project in locations which will not materially interfere with Tenant’s use of the Premises and serving other parts of the Project are hereby excepted and reserved unto Landlord.

(f) NO OPTION. THE SUBMISSION OF THIS LEASE BY LANDLORD, ITS AGENT OR REPRESENTATIVE FOR EXAMINATION OR EXECUTION BY TENANT DOES NOT CONSTITUTE AN OPTION OR OFFER TO LEASE THE PREMISES UPON THE TERMS AND CONDITIONS CONTAINED HEREIN OR A RESERVAITON OF THE PREMISES IN FAVOR OF TENANT, IT BEING INTENDED HEREBY THAT THIS LEASE SHALL ONLY BECOME EFFECTIVE UPON THE EXECUTION HEREOF BY LANDLORD AND TENANT AND DELIVERY OF A FULLY EXECUTED LEASE TO TENANT.

(g) Use of Project Name; Improvements. Tenant shall not be allowed to use the name, picture or representation of the Project, or words to that effect, in connection with any business carried on in the Premises or otherwise (except as Tenant’s address) without the prior written consent of Landlord. In the event that Landlord undertakes any additional improvements on the Real Property including but not limited to new construction or renovation or additions to the existing improvements, Landlord shall use commercially reasonable efforts to avoid material interference with Tenant’s business operations; however, Landlord shall not be liable to Tenant for any noise, dust, vibration or interference with access to the Premises or disruption in Tenant’s business caused thereby.

(h) Rules and Regulations. Tenant shall observe faithfully and comply strictly with the Rules and Regulations attached to this Lease as Exhibit “B” and made a part hereof, and such other Rules and Regulations as Landlord may from time to time reasonably adopt for the safety, care and cleanliness of the Project, the facilities thereof, or the preservation of good order therein. Landlord shall not be liable to Tenant for violation of any such Rules and Regulations, or for the breach of any covenant or condition in any lease by any other tenant in the Project. A waiver by Landlord of any Rule or Regulation for any other tenant shall not constitute nor be deemed a waiver of the Rule or Regulation for this Tenant.

(i) Quiet Possession. Upon Tenant’s paying the Basic Rental, Additional Rent and other sums provided hereunder and observing and performing all of the covenants, conditions and provisions on Tenant’s part to be observed and performed hereunder, Tenant shall have quiet possession of the Premises for the entire Term hereof, subject to all of the provisions of this Lease.

(j) Rent. All payments required to make hereunder to Landlord shall be deemed to be rent, whether or not described as such.

(k) Successors and Assigns. Subject to the provisions of Article 15 hereof, all of the covenants, conditions and provisions of this Lease shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns.

(l) Notices. Any notice required or permitted to be given hereunder shall be in writing and may be given by personal service evidenced by a signed receipt or sent by registered or certified mail, return receipt requested, or via overnight courier, and shall be effective upon proof of delivery, addressed to Tenant at the Premises (Attention: CEO/CFO) or to Landlord at the management office for the Project, with a copy to Landlord, c/o Arden Realty, Inc., 11601 Wilshire Boulevard, Fourth Floor, Los Angeles, California 90025, Attn: Legal Department. Either party may by notice to the other specify a different address for notice purposes except that, upon Tenant’s taking possession of the Premises, the Premises shall constitute Tenant’s address for notice purposes. A copy of all notices to be given to Landlord hereunder shall be concurrently transmitted by Tenant to such party hereafter designated by notice from Landlord to Tenant. Any notices sent by Landlord regarding or relating to eviction procedures, including without limitation three day notices, may be sent by regular mail.

(m) Persistent Delinquencies. In the event that Tenant shall be delinquent by more than fifteen (15) days in the payment of rent on three (3) separate occasions in any twelve (12) month period, Landlord shall have the right to terminate this Lease by thirty (30) days written notice given by Landlord to Tenant within thirty (30) days of the last such delinquency.

(n) Right of Landlord to Perform. All covenants and agreements to be performed by Tenant under any of the terms of this Lease shall be performed by Tenant at Tenant’s sole cost and expense and without any abatement of rent. If Tenant shall fail to pay any sum of money, other than rent, required to be paid by it hereunder or shall fail to perform any other act on its part to be performed hereunder, and such failure shall continue beyond any applicable cure period set forth in this Lease, Landlord may, but shall not be obligated to, without waiving or releasing Tenant from any obligations of Tenant, make any such payment or perform any such other act on Tenant’s part to be made or performed as is in this Lease provided. All sums so paid by Landlord and all reasonable incidental costs, together with interest thereon at the rate of ten percent (10%) per annum form the date of such payment by Landlord, shall be payable to Landlord on demand and Tenant covenants to pay any such sums, and Landlord shall have (in addition to any other right or remedy of Landlord) the same rights and remedies in the event of the nonpayment thereof by Tenant as in the case of default by Tenant in the payment of the rent.

(o) Access, Changes in Project, Facilities, Name.

(i) Every part of the Project except the inside surfaces of all walls, windows and doors bounding the Premises (including exterior building walls, the rooftop, core corridor walls and doors and any core corridor entrance), and any space in or adjacent to the Premises or within the Project used for shafts, stacks, pipes, conduits, fan rooms, ducts, electric or other utilities, sinks or other building facilities, and the sue thereof, as well as access thereto through the Premises for the purposes of operation, maintenance, decoration and repair, are reserved to Landlord.

(ii) Tenant shall permit Landlord to install, use and maintain pipes, ducts and conduits within the walls, columns and ceilings of the Premises and throughout the Project.

(iii) Landlord reserves the right, without incurring any liability to Tenant thereof, to make such changes in or to the Project and the fixtures and equipment thereof, as well as in or to the street entrances, halls, passages, elevators, stairways and other improvements thereof, as it may deem necessary or desirable; provided, however that no such changes shall preclude Tenant from accessing the Premises and Landlord shall use commercially reasonable efforts to avoid material interference with Tenant’s business operations.

(iv) Landlord may adopt any name for the Project and Landlord reserves the right, from time to time, to change the name and/or address of the Project at any time.

(p) Signing Authority. If Tenant is a corporation, partnership or limited liability company, each individual executing this Lease on behalf of said entity represents and warrants that he or she is duly authorized to execute and deliver the Lease on behalf of said entity in accordance with: (i) if Tenant is a corporation, a duly adopted resolution of the Board of Directors of said corporation or in accordance with the By-laws of said corporation, (ii) if Tenant is a partnership, the terms of the partnership agreement, and (iii) if Tenant is a limited liability company, the terms of its operating agreement, and that this Lease is binding upon said entity in accordance with its terms. Concurrently with Tenant’s execution of this Lease, Tenant shall provide to Landlord a copy of: (i) if Tenant is a corporation, such resolution of the Board of Directors authorizing the execution of this Lease on behalf of such corporation, which copy of resolution shall be duly certified by the secretary or an assistant secretary of the corporation to be a true copy of a resolution duly adopted by the Board of Directors of said corporation and shall be in a form reasonably acceptable to Landlord, (ii) if Tenant is a partnership, a copy of the provisions of the partnership agreement granting the requisite authority to each individual executing this Lease on behalf of said partnership, and (iii) if Tenant is a limited liability company, a copy of the provisions of its operating agreement granting the requisite authority to each individual executing this Lease on behalf of said limited liability company. In the event Tenant fails to comply with the requirements set forth in this subparagraph (p), then each individual executing this Lease shall be personally liable, jointly and severally along with Tenant, for all of Tenant’s obligations in this Lease.

(q) Identification of Tenant.

(i) If Tenant constitutes more than one person or entity, (A) each of the shall be jointly and severally liable for keeping, observing and performing of all of the terms, covenants, conditions and provisions of this Lease to be kept, observed and performed by Tenant, (B) the term “Tenant” as used in this Lease shall mean and include each of them jointly and severally, and (C) the act of or notice from, or notice or refund to, or the signature of, any one or more of them, with respect to the tenancy of this Lease, including, but not limited to, any renewal, extension, expiration, termination or modification of this Lease, shall be binding upon each and all of the persons or entities executing this Lease as Tenant with the same force and effect as if each and all of them had so acted or so given or received such notice or refund or so signed.

(ii) If Tenant is a partnership (or is comprised of two or more persons, individually and as co-partners of a partnership) or if Tenant’s interest in this Lease shall be assigned to a partnership (or to two or more persons, individually and as co-partners of a partnership) pursuant to Article 15 hereof (any such partnership and such person hereinafter referred to in this Section 30(q)(ii) as “Partnership Tenant”), the following provisions of this Lease shall apply to such Partnership Tenant:

(A) The liability of each of the parties comprising Partnership Tenant shall be joint and several.

(B) Each of the parties comprising Partnership Tenant hereby consents in advance to, and agrees to be bound by, any written instrument which may hereafter be executed, changing, modifying or discharging this Lease, in whole or in part, or surrendering all or any part of the Premises to the Landlord, and by notices, demands, requests or other communication which may hereafter be given, by the individual or individuals authorized to execute this Lease on behalf or Partnership Tenant under Subparagraph (p) above.

(C) Any bills, statements, notices, demands, requests or other communications given or rendered to Partnership Tenant or to any of the parties comprising Partnership Tenant shall be deemed given or rendered to Partnership Tenant and to all such parties and shall be binding upon Partnership Tenant and all such parties.

(D) If Partnership Tenant admits new partners, all of such new partners shall, by their admission to Partnership Tenant, be deemed to have assumed performance of all of the terms, covenants and conditions of this Lease on Tenant’s part to be observed and performed.

(E) Partnership Tenant shall give prompt notice to Landlord of the admission of any such new partners, and, upon demand of Landlord, shall cause each such new partner to execute and deliver to Landlord an agreement in form satisfactory to Landlord, wherein each such new partner shall assume performance of all of the terms, covenants and conditions of this Lease on Partnership Tenant’s part to be observed and performed (but neither Landlord’s failure to requires any such agreement nor the failure of any such new partner to execute or deliver any such agreement to Landlord shall terminate the provisions of clause (D) of this Section 30(q)(ii) or relieve any such new partner of its obligations thereunder).

(r) Intentionally Deleted.

(s) Survival of Obligations. Any obligations of Tenant occurring prior to the expiration or earlier termination of this Lease shall survive such expiration or earlier termination.

(t) Confidentiality. Tenant acknowledges that the content of this Lease and any related documents are confidential information. Tenant shall keep such confidential information strictly confidential and shall not disclose such confidential information to any person or entity other than Tenant’s financial, legal and space planning consultants and anyproposed Transferees.

(u) Governing Law. This Lease shall be governed by and construed in accordance with the laws of the State of California. No conflicts of law rules of any state or country (including, without limitation, California conflicts of law rules) shall be applied to result in the application of any substantive or procedural laws of any state or country other than California. All controversies, claims, actions or causes of action arising between the parties hereto and/or their respective successors and assigns, shall be brought, heard and adjudicated by the courts of the State of California, with venue in the County of San Diego. Each of the parties hererto hereby consents to personal jurisdiction by the courts of the State of California in connection with any such controversy, claim, action or cause of action, and each of the parties hereto consents to service of process by any means authorized by the California law and consent to the enforcement of any judgment so obtained in the courts of the State of California on the same terms and conditions as if such controversy, claim, action or cause of action had been originally heard and adjudicated to a final judgment in such courts. Each of the parties hereto further acknowledges that the laws and courts of California were freely and voluntarily chosen to govern this Lease and to adjudicate any claims or disputes hereunder.

(v) Office or Foreign Assets Control. Tenant certifies to Landlord that Tenant is not entering into this Lease, nor acting, for or on behalf of any person or entity named as a terrorist or other banned or blocked person or entity pursuant to any law, order, rule or regulation of the United States Treasury Department or the office of Foreign Assets Control. Tenant hereby agrees to indemnify, defend and hold Landlord and the Landlord Parties harmless from any and all Claims arising from or related to any breach of the foregoing certification.

(w) Financial Statements. If Tenant is not then publicly traded on NASDAQ or a nationally recognized securities exchange, within ten (10) days after Tenant’s receipt of Landlord’s written request, Tenant shall provide Landlord with current financial statements of Tenant and financial statements for the two (2) calendar or fiscal years (if Tenant’s fiscal year is other than a calendar year) prior to the current financial statement year. Any such statements shall be prepared in accordance with generally accepted accounting principles and, if the normal practice of Tenant, shall be audited by an independent certified public accountant.

(x) Exhibits. The Exhibits attached hereto are incorporated herein by this reference as if fully set forth herein.

(y) Independent Covenants. This Lease shall be construed as though the covenants herein between Landlord and Tenant are independent (and not dependent) and Tenant hereby expressly waives the benefit of any statute to the contrary and agrees that if Landlord fails to perform its obligations set forth herein, Tenant shall not be entitled to make any repairs or perform any acts hereunder at Landlord’s expense or to set off of any of the rent or other amounts owing hereunder against Landlord.

(z) Counterparts. This Lease may be executed in counterparts, each of which shall be deemed an original, but such counterparts, when taken together, shall constitute one agreement.

ARTICLE 31

OPTION TO EXTEND

(a) Option Right. Landlord hereby grants the Tenant named in this Lease (the “Original Tenant”) one (1) option (“Option”) to extend the Term for the entire Premises for a period of five (5) years (Option Term”), which Option shall be exercisable only by written notice delivered by Tenant to Landlord as set forth below. The right contained in this Article 31 shall be personal to the Original Tenant or an Affiliated Assignee and may only be exercised by the Original Tenant or an Affiliated Assignee (and not any other transferee) if the Original Tenant or Affiliated Assignee occupies the entire Premises as of the date of Tenant’s Acceptance (as defined in Section 31(c) below).

(b) Option Rent. The rent payable by Tenant during the Option Term (“Option Rent”) shall be equal to the “Market Rent” (defined below). “Market Rent” shall mean the applicable Monthly Basic Rental, including all escalations, Direct Costs, additional rent and other charges at which tenants, as of the time of Landlord’s “Option Rent Notice” (as defined below), are entering into leases for non-sublease, non-encumbered, space comparable in size, location and quality to the Premises in renewal transactions for a term comparable to the Option Term, which comparable space is located in office buildings comparable to the Project in the immediate vicinity of the Project, in San Diego, California, taking into consideration the value of the existing improvements in the Premises to Tenant, as compared to the value of the existing improvements in such comparable space, with such value to be based upon the age, quality and layout of the improvements and the extent to which the same could be utilized by Tenant with consideration given to the fact that the improvements existing in the Premises are specifically suitable to Tenant.

(c) Exercise of Option. The Option shall be exercised by Tenant only in the following manner: (i) Tenant shall not be in default on the delivery date of the Interest Notice and Tenant’s Acceptance; (ii) Tenant shall deliver written notice (“Interest Notice”) to Landlord not more than twelve (12) months nor less than nine (9) months prior to the expiration of the Term, stating that Tenant is interested in exercising the Option, (iii) within fifteen (15) business days of Landlord’s receipt of Tenant’s written notice, Landlord shall deliver notice (“Option Rent Notice”) to Tenant setting forth the Option Rent; and (iv) if Tenant desires to exercise such Option, Tenant shall provide Landlord written notice within fifteen (15) business days after receipt of the Option Rent Notice (“Tenant’s Acceptance”). Tenant’s failure to deliver the Interest Notice or Tenant’s Acceptance on or before the dates specified above shall be deemed to constitute Tenant’s election not to exercise the Option. If Tenant timely and properly exercises its Option, the Term shall be extended for the Option Term upon all of the terms and conditions set forth in this Lease, except that the rent for the Option Term shall be as indicated in the Option Rent Notice.

ARTICLE 32

SIGNAGE

Provided Tenant is not in default hereunder, Tenant, at Tenant’s sole cost and expense, shall have the non-exclusive right to install a strip at a location designated by Landlord on the Project’s existing “monument” sign (“Tenant’s Signage”). Tenant’s Signage shall be subject to Landlord’s approval as to size, design, graphics, materials, colors and similar specifications and shall be consistent with the exterior design, materials and appearance of the Project and the Project’s signage program and shall be further subject to all applicable local government laws, rules, regulations, codes and Tenant’s receipt of all permits and other governmental approvals and any applicable covenants, conditions and restrictions. Tenant’s Signage rights may not be assigned or transferred by Tenant to any other person or entity except that in connection with any assignment of Tenant’s interest under this Lease to an Affiliated Assignee, Tenant’s Signage may be assigned to the assignee with Landlord’s prior consent, which consent shall not be unreasonably withheld by Landlord so long as the name of the assignee is not an “Objectionable Name,” as that term is defined below. In addition, should the name of the Original Tenant change, Tenant shall be entitle to modify, at Tenant’s sole cost and expense, Tenant’s Signage to reflect Tenant’s new name, but only if Tenant’s new name in not an “Objectionable Name.” The term “Objectionable Name” shall mean any name that (i) relates to an entity that is of a character or reputation, or is associated with a political orientation or faction that is materially inconsistent with the quality of the Project, or which would otherwise reasonably offend a landlord of a building comparable to the Project, taking into consideration the level and visibility of Tenant’s Signage, or (ii) conflicts with an covenants in other leases of space in the Project. Landlord shall have the right, but not the obligations, to oversee the installation of Tenant’s Signage. The cost to maintain and operate, if any, Tenant’s Signage shall be paid for by Tenant. Upon expiration of the Term, or other earlier termination of this Lease, Tenant shall be responsible for any and all costs associated with the removal of Tenant’s Signage, including, but not limited to, the cost to repair and restore the monument to its original condition, normal wear and tear excepted.

ARTICLE 33

TERMINATION OPTION

Provided Tenant fully and completely satisfies each of the conditions set forth in this Article 33, Tenant shall have the on-going option (“Termination Option”) to terminate this Lease as of a date specified by Tenant, which date (the “Termination Date”) must be during the initial Lease Term and after expiration of the fourth (4th) Lease Year. In order to exercise the Termination Option, Tenant must fully and completely satisfy each and every one of the following conditions: (a) Tenant must give Landlord written notice (“Termination Notice”) of its exercise of the Termination Option, Which Termination Notice shall specify the Termination Date (which date shall be writing the parameters described in the immediately preceding sentence) and which Termination Notice must be delivered to Landlord at least nine (9) months prior to such Termination Date, (b) at the time of the Termination Notice Tenant shall not be in default under this Lease after expiration of applicable cure periods, and (c) concurrently with Tenant’s delivery of the Termination Notice to Landlord, Tenant shall pay to Landlord a termination fee (“Termination Fee”) equal to the sum of (i) the unamortized balance, as of the Termination Date, of the (A) amount expended by Landlord in connection with the design and construction of the Improvements pursuant to the Tenant Work Letter, and (B) brokerage commissions paid by Landlord in connection with this Lease, plus (ii) Fifty-Five Thousand Seven Hundred Forty-Four and 50/100 Dollars ($55,744.50). Amortization pursuant to subsection (i), above, shall be calculated on a seven (7) year amortization schedule commencing as of the Commencement Date based upon equal monthly payments of principal and interest, with interest imputed on the outstanding principal balance at the rate of ten percent (10%) per annum. Upon written inquiry from Tenant, Landlord shall provide Tenant with Landlord’s calculation of the Termination Fee.

ARTICLE 34

COMMUNICATION EQUIPMENT

Subject to all governmental laws, rules and regulations, Tenant and Tenant’s contractors (which shall firs be reasonably approved by Landlord) shall have the right and access to install, repair, replace, remove, operate and maintain one (1) so-called “satellite dish” or other similar devise, such as antennae (collectively, “Communication Equipment”) no greater than one (1) meter in diameter, together with aesthetic screener designated by Landlord and all cable, wiring, conduits and related equipment, for the purpose of receiving and sending radio, television, computer, telephone or other communication signals, at a location on the roof of the Project designated by Landlord. Landlord shall have the right to require Tenant to relocate the Communication Equipment, at Landlord’s expense, at any time to another location on the roof of the Project reasonably approved by Tenant. Tenant shall retain Landlord’s designated roofing contractor to make any necessary penetrations and associated repairs to the roof in order to preserve Landlord’s roof warranty. Tenant’s installation and operation of the Communication Equipment shall be governed by the following terms and conditions:

(a) Tenant’s right to install, replace, repair, remove, operate and maintain the Communication Equipment shall be subject to all governmental laws, rules and regulations and Landlord makes no representation that such laws, rules and regulations permit such installation and operation.

(b) All plans and specifications for the Communication Equipment shall be subject to Landlord’s reasonable approval.

(c) All Costs of installation, operation and maintenance of the Communication Equipment and any necessary related equipment (including, without limitation, costs of obtaining any necessary permits and connections to the Project’s electrical system) shall be borne by Tenant.

(d) It is expressly understood that Landlord retains the right to use the roof of the Project for any purpose whatsoever provided that Landlord shall not unduly interfere with Tenant’s use of the Communication Equipment.

(e) Tenant shall use the Communication Equipment so as not to cause any interference to other tenants in the Project or with any other tenant’s Communication Equipment, and not to damage the Project or interfere with the normal operation of the Project.

(f) Landlord shall not have any obligations with respect to the Communication Equipment. Landlord makes not representation that the Communication Equipment will be able to receive or transmit communication signals without interference or disturbance (whether or not by reason of the installation or use of similar equipment by others on the roof of the Project) and Tenant agrees that Landlord shall not be liable to Tenant therefor. Tenant shall not lease or otherwise make the Communication Equipment available to any third party and the Communication Equipment shall be only for Tenant’s use in connection with the conduct of Tenant’s Business in the Premises.

(g) Tenant shall (i) be solely responsible for any damage caused as a result of the Communication Equipment, (ii) promptly pay an tax, license or permit fees charged pursuant to any laws or regulations in connection with the installation, maintenance or use of the Communication Equipment and comply with all precautions and safeguards recommended by all governmental authorities, and (iii) pay for all necessary repairs, replacements to or maintenance of the Communication Equipment.

(h) The Communication Equipment shall remain the sole property of Tenant. Tenant shall remove the Communication Equipment and related equipment at Tenant’s sole cost and expense upon the expiration or sooner termination of this Lease or upon the imposition of any governmental law or regulation which may require removal, and shall repair the Project upon such removal to the extent required by such work of removal. If Tenant fails to remove the Communication Equipment and repair the Project within fifteen (15) days after the expiration or earlier termination of this Lease, Landlord may do so at Tenant’s expense. The provisions of this Section 34(h) shall survive the expiration or earlier termination of this Lease.

(i) The Communication Equipment shall be deemed to constitute a portion of the Premises for purposes of Articles 13 and 14 of this Lease.

(j) Tenant agrees to execute a license agreement with Landlord’s rooftop management company regarding Tenant’s installation, use and operation of the Communication Equipment, which license agreement should be in commercially reasonable form and shall incorporate the terms and conditions of this Article 34. Tenant acknowledges that such license agreement will require Tenant to pay a one-time initial oversight fee to the rooftop management company in connection with the installation of the Communication Equipment.

(k) Prior to Tenant’s installation of the Communication Equipment, Tenant shall pay to Landlord or Landlord’s rooftop management company, a one-time initial oversight fee in the amount of Five Hundred Dollars ($500.00). Furthermore, Tenant shall be responsible for the cost of any utilities provided to the Communication Equipment, which costs shall be billed to Tenant and payable by Tenant monthly, as Additional Rent.

IN WITNESS WHEREOF, the parties have executed this Lease, consisting of the forgoing provisions and Articles, including all exhibits and other attachments referenced therein, as of the date of the first above written.

“LANDLORD”	ARDEN REALTY FINANCE V, L.L.C.,
a Delaware limited liability company

	By:	/s/ Robert C. Peddicord
		Its:	Robert C. Peddicord

“TENANT”	MITEK SYSTEMS, INC.,
a Delaware corporation

	By:	/s/ James B. DeBello
	Printed Name:	James B. DeBello
	Title:	CEO

	By:	/s/ Tesfaye Hailmichael
	Printed Name:	Tesfaye Hailmichael
	Title:	CFO

EXHIBIT “A”

PREMISES

This Exhibit “A” is provided for informational purposes only and is intended to be only an approximation of the layout of the Premises and shall not be deemed to constitute any representation by Landlord as to the exact layout or configuration of the Premises.

EXHIBIT “B”

RULES AND REGULATIONS

1. No sign, advertisement or notice shall be displayed, printed or affixed on or to the Premises or to the outside or inside of the Project or so as to be visible from outside the Premises or Project without Landlord’s prior written consent. Landlord shall have the right to remove any non-approved sign, advertisement or notice, without notice to and at the expense of the Tenant, and Landlord shall not be liable in damages for such removal. All approved signs or lettering on doors and walls shall be printed, painted, affixed or inscribed at the expense of Tenant by Landlord or by a person selected by Landlord and in a manner and style acceptable to Landlord.

2. Tenant shall not obtain for use on the Premises ice, waxing, cleaning, interior glass polishing, rubbish removal, towel or other similar services, or accept barbering or bootblackening, or coffee cart services, mile, soft drinks or other like services on the Premises, except from person authorized by Landlord and at the hours and under regulations fixed by Landlord. Except for snack and soft drink vending machines for use by Tenant’s employees in the kitchen area of the Premises, no vending machines or machines of any description shall be installed, maintained or operation upon the Premises without Landlord’s prior written consent.

3. The sidewalks, halls, passages, exits, entrances, elevators and stairways shall not be obstructed by Tenant or used for any purpose other than for ingress and egress from Tenant’s Premises. Under no circumstances is trash to be stored in the corridors. Notice must be given to Landlord for nay large deliveries. Furniture, freight and other large or heavy articles, and all other deliverers may be brought into the project only at times and in the manner designated by Landlord, and always at Tenant’s sole responsibility and risk. Landlord may impose reasonable charges for use of freight elevators after or before normal business hours. All damage done to the Project by moving or maintaining such furniture, freight or articles shall be repaired by Landlord at Tenant’s expense. Tenant shall not take or permit to be taken in or out of entrances or passenger elevators of the Project, any item normally taken, or which Landlord otherwise reasonably requires to be taken, in or out through service doors or on freight elevators. Tenant shall move all supplies, furniture and equipment as soon as received directly to the Premises, and shall move all waste that is at any time being taken from the Premises directly to the areas designated for disposal.

4. Toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein.

5. Tenant shall not overload the floor of the Premises or mark, drive nails, screw or drill into partitions, ceilings or floor or in any way deface the Premises other than in connection with hanging normal artwork within the Premises. Tenant shall not place typed, handwritten or computer generated sighs in the corridors or any other common areas. Should there be a need for signage additional to the Project standard tenant placard, a written request shall be made to Landlord to obtain approval prior to any installation. All costs for said signage shall be Tenant’s responsibility.

6. In no event shall Tenant place a load upon any floor of the Premises or portion of any such flooring exceeding the floor load per square foot of area for which such floor is designed to carry and which is allowed by law, or any machinery or equipment which shall cause excessive vibration to the Premises or noticeable vibration to any other part of the Project. Prior to bringing any heavy safes, vaults, or similarly heavy equipment into the Project, Tenant shall inform Landlord in writing of the dimensions and weights thereof and shall obtain Landlord’s reasonable consent thereto. Such consent shall not constitute a representation or warranty by Landlord that the safe, vault, or other equipment complies, with regard to distribution of weight and/or vibration, with the provisions of this Rule 6 nor relieve Tenant from responsibility for the consequences of such noncompliance, and any such safe, vault or other equipment which Landlord determines to constitute a danger of damage to the Project or a nuisance to other tenants, either alone or in combination with other heavy and/or vibrating objects and equipment, shall be promptly removed by Tenant, at Tenant’s cost, upon Landlord’s written notice of such determination and demand for removal thereof.

7. Tenant shall not use or keep in the Premises or Project any kerosene, gasoline or inflammable, explosive or combustible fluid or material, or use any method of heating or air-conditioning other than that supplied by Landlord.

8. Tenant shall not lay linoleum, tile, carpet or other similar floor covering so that the same shall be affixed to the floor of the Premises in any manner except as approved by Landlord.

9. Tenant shall not install or use any blinds, shades, awnings or screens in connection with any window or door of the Premises and shall not use any drape or window covering facing any exterior glass surface other than the standard drapes, blinds or other window covering established by Landlord.

10. Tenant shall cooperate with Landlord in obtaining maximum effectiveness of the cooling system by closing window coverings when the sun’s rays fall directly on windows of the Premises. Tenant shall not obstruct, alter, or in any way impair the efficient operation of Landlord’s heating, ventilating and air-conditioning system. Tenant shall not tamper with or change the setting of any thermostats or control valves.

11. The Premises shall not be used for manufacturing or for the storage of merchandise except as such storage may be incidental to the permitted use of the Premises. Tenant shall not, without Landlord’s prior written consent, occupy or permit any portion of the Premises to be occupied or used for the manufacture or sale of liquor or tobacco in any form, or a barber or manicure shop, or as an employment bureau. The Premises shall not be used for lodging or sleeping or for any improper, objectionable or immoral purpose. No auction shall be conducted on the Premises.

12. Tenant shall not make, or permit to be made, any unseemly or disturbing noises, or disturb or interfere with occupants of Project or neighboring buildings or premises or those having business with it by the use of any musical instrument, radio, phonographs or unusual noise, or in any other way.

13. No bicycles, vehicles or animals of any kind shall be brought into or kept in or about the Premises, and no cooking shall be done or permitted by any tenant in the Premises, except that the preparation of coffee, tea, hot chocolate and similar items for tenants, their employees and visitors shall be permitted. No tenant shall cause or permit any unusual or objectionable odors to be produced in or permeate from or throughout the Premises. The foregoing notwithstanding, Tenant shall have the right to use a microwave and to heat microwavable items typically heated in an office. No hot plates, toaster ovens or similar open element cooking apparatus shall be permitted in the Premises.

14. The sashes, sash doors, skylights, windows and doors that reflect or admit light and air into the halls, passageways or other public places in the Project shall not be covered or obstructed by any tenant, nor shall any bottles, parcels or other articles be placed on the window sills.

15. No additional locks or bolts of any kind shall be placed upon any of the doors or windows by any tenant, nor shall any changes be made in existing locks or the mechanisms thereof unless Landlord is first notified thereof, gives written approval, and is furnished a key therefor. Each tenant must, upon the termination of his tenancy, give to Landlord all keys and key cards of stores, offices, or toilets or toilet rooms, either furnished to, or otherwise procured by, such tenant, and in the event of the loss of any keys so furnished, such tenant shall pay Landlord the cost of replacing the same or of changing the lock or locks opened by such lost key if Landlord shall deem it necessary to make such change. If more than two keys for one lock are desired, Landlord will provide them upon payment therefor by Tenant. Tenant shall not key or re-key any locks. All locks shall be keyed by Landlord’s locksmith only.

16. Landlord shall have the right to prohibit any advertising by any tenant which, in Landlord’s opinion, tends to impair the reputation of the Project or its desirability as an office building and upon written notice from Landlord any tenant shall refrain from and discontinue such advertising.

17. Landlord reserves the right to control access to the Project by all persons after reasonable hours of generally recognized business days and at all hours on Sundays and legal holidays and may at all times control access to the equipment areas of the Project outside the Premises. Each tenant shall be responsible for all persons for whom it requests after hours access and shall be liable to Landlord for all acts of such persons. Landlord shall have the right from time to time to establish reasonable rules and charges pertaining to freight elevator usage, including the allocation and reservation of such usage for tenants’ initial move-in to their premises, and final departure therefrom. Landlord may also establish form time to time reasonable rules and charges for accessing the equipment areas of the Project, including the risers, rooftops and telephone closets.

18. Any person employed by any tenant to do janitorial work shall, while in the Project and outside of the Premises, be subject to and under the control and direction of the Office of the Project or its designated representative such as security personnel (but not as an agent or servant of Landlord, and the Tenant shall be responsible for all acts of such persons).

19. All doors opening on to public corridors shall be kept closed, except when being used for ingress and egress. Tenant shall cooperate and comply with any reasonable safety or security programs, including fire drills and air raid drills, and the appointment of “fire wardens” developed by Landlord for the Project, or required by law. Before leaving the Premises unattended, Tenant shall close and securely lock all doors or other means of entry to the Premises and shut off all lights and water faucets in the Premises.

20. The requirements of tenants will be attended to only upon application to the Office of the Project.

21. Canvassing, soliciting and peddling in the Project are prohibited and each tenant shall cooperated to prevent the same.

22. All office equipment of any electrical or mechanical nature shall be placed by tenants in the Premises in settings approved by Landlord, to absorb or prevent any vibration, noise or annoyance.

23. No air-conditioning unit or other similar apparatus shall be installed or used by any tenant without the prior written consent of Landlord. Tenant shall pay the cost of all electricity used for air-conditioning on the Premises if such electrical consumption exceeds normal office requirements, regardless of whether additional apparatus is installed pursuant to the preceding sentence.

24. There shall not be used in any space, or in the public halls of the Project, either by any tenant or others, any hand trucks except those equipped with rubber tires and side guards.

25. All electrical ceiling fixtures hung in offices or spaces along the perimeter of the Project must be fluorescent and/or of a quality, type, design, and bulb color approved by Landlord. Tenant shall not permit the consumption in the Premises of more than 2 1/2 watts per net usable square foot in the Premises in respect of office lighting nor shall Tenant permit the consumption in the Premises of more than 1 1/2 watts per net usable square foot of space in the Premises in respect of the power outlets therein, at any one time. IN the event that such limits are exceeded, Landlord shall have the right to require Tenant to remove lighting fixtures and equipment and/or to charge Tenant for the cost of the additional electricity consumed.

26. Parking

(a) Project parking facility hours shall be 7:00 a.m. to 7:00 p.m., Monday through Friday, and closed on weekends, state and federal holidays excepted, as such hours may be revised from time to time by Landlord; however, subject to casualty and repairs and maintenance, Tenant’s employees shall have access to the Project parking facility twenty-four (24) hours per day, seven (7) days per week.

(b) Automobiles must be parked entirely within the stall lines on the floor.

(c) All directional signs and arrows must be observed.

(d) The speed limit shall be 5 miles per hour.

(e) Parking is prohibited in areas not striped for parking.

(f) Parking cards or any other device or form of identification supplied by Landlord (or its operator) shall remain the property of Landlord (or its operator). Such parking identification device must be displayed as requested and may not be mutilated in any manner. The serial number of the parking identification devise may not be obliterated. Devices are not transferable or assignable and any device in the possession of an unauthorized holder will be void. There will be a replacement charge to the Tenant or person designated by Tenant of $25.00 for loss of any parking card. There shall be a security deposit of $25.00 due at issuance for each card key issued to Tenant.

(g) The monthly rate for parking is payable one (1) month in advance and must be paid by the third business day of each month. Failure to do so will automatically cancel parking privileges and a charge at the prevailing daily rate will be due. No deductions or allowances from the monthly rate will be made for days parker does not use the parking facilities.

(h) Tenant may validate visitor parking by such method or methods as the Landlord may approve, at the validation rate from time to time generally applicable to visitor parking.

(i) Landlord (and its operator) may refuse to permit any person who violates the within rules to park in the Project parking facility, and any violation of the rules shall subject the automobile to removal from the project parking facility at the parker’s expense. In either of said events, Landlord (or its operator) shall refund a proratra portion of the current monthly parking rate and they sticker or any other form of identification supplied by Landlord (or its operator) will be returned to Landlord (or its operator).

(j) Project parking facility managers or attendants are not authorized to make or allow any exceptions to these Rules and Regulations.

(k) All responsibility for any loss or damage to automobiles or any personal property therein is assumed by the parker.

(l) Loss or theft of parking identification devices form automobiles must be reported to the Project parking facility manager immediately, and a lost or stolen report must be filed by the parker at that time.

(m) The parking facilities are for the sole purpose of parking one automobile per space. Washing, waxing, cleaning or servicing of any vehicles by the parker or his agents is prohibited.

(n) Landlord (and its operator) reserves the right to refuse the issuance of monthly stickers or other parking identification devices to any Tenant and/or its employees who refuse to comply with the above Rules and Regulations and all City, State or Federal ordinances, laws or agreements.

(o) Tenant agrees to acquaint all employees with these Rule and Regulations.

(p) No vehicle shall be stored in the Project parking facility for a period of more than one (1) week.

27. The Project is a non-smoking Project. Smoking or carrying lighted cigars or cigarettes in the Premises or the Project, including the elevators in the Project, is prohibited.

28. Tenant shall not, without Landlord’s prior written consent (which consent may be granted or withhold in Landlord’s absolute discretion), allow any employee or agent to carry any type of gun or other firearm in or about any of the Premises, Building or Project.

“EXHIBIT C”

NOTICE OF LEASE TERM DATES

AND TENANT PROPORTIONATE SHARE

TO:	MITEK SYSTEMS, INC.	DATE: December 9, 2005
8911 Balboa Ave, Suite B
San Diego, CA 92123

RE: Lease dated September 13, 2005 between ARDEN REALTY FINANCE V, L.L.C., a Delaware Limited Liability Company (“Landlord”), and MITEK SYSTEMS, INC.,(“Tenant”), concerning Suite B located at, 8911 Balboa Ave. San Diego, CA 92123.

Ladies and Gentlemen:

In accordance with the Lease, Landlord wishes to advise and/or confirm the following:

1. That the Premises have been accepted herewith by the Tenant as being substantially complete in accordance with the Lease and that there is no deficiency in construction.

2. That the Tenant has taken possession of the Premises and acknowledges that under the provisions of the Lease the Term of said Lease shall commence as of December 9, 2005 for a term of seven (7) years ending on December 31, 2012.

3. That in accordance with the Lease, Basic Rental commenced to accrue on December 9, 2005.

4. If the Commencement Date of the Lease is other than the first day of the month, the first billing will contain a prorata adjustment. Each billing thereafter shall be for the full amount of the monthly installment as provided for in said Lease.

5. Rent is due and payable in advance on the first day of each and every month during the Term of said Lease. Your rent checks should be made payable to:

ARDEN REALTY FINANCE V, L.L.C., at P.O. Box 31001-0815, Pasadena, California 91110-0815. Attn: Lockbox #910815

6. The exact number of rentable square feet within the Premises is 15,927 rentable square feet.

7. Tenant’s Proportionate Share as adjusted based upon the exact number of rentable square feet within the Premises is 22.79%.

AGREED AND ACCEPTED:

TENANT:

MITEK SYSTEMS, INC.

By:
Its:

EXHIBIT “D”

TENANT WORK LETTER

[MITEK SYSTEMS, INC.]

This Tenant Work Letter shall set forth the terms and conditions relating to the renovation of the tenant improvements in the Premises. This Tenant Work Letter is essentially organized chronologically and addressees the issues of the construction of the Premises, in sequence, as such issues will arise.

SECTION 1

CONSTRUCTION DRAWINGS FOR THE PREMISES

Landlord shall construct the improvements in the Premises (the “Improvements”) pursuant to that certain plan prepared by Hurkes Harris Design Associates dated July 15, 2005 as modified by the bulletins which are attached hereto as Schedule 1 and made a part hereof (collectively, the “Plans”). Unless specifically noted to the contrary on the Plans, the Improvements shall be constructed using Project-standard quantities, specifications and materials as determined by Landlord. Based upon the Plans, Landlord shall cause the Architect to prepare detailed plans and specifications for the Improvements (“Working Drawings”). Landlord shall then forward the Working Drawings to Tenant for Tenant’s approval. Tenant shall approve or reasonably disapprove any draft of the Working Drawings within three (3) business days after Tenant’s receipt thereof; provided, however, that (i) Tenant shall not be entitle to disapprove any portion, component or aspect of the Working Drawings which are consistent with the Plans unless Tenant agrees to pay for the additional cost resulting from such change in the Plans as part of the Over-Allowance Amount pursuant to Section 2 below, and (ii) any disapproval of the Working Drawings by Tenant shall be accompanies by a detailed written explanation of the reasons for Tenant’s disapproval. Failure of Tenant to reasonably disapprove any draft of the Working Drawings within said three (#) business day period shall be deemed to constitute Tenant’s approval thereof. The Working Drawings, as approved by Landlord and Tenant, may be referred to herein as the “Approved Working Drawings.” Tenant shall make no changes or modifications to the Plans or the Approved Working Drawings without the prior written consent of Landlord, which consent may be withheld in Landlord’s sole discretion if such change or modification would directly or indirectly delay the “Substantial Completion,” as that term is defined in Section 5.1 of this Tenant Work Letter, of the Improvements in the Premises or increase the cost of designing or constructing the Improvements.

SECTION 2

OVER-ALLOWANCE AMOUNT

In the event any revisions, changes, or substitutions are made with Tenant’s consent to the Plans or the Approved Working Drawings or the Improvements, any additional costs which arise in connection with such revisions, changes or substitutions shall be considered to be an “Over-Allowance Amount.” The Over-Allowance Amount shall be paid by Tenant to Landlord, as Additional Rent, within ten (10) days after Tenant’s receipt of invoice therefor. The Over-Allowance Amount shall be disbursed by Landlord prior to the disbursement of any portion of Landlord’s contribution to the construction of the Improvements.

SECTION 3

RETENTION OF CONTRACTOR;

WARRANTIES AND GUARANTIES

Landlord hereby assigns to Tenant all warranties and guaranties by the contractor constructs the Improvements (the “Contractor”) relating to the Improvements, and Tenant hereby waives all claims against Landlord related to, or arising out of the construction of, the Improvements. The Contractor shall be designated and retained by Landlord to construct the Improvements.

SECTION 4

TENANT’S COVENANTS

Tenant shall, at no cost to Tenant, cooperate with Landlord and the space planner or architect retained by Landlord (“Architect”) to cause a Notice of Completion to be recorded in the office of the Recorder of the County of San Diego in accordance with Section 3093 of the Civil Code of the State of California or any successor statute upon completion of construction of the Improvements.

SECTION 5

COMPLETION OF THE IMPROVEMENTS

5.1 Substantial Completion. For purposes of this Lease, “Substantial Completion” of the improvements in the Premises shall occur upon the completion of construction of the Improvements in the Premises pursuant to the Approved Working Drawings, with the exception of any punch list items and any tenant fixtures, work-stations, built-in furniture, or equipment to be installed by Tenant.

5.2 Delay of the Substantial Completion of the Premises. Except as provided in this Section 5.2, the Commencement Date shall occur as set forth in the Lease. If there shall be a delay or there are delays in the Substantial Completion of the Improvements in the Premises as a result of the following (collectively, “Tenant Delays”):

5.2.1 Tenant’s failure to timely approve any matter requiring Tenant’s approval;

5.2.2 A breach by Tenant of the terms of this Tenant Work Letter or the Least;

5.2.3 Tenant’s request for changes in the Plans, Working Drawings or Approved Working Drawings;

5.2.4 Changes in any of the Plans, Working Drawings or Approved Working Drawings because the same do not comply with applicable laws;

5.2.5 Tenant’s requirement for materials, components, finishes or improvements which are not available in a commercially reasonable time give the anticipated date of Substantial Completion of the Improvements in the Premises, or which are different from, or not included in, Landlord’s standard improvement package items for the Project;

5.2.6 Changes to the base, shell and core work of the Project required by the Approved Working Drawings or any changes thereto; or

5.2.7 Any other acts or omissions of Tenant, or its agents, or employees;

then, notwithstanding anything to the contrary set for the in the Lease or this Tenant Work Letter and regardless of the actual date of the Substantial Completion of the Improvements in the Premises, the date of Substantial Completion thereof shall be deemed to be the date that Substantial Completion would have occurred if no Tenant Delay or Delays, as set forth above, had occurred.

5.3 Outside Date. In the event that the Substantial Completion of the Improvements in the Premises has not occurred by the “Outside Date,” which shall be January 15, 2006, as such January 15, 2006 date may be extended by the number of days of Tenant Delays and by the number of days of “Force Majeure Delays” (as defined below), then the sole remedy of Tenant shall be the right to deliver a notice to Landlord (the “Outside Date Termination Notice”) electing to terminate this Lease effective upon receipt of the Outside Date Termination Notice by Landlord (the “Effective Date”). Except as provided hereinbelow, the Outside Date Termination notice must be delivered by Tenant to Landlord, if at all, not earlier than the Outside Date and not later than five (5) business days after the Outside Date. If Tenant delivers the Outside Date Termination Notice to Landlord, then Landlord shall have the right to suspend the Effective Date for a period ending thirty (30) days after the original Effective Date. In order to suspend the

Effective Date, Landlord must deliver to Tenant, within five (5) business days after receipt of such Outside Date Termination Notice, a certificate of the Contractor certifying that it is such Contractor’s best good faith judgment that Substantial Completion of the Improvements in the Premises will occur within thirty (30) days after the original Effective Date. If Substantial Completion of the Improvements in the Premises occurs within said thirty (3) day suspension period, then the Outside Date Termination Notice shall be of no further force and effect; if, however, Substantial Completion of the Improvements in the Premises does not occur within said thirty (3) day suspension period, then this Lease shall terminate as of the date of expiration of such thirty (30) day period. If prior to the Outside Date Landlord determines that Substantial Completion of the Improvements in the Premises will not occur by the Outside Date, Landlord shall have the right to deliver a written notice to Tenant stating Landlord’s opinion as to the date by which Substantial Completion of the Improvements in the Premises shall occur and Tenant shall be required, within five (5) business days after receipt for such notice, to either deliver the Outside Date Termination Notice (which will mean that this Lease shall thereupon terminate and shall be of no further force and effect) or agree to extend the Outside Date to that date which is set by Landlord. Failure of Tenant to so respond in writing within said five (5) business day period shall be deemed to constitute Tenant’s agreement to extend the Outside Date to that date which is set by Landlord. If the Outside Date is so extended, Landlord’s right to request Tenant to elect to either terminate or further extend the Outside Date shall remain and shall continue to remain, with each of the notice periods and response periods set forth above, until the Substantial Completion of the Improvements in the Premises or until this Lease is terminated. For purposes of this Section 5.3, “Force Majeure Delays” shall mean and refer to a period of delay or delays encountered by Landlord affecting the work of construction of the Improvements because of delays due to excess time in obtaining governmental permits or approvals beyond the time period normally required to obtain such permits or approvals for similar space, similarly improved, in comparable office buildings in the Clairemont area of San Diego, California; fire, earthquake or other acts of God, acts of the public enemy; riot, public unrest, insurrection, governmental regulations of the sales of materials or supplies or the transportation thereof; strikes or boycotts; shortages of material or labor or any other cause beyond the reasonable control of the Landlord.

SECTION 6

MISCELLANEOUS

6.1 Tenant’s Representative. Tenant has designated Tesfaye Hailemichael as its sole representative with respect to the matters set forth in this Tenant Work Letter, who, until further notice to Landlord, shall have full authority and responsibility to act on behalf of the Tenant as required in this Tenant Work Letter.

6.2 Landlord’s Representative. Prior to commencement of construction of the Improvements, Landlord shall designate a representative with respect to the matters set forth in this Tenant Work Letter, who, until further notice to Tenant, shall have full authority and responsibility to act on behalf of the Landlord as required in this Tenant Work Letter.

6.3 Time of the Essence in This Tenant Work Letter. Unless otherwise indicated, all references herein to a “number of days” shall mean and refer to calendar days.

6.4. Punch List. Concurrently with Landlord’s deliver of the Premises to Tenant, a representative of Landlord and a representative of Tenant shall perform a walk-through inspection of the Premises to identify any “punchlist” items in the Improvements (i.e. minor defects or conditions in such Improvements that do not impair Tenant’s ability to utilize the Premises for the purposes permitted hereunder) and any “punchlist” items regarding the systems of the Project serving the Premises pursuant to Landlord’s obligations under the first sentence of Article 8 of the Lease, which items Landlord shall repair or correct no later than thirty (30) days after the date of such walk-through (unless the nature of such repair or correction is such that more than thirty (30) days are required for completion, in which case Landlord shall commence such repair or correction work within such thirty (30) day period and diligently prosecute the same to completion).

SCHEDULE 1

PLANS

FIRST AMENDMENT TO LEASE

This First Amendment to Lease (the “First Amendment”) is entered into as of this 1st day of February, 2009 by and between The Realty Associates Fund VIII, L.P., a Delaware limited partnership (“Landlord”), and Mitek Systems, Inc., a Delaware corporation (“Tenant”), with reference to the following recitals.

R E C I T A L S:

A. On or about September 13, 2005, Arden Realty Finance V, L.L.C. (“Arden”) and Tenant entered into a Standard Office Lease (the “Lease”) for that certain premises commonly known as Suite B (the “Premises”), 8911 Balboa Avenue, San Diego, California (the “Building”). Landlord purchased the Building from Arden and is now the landlord under the lease.

B. Tenant has requested that a portion of the monthly Basic Rental due from February 1, 2009 through September 30, 2009 be deferred and repaid commencing on October 1, 2009.

C. Landlord and Tenant wish to amend the Lease on the terms and conditions set forth below.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Deferred Basic Rental. Subject to the limitations set forth below, Landlord hereby agrees to defer the payment of $13,537.95 of the Basic Rental due for the months of February through September 2009 (the “Deferral Period”), for a total deferment of Basic Rental in the amount of $108,303.60 (the “Deferred Basic Rental”). On the first day of each calendar month during the Deferral Period Tenant shall continue to pay Basic Rental in the amount of $13,537.95. The Deferred Basic Rental shall be repaid to Landlord with interest at the rate of six percent (6%) per annum in equal monthly installments of $18, 785.93 payable on the first day of each calendar month commencing October 1, 2009 and continuing through March 1, 2010 (a total repayment with interest of $115,181.06). In the event that Tenant commits a default as defined in Article 19 of the Lease, there shall be no deferment of Basic Rental due for any month from and after the date of the default, and all Basic Rental previously deferred by Landlord shall be immediately due and payable by Tenant without notice or demand. No amounts due under the Lease other than the Deferred Basic Rental shall be deferred by Landlord and all other amounts payable by Tenant under the Lease including, but not limited to, Direct Costs, shall be due and payable in accordance with the terms and conditions of the Lease.

2. Termination Option. Article 33 of the Lease is hereby deleted in its entirety and shall be of no force or effect.

3. Conflict. If there is a conflict between the terms and conditions of this First Amendment and the terms and conditions of the Lease, the terms and conditions of this First Amendment shall control. Except as modified by this First Amendment, the terms and conditions of the Lease shall remain in full force and effect. Capitalized terms included in this First Amendment shall have the same meaning as capitalized terms in the Lease unless otherwise defined herein. Tenant herby acknowledges and agrees that the Lease is in full force and effect, Landlord is not currently in default under the Lease, and, to the best of Tenant’s knowledge, no event has occurred which, with the gibing of notice or the passage of time, or both, would ripen into Landlord’s default under the Lease.

4. Authority. The persons executing this First Amendment on behalf of the parties hereto represent and warrant that they have the authority to execute this First Amendment on behalf of said parties and that said parties have authority to enter into this First Amendment.

5. Brokers. Tenant and Landlord each represent and warrant to the other that neither has had any dealings or entered into any agreements with any person, entity, broker or finder other than SENTRE Partners, who has exclusively represented Landlord, in connection with the negotiation of this First Amendment, and no other broker, person, or entity is entitle to any commission or finder’s fee in connection with the negotiation of this First Amendment, and Tenant and Landlord each agree to indemnify, defend and hold the other harmless from and against any claims, damages, costs, expenses, attorneys’ fees or liability by reason of any dealings, actions or agreements of the indemnifying party.

6. Confidentiality. Tenant acknowledges and agrees that the terms of this First Amendment are confidential and constitute proprietary information of Landlord. Disclosure of the terms hereof could adversely affect the ability of Landlord to negotiate other leases with respe4ct to the property and may impair Landlord’s relationship with other tenants of the property. Tenant agrees that it and its partners, officers, directors, employees, brokers, and attorneys, if any, shall not disclose the terms and conditions of this First Amendment to any other person or entity without the prior written consent of Landlord which may be given or withheld by Landlord, in Landlord’s sole discretion. It is understood and agreed that damages alone would be an inadequate remedy for the breach of this provision by Tenant, and Landlord shall also have the right to seek specific performance of this provision and to seek injunctive relief to prevent its breach or continued breach.

7. Counterparts. This First Amendment may be executed in counterparts. Each counterpart shall be deemed an original, and all counterparts shall be deemed the same instrument with the same effect as if all parties hereto had signed the same signature page.

8. Delivery of Amendment. Preparation of this First Amendment by Landlord or Landlord’s agent and submission of same to Tenant shall not be deemed an offer by Landlord to enter into this First Amendment. This First Amendment shall become binding upon Landlord only when fully executed by all parties and when Landlord has delivered a fully executed original of this First Amendment to Tenant. The delivery of this First Amendment to Tenant shall not constitute an agreement by Landlord to negotiate in good faith, and Landlord expressly disclaims any legal obligation to negotiate in good faith.

9. Notices. All notices provided by Tenant to Landlord pursuant to the Lease shall be sent to the following addresses:

The Realty Associates Fund VIII, L.P.

c/o TA Associates Realty

1301 Dove Street, Suite 860

Newport Beach, California 92660

Attention: Asset Manager/Balboa Corporate Center

and

The Realty Associates Fund VIII, L.P.

c/o TA Associates Realty

28 State Street, Tenth Floor

Boston, Massachusetts 02109

Attention: Asset Manager/Balboa Corporate Center

and

SENTRE Partners

9474 Kearny Villa Road, Suite 103

San Diego, CA 92126

Attention: Property Manager/Balboa Corporate Center

IN WITNESS WHEREOF, the parties hereby execute this Third Amendment as of the date first written above.

LANDLORD:

The Realty Associates Fund VIII, L.P., a Delaware limited partnership

By:	Realty Associates Fund VIII LLC
a Massachusetts limited liability company, General Partner

By:	Realty Associates Advisors LLC, a Delaware limited liability company, Manager

	By:	Realty Associates Advisors Trust, a Massachusetts business trust, Manager

		By:	/s/ Scott W. Amling

Officer

TENANT*:

Mitek Systems, Inc., a Delaware corporation

By:	/s/ James DeBello

James DeBello

(print name)

Its:	President, CEO

(print title)

By:

(print name)

Its:

(print title)

*	Authorized officers must sign on behalf of the corporation and indicate the capacity in which they are signing. The amendment must be executed by the president or vice president and the secretary or assistant secretary, unless the bylaws or a resolution of the board of directors shall otherwise provide, in which event, the bylaws or a certified copy of the resolution, as the case may be, must be attached to this amendment.

SECOND AMENDMENT TO LEASE

This Second Amendment to Lease (the “Second Amendment”) is entered into as of this 18st day of September, 2009 by and between The Realty Associates Fund VIII, L.P., a Delaware limited partnership (“Landlord”), and Mitek Systems, Inc., a Delaware corporation (“Tenant”), with reference to the following recitals.

R E C I T A L S:

A. On or about September 13, 2005, Arden Realty Finance V, L.L.C. (“Arden”) and Tenant entered into a Standard Office Lease (the “Lease”) for that certain premises commonly known as Suite B (the “Premises”), 8911 Balboa Avenue, San Diego, California (the “Building”). Landlord purchased the Building from Arden and is now the landlord under the lease. On or about February 1, 2009, Landlord and Tenant entered into a First Amendment to Lease (the “First Amendment”). The Original Lease as modified by the First Amendment is hereinafter referred to as the “Lease”. The term of the Lease expires on December 31, 2012.

B. Tenant now desires to reduce the size of the Premises by returning to Landlord the portion of the Premises which is depicted on Exhibit A attached hereto (the “Relinquished Space”). The Relinquished Space contains approximately 1,722 rentable square feet.

C. Landlord is willing to reduce the size of the Premises by the Relinquished Space provided that Jack in the Box, Inc. (“Jack in the Box”), an adjacent tenant, agrees to amend its lease (the “Jack in the Box Lease”) to lease the Relinquished Space.

D. Landlord and Tenant wish to amend the Lease on the terms and conditions set forth below.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Amendment of Jack in the Box Lease. Landlord’s obligations under this Second Amendment are contingent and conditioned upon Jack in the Box agreeing to amend the Jack in the Box Lease to lease the Relinquished Space (the “Jack in the Box Amendment”). The terms and conditions of the Jack in the Box Amendment shall be satisfactory to Landlord in Landlord’s sole and absolute discretion. Landlord makes no representation or warranty to Tenant that an acceptable Jack in the Box Amendment will be entered into by Landlord and Jack in the Box. If a Jack in the Box Amendment is not entered into on or before October 31, 2009, Landlord shall have the right, in Landlord’s sole discretion, to elect upon written notice to Tenant to terminate this Second Amendment. If a Jack in the Box Amendment has not been entered into with Jack in the Box by October 31, 2009, Tenant shall thereafter have the option, in Tenant’s sole and absolute discretion, to elect upon written notice to Landlord (a “Termination Notice”) to terminate this Second Amendment; provided, however, in no event shall Tenant have the right to give a Termination Notice prior to October 31, 2009. If Landlord notifies Tenant that it has entered into a Jack in the Box Amendment prior to the date Tenant gives a Termination Notice, this Second Amendment shall remain in full force and effect. In the event that Landlord or Tenant elects to terminate this Second Amendment in accordance with the forgoing requirements, for and after the date of Landlord’s or Tenant’s delivery of the Termination Notice, this Second Amendment shall terminate, Landlord and Tenant shall thereafter have no further liability to each other under this Second Amendment and the Lease shall remain in full force and effect as if this Second Amendment had never been entered into by Landlord and Tenant.

2. Return of Relinquished Space. As of the Effective Date (as defined below), Tenant hereby agrees to return to Landlord and Landlord hereby agrees to accept from Tenant the Relinquished Space. From and after the Effective Date, the total rentable area of the Premises shall be 14,205 square feet and all references in the Lease to the “Premises” shall not include the Relinquished Space, and Tenant shall no longer have the right to use of occupy the Relinquished Space. For purposes of this Second Amendment, the “Effective Date” shall mean the date that is five (5) days after Landlord provides written notice to Tenant that it desires to obtain possession of the Relinquished Space.

3. Failure to Return Relinquished Space. If Tenant fails to vacate the Relinquished Space and to deliver the Relinquished Space to Landlord in the condition required by Section 2 on the Effective Date, time being of the essence, in addition to all other rights and remedies

Landlord may have as a result of such failure, Tenant shall pay the Landlord $146.37 for each day from the Effective Date until the date that Tenant delivers the Relinquished Space to Landlord in the condition required by Section 2 (“Per Diem Rent”). The Per Diem Rent shall be paid to Landlord within ten (10) days after written demand. For example, if Tenant delivers possession of the Relinquished Space to Landlord until ten (10) days after the Effective Date, in addition to any other remedies Landlord may have under the Lease or this Second Amendment, Tenant shall pay to Landlord within then (10) days after written demand Per Diem Rent in the amount of $1,463.70. Tenant hereby acknowledges that its failure to deliver the Relinquished Space to Landlord on the Effective Date will cause Landlord to incur damages including, but not limited to, lost rental income, and the exact amount of the damages Landlord will incur will be extremely difficult to ascertain. The receipt of the Per Diem Rent is not Landlord’s exclusive remedy for Tenant’s failure to deliver possession of the Relinquished Space to Landlord on the Effective Date. By way of example, and not limitation, Landlord shall also have the immediate right to commence an unlawful detainer proceeding or other legal proceeding to obtain possession of the Relinquished Space if Tenant does not deliver possession of the Relinquished Space to Landlord on the Effective Date.

4. Construction of Demising Improvements. Prior to the Effective Date, Tenant shall cause all the furniture, fixtures, files, books, equipment and other personal property of any type located in the Relinquished Space (the “Personal Property”) to be removed from the Relinquished Space, time being of the essence. At any time from and after the Effective date, Tenant hereby grants Landlord and its contractors the right to enter the Premises in order to construct the improvements that are necessary in order to separate the Relinquished Space from the remainder of the Premises (the “Improvements”). Landlord shall paint the portion of the Improvements facing the interior of the Premises with building standard paint to match the existing paint in the Premises. Tenant acknowledges that Landlord’s contractors will construct the Improvements while Tenant occupies the Premises and that the construction of the Improvements may interfere with Tenant’s use of portions of the Premises from time to time. Tenant acknowledges and agrees that it shall have no right to any abatement of rent or to recover any other damages from Landlord due to its inability to use portions of the Premises while the Improvements are being completed or due to interference with its business operations caused by such construction. Landlord and Tenant shall work together in an effort to minimize disruption to Tenant’s business operations caused by the construction of the Improvements, but Landlord shall have no obligation to pay overtime expenses or other extraordinary costs.

5. Basic Rental. Prior to the Effective Date, Tenant shall continue to pay the monthly Basic Rental required by the Lease. Notwithstanding anything to the contrary contained in the Lease, from and after the Effective Date, Tenant shall pay the following monthly Basic Rental:

Effective Date through December 31, 2009	$24,148.50	;
January 1, 2010 through December 31, 2010	$24,858.75	;
January 1, 2011 through December 31, 2011	$25,569.00	; and
January 1, 2012 through December 31, 2012	$26,279.25

Base Rent shall be prorated on a per diem basis for any partial month.

6. Deferred Basic Rental. Nothing contained herein shall reduce or modify Tenant’s obligation to pay the Deferred Basic Rental (as defined in the First Amendment), and Tenant shall continue to be obligated to pay the Deferred Basic Rental described in the First Amendment following the delivery of the Relinquished Space to Landlord.

7. Tenant’s Share. For periods accruing prior to Effective Date, Tenant’s Proportionate Share of Direct Costs shall continue to be 22.79%. Notwithstanding anything to the contrary contained in the Lease for periods accruing from and after Effective Date, Tenant’s Proportionate Share of Direct Costs shall be decreased from 22.79% to 20.39%.

8. Parking. From and after Effective Date, notwithstanding anything to the contrary contained in the Lease, Tenant shall be entitled to use a total of fifty five (55) unreserved parking passes.

9. Conflict. If there is a conflict between the terms and conditions of this Second Amendment and the terms and conditions of the Lease, the terms and conditions of this Second Amendment shall control. Except as modified by this Second Amendment, the terms and conditions of the Lease shall remain in full force and effect. Capitalized terms included in this

Second Amendment shall have the same meaning as capitalized terms in the Lease unless otherwise defined herein. Tenant hereby acknowledges and agrees that the Lease is in full force and effect, Landlord is not currently in default under the Lease, and, to the best of Tenant’s knowledge, no event has occurred which, with the giving of notice or the passage of time, or both, would ripen into Landlord’s default under the Lease.

10. Authority. The persons executing this Second Amendment on behalf of the parties hereto represent and warrant that they have the authority to execute this Second Amendment on behalf of said parties and that said parties have authority to enter into this Second Amendment.

11. Brokers. Tenant and Landlord each represent and warrant to the other that neither has had any dealings or entered into any agreements with any person, entity, broker or finder other than SENTRE Partners, who has exclusively represented Landlord, in connection with the negotiation of this Second Amendment, and no other broker, person, or entity is entitled to any commission or finder’s fee in connection with the negotiation of this Second Amendment, and Tenant and Landlord each agree to indemnify, defend and hold the other harmless from and against any claims, damages, costs, expenses, attorney’s fees or liability for compensation or charges which may be claimed by any such unnamed broker, finder or other similar party by reason of any dealings, actions or agreements of the indemnifying party.

12. Confidentiality. Tenant acknowledges and agrees that the terms of this Second Amendment are confidential and constitute proprietary information of Landlord. Disclosure of the terms hereof could adversely affect the ability of Landlord to negotiate other leases with respect to the property and may impair Landlord’s relationship with other tenants of the property. Tenant agrees that it and its partners, officers, directors, employees, brokers, and attorneys, if any, shall not disclose the terms and conditions of this Second Amendment to any other person or entity without prior written consent of Landlord which may be given or withheld by Landlord, in Landlord’s sole discretion. It is understood and agreed that damages alone would be an inadequate remedy for the breach of this provision by Tenant, and Landlord shall also have the right to seek specific performance of this provision and to seek injunctive relief to prevent its breach or continued breach.

13. Counterparts. This Second Amendment may be executed in counterparts. Each counterpart shall be deemed an original, and all counterparts shall be deemed the same instrument with the same effect as if all parties hereto had signed the same signature page.

14. Delivery of Amendment. Preparation of this Second Amendment by Landlord or Landlord’s agent and submission of same to Tenant shall not be deemed an offer by Landlord to enter into this Second Amendment. This Second Amendment shall become binding upon which Landlord only when fully executed by all parties and when Landlord has delivered a fully executed original of this Second Amendment to Tenant. The delivery of this Second Amendment to Tenant shall not constitute an agreement by Landlord to negotiate in good faith, and Landlord expressly disclaims any legal obligation to negotiate in good faith.

IN WITNESS WHEREOF, the parties hereby execute this Second Amendment as of the date first written above.

LANDLORD:

The Realty Associates Fund VIII, L.P., a Delaware limited partnership

By:	Realty Associates Fund VIII LLC
a Massachusetts limited liability company, General Partner

	By:	Realty Associates Advisors LLC, a Delaware limited liability company, Manager

		By:	Realty Associates Advisors Trust, a Massachusetts business trust, Manager

			By:	/s/ Scott W. Amling

Officer

TENANT*:

Mitek Systems, Inc., a Delaware corporation

By:	/s/ James DeBello

James DeBello

(print name)

Its:	President, CEO

(print title)

By:	/s/ J. M. Thornton

J. M. Thornton

(print name)

Its:	Chairman

(print title)

*	Authorized officers must sign on behalf of the corporation and indicate the capacity in which they are signing. The amendment must be executed by the president or vice president and the secretary or assistant secretary, unless the bylaws or a resolution of the board of directors shall otherwise provide, in which event, the bylaws or a certified copy of the resolution, as the case may be, must be attached to this amendment.

THIRD AMENDMENT TO LEASE

This Third Amendment to Lease (the “Third Amendment”) is entered into as of this 24th day of February, 2012 by and between The Realty Associates Fund VIII, L.P., a Delaware limited partnership (“Landlord”), and Mitek Systems, Inc., a Delaware corporation (“Tenant”), with reference to the following recitals.

R E C I T A L S:

A. On or about September 13, 2005, Arden Realty Finance V, L.L.C. (“Arden”) and Tenant entered into a Standard Office Lease (the “Original Lease”) for that certain premises commonly known as Suite B (the “Original Premises”), 8911 Balboa Avenue, San Diego, California (the “Building”). The Original Premises contained approximately 15,927 rentable square feet. Landlord purchased the Building from Arden and is now the landlord under the Lease. On or about February 1, 2009, Landlord and Tenant entered into a First Amendment to Lease (the “First Amendment”). In or about September of 2009, Landlord and Tenant entered into a Second Amendment to Lease (the “Second Amendment”) and pursuant to the Second Amendment Tenant relinquished to Landlord 1,722 rentable square feet of the Original Premises. The Premises now contains approximately 14,205 rentable square feet (the “Existing Premises”). The Original Lease as modified by the First Amendment and the Second Amendment is hereinafter referred to as the “Lease”. The term of the Lease expires on December 31, 2012.

B. Tenant now desires to lease additional space from Landlord in the Building which is commonly known as Suite 100 and which is depicted on Exhibit A attached hereto (the “Expansion Space”). The Expansion Space contains approximately 9,807 rentable square feet.

C. Landlord and Tenant wish to amend the Lease on the terms and conditions set forth below.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Lease of Expansion Space.

(a) Effective Date. Commencing April 1, 2012 (the “Effective Date”), Landlord shall lease to Tenant and Tenant shall lease from Landlord the Expansion Space. Except as provided in (b) below, Tenant accepts the Expansion Space in its “as is” condition and Landlord shall have no obligation to improve or alter the Expansion Space.

(b) Condition of Expansion Space. Landlord represents and warrants to Tenant that the HVAC, plumbing, mechanical and electrical facilities and installations servicing the Expansion Space will be in good working condition on the Effective Date. In the event that it is determined that the foregoing representation and warranty is untrue, Landlord shall not be in default under this Lease if after Landlord receives written notice from Tenant describing how the representation or warranty is untrue, Landlord promptly takes the actions necessary to remedy the breach of the representation or warranty.

(c) Expansion Space Improvements. Tenant shall not alter or make improvements to the Expansion Space, and when Tenant’s lease of the Expansion Space terminates, Tenant shall deliver the Expansion Space to Landlord in the same condition it was in when it was delivered by Landlord to Tenant, ordinary wear and tear excepted.

(d) Early Access. Tenant shall have the right to enter the Expansion Space prior to April 1, 2012 for the sole purpose of installing furniture, equipment, data cabling and similar items, and Tenant shall have no obligation to begin paying Basic Rental or other charges based solely on its installation of these items. Tenant shall be liable for any damages caused by Tenant’s activities at the Expansion Space. Tenant shall coordinate such entry with Landlord’s building manager, and such entry shall be made in compliance with all terms and conditions of the Lease.

2. Term.

(a) Generally. Subject to Section 2(b) below, Tenant’s lease of the Expansion Space shall commence on April 1, 2012 and shall end on December 31, 2012. If Tenant does not vacate the Expansion Space and deliver possession of the Expansion Space to Landlord on or prior to December 31, 2012 (or, if applicable, the Termination Date (as defined below)), from and after January 1, 2013 (or the Termination Date, if applicable), Tenant shall lease the Expansion Space on a month-to-month basis terminable by Landlord or Tenant for any reason or no reason on thirty (30) days advance written notice to the other party. References in this Third Amendment to the “Expansion Space Term” shall mean the period during which Tenant leases the Expansion Space. Article 31 of the Original Lease is hereby deleted in its entirety and shall be of no force or effect.

(b) Early Termination. Tenant shall have the right at any time upon not less than thirty (30) days advance written notice to Landlord (a “Termination Notice”) to elect to terminate its lease of the Expansion Space (the “Termination Option”). The Termination Notice shall specify the date Tenant desires to terminate its Lease of the Expansion Space (the “Termination Date”); provided, however, in no event shall the Termination Date be a date prior to September 30, 2012. If Tenant timely and properly exercises the Termination Option, (i) all Basic Rental attributable to the Expansion Space shall be paid through and apportioned as of the Termination Date; (ii) Tenant shall pay all electricity costs and janitorial costs applicable to the Expansion Space through the Termination Date, (iii) on the Termination Date, Tenant shall no longer have the right to use the Expansion Space Parking Spaces, (iv) Tenant shall surrender and vacate the Expansion Space and deliver possession thereof to Landlord on or before the Termination Date in the same condition it was in when it was delivered by Landlord to Tenant, ordinary wear and tear excepted; (v) from and after the date that Tenant delivers possession of the Expansion Space to Landlord in the condition described above, the Expansion Space shall no longer constitute a part of the “Premises” and (vi) at Landlord’s option, Tenant shall enter into a written agreement reflecting the termination of the Lease of the Expansion Space upon the terms provided for herein, which agreement shall be executed within thirty (30) days after Tenant exercises the Termination Option. The Lease, as modified by the foregoing, shall remain in full force and effect after the Termination Date.

3. Basic Rental. Prior to the Effective Date, Tenant shall continue to pay the monthly Basic Rental required by the Lease. Notwithstanding anything to the contrary contained in the Lease, from and after the Effective Date and during the Expansion Space Term, in addition to the monthly Basic Rental payable pursuant to the Lease for the Existing Premises, Tenant shall pay additional monthly Basic Rental for the Expansion Space in the amount of $10,500.00 per month.

4. Direct Costs. Tenant shall continue to pay Direct Costs with respect to the Existing Premises as required by the Lease. Tenant shall not pay any Direct Costs with respect to the Expansion Space.

5. Utilities and Janitorial. Pursuant to Article 11(a) of the Original Lease, Tenant shall be obligated to pay for all electricity used in the Expansion Space. In addition, pursuant to Article 11(a) Tenant shall retain a bonded janitorial company to perform janitorial services in the Expansion Space at Tenant’s sole cost and expense.

6. Security Deposit. Pursuant to Section F of Article 1 of the Original Lease, Tenant originally provided to Landlord a security deposit in the amount of $79,635.00. Pursuant to Article 4 of the Original Lease, the security deposit was reduced to $29,464.95. Concurrently with the execution of this Second Amendment by Tenant, Tenant shall pay to Landlord an additional security deposit in the amount of $10,500.00 (the “Additional Deposit”). After Landlord receives the Additional Deposit, Tenant’s total security deposit shall be $39,964.95.

7. Parking. During the Expansion Space Term, Tenant shall be entitled to use an additional thirty-two (32) unreserved parking passes (the “Expansion Space Parking Spaces”). The Expansion Space Parking Spaces are in addition to the fifty-five (55) unreserved parking spaces Tenant is entitled to use pursuant to the Lease.

8. Exclusive Negotiation Period. Landlord and Tenant are discussing the possibility of Tenant leasing additional space in the Building which is commonly known as Suite 150 and which is currently leased to Jack in the Box (“Suite 150”). Landlord agrees not to enter into Active Negotiations (as defined below) with a third party for the lease of Suite 150 between the date that this Third Amendment is executed and delivered by Landlord and Tenant and March 31,

2012 (the “Exclusive Negotiation Period”). “Active Negotiations” shall mean that Landlord is providing or commenting on written letters of intent with the third party tenant. Tenant acknowledges that Landlord may receive unsolicited proposals from third party tenants during the Exclusive Negotiation Period, and Landlord’s receipt of such proposals shall not be a violation of Landlord’s obligations under this Section. This Section shall not apply to Landlord’s attempts to lease Suite 150 after the last day of the Exclusive Negotiation Period, and Landlord shall have the right to enter into negotiations for the lease of Suite 150 with any person or entity after the last day of the Exclusive Negotiation Period. Landlord and Tenant acknowledge and agree that nothing in this Section shall be interpreted as an obligation by Landlord to lease Suite 150 to Tenant or an obligation by Tenant to lease Suite 150 from Landlord. Any agreement concerning the lease of Suite 150 shall be acceptable to Landlord and Tenant in each of their sole and absolute discretions. This Section does not constitute an agreement to negotiate, and it is the intention of Landlord and Tenant that either of them shall have the right to elect at any time for any reason or no reason not to proceed with further negotiations concerning the lease of Suite 150. The parties expressly disclaim any legal obligation to negotiate in good faith. Landlord and Tenant each acknowledge and agree that they may incur substantial transaction costs (e.g., attorneys fees, lost opportunity costs etc.) (the “Costs”) if the other party terminates negotiations for the lease of Suite 150. Landlord and Tenant agree that under no circumstances will either party be liable to the other party for Costs due to that parties election to terminate the negotiations.

9. Conflict. If there is a conflict between the terms and conditions of this Third Amendment and the terms and conditions of the Lease, the terms and conditions of this Third Amendment shall control. Except as modified by this Third Amendment, the terms and conditions of the Lease shall remain in full force and effect. Capitalized terms included in this Third Amendment shall have the same meaning as capitalized terms in the Lease unless otherwise defined herein. Tenant hereby acknowledges and agrees that the Lease is in full force and effect, Landlord is not currently in default under the Lease, and, to the best of Tenant’s knowledge, no event has occurred which, with the giving of notice or the passage of time, or both, would ripen into Landlord’s default under the Lease.

10. Authority. The persons executing this Third Amendment on behalf of the parties hereto represent and warrant that they have the authority to execute this Third Amendment on behalf of said parties and that said parties have authority to enter into this Third Amendment.

11. Brokers. Tenant and Landlord each represent and warrant to the other that neither has had any dealings or entered into any agreements with any person, entity, broker or finder other than CB Richard Ellis, Inc., who has exclusively represented Landlord, and Colliers International (Ron Miller), who has exclusively represented Tenant, in connection with the negotiation of this Third Amendment, and no other broker, person, or entity is entitled to any commission or finder’s fee in connection with the negotiation of this Third Amendment, and Tenant and Landlord each agree to indemnify, defend and hold the other harmless from and against any claims, damages, costs, expenses, attorneys’ fees or liability for compensation or charges which may be claimed by any such unnamed broker, finder or other similar party by reason of any dealings, actions or agreements of the indemnifying party.

12. Counterparts. This Third Amendment may be executed in counterparts. Each counterpart shall be deemed an original, and all counterparts shall be deemed the same instrument with the same effect as if all parties hereto had signed the same signature page.

13. Delivery of Amendment. Preparation of this Third Amendment by Landlord or Landlord’s agent and submission of same to Tenant shall not be deemed an offer by Landlord to enter into this Third Amendment. This Third Amendment shall become binding upon Landlord only when fully executed by all parties and when Landlord has delivered a fully executed original of this Third Amendment to Tenant. The delivery of this Third Amendment to Tenant shall not constitute an agreement by Landlord to negotiate in good faith, and Landlord expressly disclaims any legal obligation to negotiate in good faith.

IN WITNESS WHEREOF, the parties hereby execute this Third Amendment as of the date first written above.

LANDLORD:

The Realty Associates Fund VIII, L.P., a Delaware limited partnership

By:	Realty Associates Fund VIII LLC
a Massachusetts limited liability company, General Partner

	By:	Realty Associates Advisors LLC, a Delaware limited liability company, Manager

		By:	Realty Associates Advisors Trust, a
Massachusetts business trust, Manager

			By:	/s/ Scott W. Amling

Officer

TENANT*:

Mitek Systems, Inc., a Delaware corporation

By:	/s/ James B. DeBello

James B. DeBello

(print name)

Its:	President, CEO

(print title)

By:	/s/ R. C. Clark

R. C. Clark

(print name)

Its:	Chief Financial Officer

(print title)

*	Authorized officers must sign on behalf of the corporation and indicate the capacity in which they are signing. The amendment must be executed by the president or vice president and the secretary or assistant secretary, unless the bylaws or a resolution of the board of directors shall otherwise provide, in which event, the bylaws or a certified copy of the resolution, as the case may be, must be attached to this amendment.

FOURTH AMENDMENT TO LEASE

This Fourth Amendment to Lease (the “Fourth Amendment”) is entered into as of this 3rd day of July, 2012 (the “Execution Date”) by and between The Realty Associates Fund VIII, L.P., a Delaware limited partnership (“Landlord”), as successor in interest to Arden Realty Finance V, L.L.C. (“Original Landlord”), and Mitek Systems, Inc., a Delaware corporation (“Tenant”), with reference to the following recitals:

R E C I T A L S

A. On or about September 13, 2005, Original Landlord and Tenant entered into a Standard Office Lease (the “Original Lease”) for that certain premises commonly known as Suite B (“Suite B”), containing approximately 15,927 rentable square feet located on the first floor of the building commonly known as 8911 Balboa Avenue, San Diego, California (the “Building”). Subsequent to the Original Lease, Landlord purchased the Building from Original Landlord, and on or about February 1, 2009, Landlord and Tenant entered into a First Amendment to Lease (the “First Amendment”) providing for a deferral of certain rent obligations of Tenant in consideration of the cancellation of Tenant’s termination option set forth in Article 33 of the Original Lease. In or about September of 2009, Landlord and Tenant entered into a Second Amendment to Lease (the “Second Amendment”), pursuant to which Tenant relinquished to Landlord approximately 1,722 rentable square feet of Suite B (the “Relinquished Space,” as more particularly described in the Second Amendment), resulting in the Suite B comprising approximately 14,205 rentable square feet. On or about February 27, 2012, Landlord and Tenant entered into a Third Amendment to Lease (the “Third Amendment”), pursuant to which Tenant leased from Landlord additional space on the first floor of the Building, comprising approximately 9,807 rentable square feet commonly known as Suite 100 (defined as the “Expansion Premises” in the Third Amendment), and resulting in the premises leased by Tenant pursuant to the Original Lease, as modified by the First Amendment, the Second Amendment and the Third Amendment (the “Lease”), consisting of Suite B and the Expansion Premises, which contain approximately 24,012 rentable square feet). The term of the Lease is currently scheduled to expire on December 31, 2012. Capitalized terms used herein without definition shall have the meanings defined for such terms in the Lease.

B. Pursuant to that certain Lease Termination Agreement and Release entered into as of June 12, 2012, by and between Landlord and Jack in the Box, Inc. (“Jack in the Box”), Landlord and Jack in the Box have agreed to terminate the Jack in the Box Lease (as defined in the Second Amendment) on July 31, 2012 subject to Landlord entering into a new lease of those certain premises comprising approximately 8,318 rentable square feet adjacent to the Premises on the first floor of the Building, which are commonly known as Suite 150 (as depicted on Exhibit A attached hereto and incorporated herein, “Suite 150”).

C. Tenant desires to (i) lease Suite 150 from Landlord following the surrender thereof by Jack in the Box, (ii) surrender the Expansion Premises in accordance with the Third Amendment, and (iii) extend the term of the Lease with respect to those certain premises comprised of Suite B and Suite 150 for a Term commencing on January 1, 2013 and expiring on June 30, 2019 (the “Extended Term”).

D. As a result of Landlord’s delivery of possession of Suite 150 to Tenant, and Tenant’s agreement to lease Suite 150, and the work of modifications and improvements to be performed by Tenant pursuant to this Fourth Amendment (as more particularly described in Exhibit E attached hereto and incorporated herein, the “Tenant’s Work”), Tenant shall continue to pay Basic Rental on Suite B and Suite 100, but Tenant’s Proportionate Share of Direct Costs pursuant to the Lease shall be limited to Direct Costs attributable to Suite B only, as more particularly set forth in this Fourth Amendment.

E. Landlord and Tenant wish to amend the Lease on the terms and conditions set forth below.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Lease of Suite B and Suite 150.

(a) Generally. Commencing on January 1, 2013 (the “Extended Term Commencement Date”), and for the duration of the Extended Term, Landlord hereby agrees to lease to Tenant and Tenant hereby agrees to lease from Landlord, Suite B and Suite 150 (collectively, as of the Extended Term Commencement Date, the “Premises”), comprising approximately 22,523 rentable square feet as depicted on Exhibit A attached hereto and incorporated herein; provided that for the duration of the Expansion Space Term (as defined in the Third Amendment), the Premises shall also include the Expansion Premises.

(b) Delivery of Suite 150. Landlord shall use commercially reasonable efforts to deliver Suite 150 to Tenant in vacant condition without any of Jack in the Box’s personal property (the “Suite 150 Delivery Condition”) on August 1, 2012. If Landlord does not deliver Suite 150 to Tenant in the Suite 150 Delivery Condition on or before August 15, 2012, for each day from August 16, 2012 until the date that Landlord does deliver Suite 150 to Tenant in the Suite 150 Delivery Condition (the “Suite 150 Delivery Date”), Tenant shall receive a per diem credit in an amount equal to $859.64 (the “Suite 150 Credit”) to be applied against the first Basic Rental payable by Tenant under the Lease as hereby amended. For example, if Landlord offers Tenant possession of Suite 150 on August 26, 2012 in the Suite 150 Delivery Condition, Tenant shall receive a Suite 150 Credit to be applied to the first Basic Rental due under the Lease, as hereby amended, after the Suite 150 Delivery Date in the amount of $3,500.00. Tenant shall receive the Suite 150 Credit in addition to any the abatement provided in Section 4 below.

2. Term. The term of the Lease is hereby extended from the Extended Term Commencement Date though June 30, 2019 (the “Extended Term”), and June 30, 2019 is hereinafter referred to as the “Expiration Date”.

3. Basic Rental.

(a) Prior to the Extended Term Commencement Date. From March 1, 2012 through December 31, 2012, Tenant shall pay $34,648.50 per month in Basic Rental for its use of portions of Suite B, Suite 150 and the Expansion Premises, which amount shall reflect $24,148.50 per month in Basic Rental currently payable for Suite B, $10,500.00 per month in Basic Rental for the Expansion Premises as provided in the Third Amendment, and no Basic Rental for Suite 150, with such amounts agreed to be the Basic Rental payable by Tenant for its use and occupancy of the Premises prior to the Extended Term Commencement Date, even though Tenant may not be able to occupy and use all of Suite B due to the construction of the Tenant’s Work therein during such period.

(b) After the Extended Term Commencement Date. Notwithstanding anything to the contrary contained in the Lease, from and after the Extended Term Commencement Date, Tenant shall pay the following monthly Basic Rental for the Premises (provided that if the Expansion Space Term expires after the Extended Term Commencement Date, Tenant shall continue to pay $10,500 per month in Basic Rental for the Expansion Premises, in addition to the Basic Rental for the remainder of the Premises set forth below, until the Expansion Premises are effectively surrendered to Landlord in accordance with the terms and conditions of the Third Amendment:

Portion of Extended Term	Basic Rental

January 1, 2013 – February 28, 2013	$38,289.10 ($1.70/rsf	)†

March 1, 2013 – February 28, 2014	$39,437.77 ($1.75/rsf	)†

March 1, 2014 – February 28, 2015	$40,620.91 ($1.80/rsf	)

March 1, 2015 – February 29, 2016	$41,839.53 ($1.86/rsf	)

March 1, 2016 – February 28, 2017	$43,094.72 ($1.91/rsf	)

March 1, 2017 – February 28, 2018	$44,387.56 ($1.97/rsf	)

March 1, 2018 – February 28, 2019	$45,719.19 ($2.03/rsf	)

March 1, 2019 – June 30, 2019	$47,090.76 ($2.09/rsf	)

†	Subject to Conditional Basic Rent Abatement as provided in Section 4 below.

(c) Suite B Overpayment. From March 1, 2012 through the Execution Date (the “Overpayment Period”), Tenant has continued to make monthly Basic Rental payments in the amount of $26,279.25 per month, which exceeds the amount payable pursuant to Section 3(a) above for Suite B by $2,130.75 per month (Basic Rental paid by Tenant in excess monthly Basic Rental payable pursuant to Section 3(a) above). Consequently, as of the Execution Date, Tenant will have overpaid Basic Rental for its use of Suite B during the Overpayment Period in the total collective amount of $8,523.00 (hereinafter the “Suite B Overpayment”). Landlord shall credit the Suite B Overpayment to the Basic Rental payment due after the Execution Date.

4. Conditional Abatement of Basic Rental. Without affecting the abatement and reduction of Basic Rent prior to the Extended Term Commencement Date, Landlord hereby agrees to conditionally waive the Basic Rental payments applicable to the Premises following the Extended Term Commencement Date and otherwise due and payable pursuant to Section 3(b) above for the second (2nd) through the seventh (7th) full calendar months of the Extended Term (the “Conditional Basic Rent Abatement Period”); provided, however, that notwithstanding the Conditional Basic Rent Abatement Period, if the Expansion Space Term expires after the commencement of the Conditional Basic Rent Abatement Period, then monthly Basic Rental payments for the Expansion Premises shall not be abated during that portion of the Expansion Space Term occurring within the Conditional Basic Rent Abatement Period. In the event an Event of Default (as defined in Article 19 of the Original Lease) occurs prior to the expiration of the Conditional Basic Rental Abatement Period, Basic Rental coming due thereafter shall not be waived, and if, as a result of such Event of Default Landlord exercises its right to terminate the Lease pursuant to Section 20(a) of the Original Lease, the unamortized amount of the Conditional Base Rent Abatement that Landlord conditionally waived in the past (which shall amortize on a straight-line basis over the remainder of the Extended Term) shall be included in the aggregate amount that Landlord is permitted to recover from Tenant as its damages as permitted by applicable law. If the Lease expires in accordance with its terms, and does not terminate as a result of an Event of Default by Tenant, Landlord agrees to permanently waive the Basic Rental amount that would have otherwise accrued during the Conditional Basic Rent Abatement Period.

5. Direct Costs.

(a) Prior to Extended Term Commencement Date. From March 1, 2012 through December 31, 2012, Tenant shall pay, as Tenant’s Proportionate Share of Direct Costs for its use and occupancy of all or portions of Suite B, Suite 150 and the Expansion Premises, 20.32% of Direct Costs (using the 2006 Base Year under the Original Lease) as Tenant’s Proportionate Share of Direct Costs. Tenant shall pay such percentage of Direct Costs as Tenant’s Proportionate Share of Direct Costs during this period even though Tenant is unable to use all or part of Suite B and/or Suite 150 due to the construction of the Tenant’s Work therein.

(b) Tenant’s Proportionate Share for Extended Term. From and after the Extended Term Commencement Date, Tenant’s Proportionate Share of Direct Costs shall be increased to 32.23%.

(c) Base Year. For periods accruing from and after the Extended Term Commencement Date, for purposes of calculating Tenant’s Proportionate Share of Direct Costs, the Base Year shall be 2013 calendar year.

(d) First Twelve Months. Notwithstanding anything to the contrary contained herein, Tenant shall not be obligated to pay Tenant’s Proportionate Share of Direct Costs for the first twelve (12) full calendar months after the Extended Term Commencement Date.

(e) Limitation on Increases in Tenant’s Proportionate Share of Operating Costs. The second full paragraph of Article 3(c)(ii) shall have no further force or effect for periods accruing from and after the Extended Term Commencement Date. This Section shall not apply to any Operating Costs payable by Tenant for periods accruing prior to the Extended Term Commencement Date. Commencing with the Operating Costs due for the 2014 calendar year, Tenant shall not be obligated to pay to Landlord its share of increases in Controllable Operating Costs (as defined below) to the extent that such increases exceed six percent (6%) of the previous calendar years Controllable Operating Costs. “Controllable Operating Costs” shall mean all Operating Costs except utility costs, insurance costs and Tax Costs. The foregoing limitation shall be applied separately during each calendar year commencing with the 2014 calendar year on a cumulative and compounded basis (with such annual limit for any partial calendar year in which the Expiration Date or earlier termination of the Lease occurs to be reduced to a proportionate amount of such six percent (6%) annual limit on increases). If Landlord has increased Controllable Operating Costs by less than six percent (6%) during any calendar year after the 2013 calendar year, the difference between the actual percentage increase imposed in the previous calendar year and six percent (6%) may be added to any future increases in Controllable Operating Costs (e.g., if the Controllable Operating Costs did not increase during 2014 and increased by twelve percent (12%) in 2015, in 2015 Tenant would be obligated to pay increases in Controllable Operating Costs that do not exceed twelve percent (12%)). For example, assume that the Controllable Operating Costs of the Project in calendar year 2013 were $100 and that the Controllable Operating Costs in the calendar year 2014 were $105: A six percent (6%) increase (6% of $100 is $6) would permit Landlord to increase Controllable Operating Costs to $106, which would exceed the actual 5% increase by $1, so that for purposes of calculating Tenant’s Proportionate Share of increases in Controllable Operating Costs in 2015, Controllable Operating Costs could increase by $7 to reflect the 6% annual increase limit plus the $1 of permitted annual increase that was not utilized in 2014. As a further example, assume that the Controllable Operating Costs of the Project in calendar year 2013 were $100 and that the Controllable Operating Costs in the calendar year 2014 were $107. A six percent (6%) increase (6% of $100 is $6) would increase Controllable Operating Costs to $106 and the actual increase of $7 would exceed a 6% increase by $1. In this event, for purposes of calculating Tenant’s Proportionate Share of increases in Controllable Operating Costs in 2015, Controllable Operating Costs in 2014 would be deemed to be $106, the increase in Controllable Operating Costs during 2015 would be limited to $112. The limitation on Operating Costs increases set forth in this Section shall not apply to increases in Operating Costs during the term of the Extension Option (as defined below), and the Operating Costs payable by Tenant during the term of the Extension Option shall not be limited by this Section.

(f) Equitable Adjustment to Base Year Direct Costs. Operating Expenses for the Base Year shall not include cost increases due to extraordinary circumstances, including, but not limited to, Force Majeure boycotts, strikes, conservation surcharges, embargoes or shortages. If Landlord, in any calendar year following the Base Year, begins providing any new services (or obtains any new type of insurance coverage generally maintained by prudent landlords of similar buildings in the Mira Mesa area during the Base Year), then for such period of time in which such new services or coverage apply, Operating Expenses for the Base Year shall be increased by the amount that Landlord reasonably determines it would have incurred had Landlord provided such new service during the same period of time during the Base Year as such new service was provided during such subsequent calendar year. If Landlord, in any calendar year after the Base Year, discontinues any service (or ceases to maintain the coverage of any insurance policy maintained by Landlord during the Base Year), then for such period of time in which such services are discontinued, Operating Expenses for the Base Year shall be decreased by the amount that Landlord reasonably determines it incurred for such service throughout the Base Year.

6. Proposition 8. Notwithstanding anything to the contrary set forth in the Lease, the amount of Tax Costs for the 2013 Base Year shall be calculated without taking into account any decreases in Tax Costs obtained in connection with Proposition 8 in the 2013 Base Year or any year prior to the 2013 Base Year, and, therefore, the Tax Costs in the 2013 Base Year may be greater than those actually incurred by Landlord in the 2013 Base Year; provided that: (a) any future reductions in the amount of the Tax Costs for any calendar year following the Base Year which may be obtained in connection with Proposition 8 shall be applied to Tax Costs (but not Operating Costs) for purposes of determining Tenant’s Proportionate Share of Tax Costs in excess of the 2013 Base Year Tax Costs; (b) any reasonable costs and expenses incurred by Landlord in securing any Proposition 8 reduction in Tax Costs accruing under this Lease after the Base Year shall be included in Tax Costs for purposes of the Lease in the year in which such costs and expenses are paid by Landlord, provided that Tenant’s liability therefor shall not exceed Tenant’s Proportionate Share of the amount of the Proposition 8 reduction and/or tax refund applied as credit to Tax Costs for the applicable calendar year; and (c) tax refunds under Proposition 8 for the 2013 Base Year or any calendar year prior thereto shall not be deducted from 2013 Tax Costs nor refunded to Tenant, but rather shall be the sole property of Landlord. For any calendar year following the Base Year, any tax refund obtained by Landlord for Tax Costs to which Tenant has contributed Tenant’s Proportionate Share thereof shall be credited to Tenant to the extent of Tenant’s contribution to Tax Costs (including, without limitation, the costs and expenses incurred in obtaining such refund), and shall be offset against Tenant’s Proportionate Share of Tax Costs in excess of the Base Year Tax Costs until Tenant’s

Proportionate Share of such refund is fully credited. Landlord and Tenant acknowledge that the preceding sentence is not intended to in any way: (i) affect the inclusion in Tax Costs of the statutory two percent (2.0%) annual increase in Tax Costs (as such statutory increase may be modified by subsequent legislation); or (ii) affect the inclusion or exclusion of Tax Costs pursuant to the terms of Proposition 13; or (iii) permit Tenant to receive a credit against Basic Rental or Operating Costs because the reduction in Tax Costs is in excess of Tenant’s Proportionate Share of the aggregate amount of Tax Costs for the 2013 Base Year. There shall be excluded from Tax Costs, all excess profits taxes, franchise taxes, gift taxes, capital stock taxes, inheritance and succession taxes, estate taxes, federal and state income taxes, and other taxes to the extent applicable to Landlord’s general or net income (as opposed to rents, receipts or income attributable to operations at the Project). All assessments included in Tax Costs shall be paid by Landlord in the maximum number of installments permitted by law and shall not be included as Tax Costs except in the year in which the assessment installment is actually paid.

7. Utilities and Janitorial.

(a) Prior to Extended Term Commencement Date. Prior to the Extended Term Commencement Date, pursuant to Article 11(a) of the Original Lease, Tenant shall, at Tenant’s sole cost and expense, continue to (A) pay for all electricity used in Suite B and Suite 100 and (B) retain a bonded janitorial company to perform janitorial services in Suite B and Suite 100. From and after January 1, 2013, pursuant to Article 11(a) of the Original Lease, at Tenant’s sole cost and expense: (a) Tenant shall be obligated to pay for all electricity used in Suite 150 and (b) Tenant shall retain a bonded janitorial company to perform janitorial services in Suite 150. If Tenant occupies Suite 150 prior to January 1, 2013, Landlord shall have no obligation to provide janitorial services to Suite 150.

(b) After Extended Term Commencement Date. From and after the Extended Term Commencement Date, pursuant to Article 11(a) of the Original Lease, at Tenant’s sole cost and expense: (a) Tenant shall be obligated to pay for all electricity used in the entire Premises (Suite B and Suite 150), including, but not limited to, all electricity used to power HVAC units providing HVAC to the Premises during the Extended Term, and (b) Tenant shall retain a bonded janitorial company to perform janitorial services in the entire Premises.

8. Security Deposit. Pursuant to the Lease, Tenant has provided to Landlord a security deposit in the amount of US $39,964.95, and this security deposit shall continue to be held by Landlord pursuant to Article 4 of the Original Lease during the Extended Term.

9. Letter of Credit.

(a) Delivery of Letter of Credit. Within five (5) business days following Tenant’s execution and delivery of this Fourth Amendment, and as a condition to Landlord’s obligations under this Fourth Amendment (and the Lease as modified hereby), Tenant covenants and agrees to deliver to Landlord at Tenant’s sole cost and expense an irrevocable standby letter of credit (the “L/C”) in the form of, and upon all of the terms and conditions contained in, Exhibit B attached hereto and incorporated herein by reference. The L/C shall be issued by Silicon Valley Bank (hereinafter the “Original Issuing Bank”) or by another state or national bank chartered in the United States that is acceptable to Landlord in Landlord’s sole and absolute discretion, having a place of business where the L/C can be presented for payment in the State of California (along with the Original Issuing Bank, an “Issuing Bank”). The L/C shall provide for one (1) or more draws by Landlord or its transferee up to the aggregate amount of US $210,000.00 (the “L/C Amount”) on the terms and conditions of Exhibit B.

(b) Renewal of L/C. Tenant shall, at Tenant’s sole cost and expense, maintain the L/C in effect from the date of Tenant’s execution of this Fourth Amendment until that date which is sixty (60) days after the expiration of the Extended Term (said period is hereinafter referred to as the “L/C Term”); and provided that Tenant is not in default under the Lease, beyond the applicable cure period associated with such default, as of the commencement of the Option Term (as defined Section 17 of this Fourth Amendment), the L/C shall not be required to be maintained by Tenant as a condition of, and at any time during, such Option Term, and upon the commencement of the Option Term, the L/C shall be surrendered by Landlord to Tenant (and may be terminated by the notwithstanding anything to the contrary in this Section 9(b)). If the expiration date of the L/C (or any renewal or replacement L/C provided pursuant to this Section) occurs prior to the end of the L/C Term, then Tenant shall deliver to Landlord a renewal of the L/C or a replacement L/C meeting all of the terms and conditions of this Section, not later than sixty (60) days prior to the then-applicable expiration date. Each L/C provided pursuant to this Section shall have an expiration date which is at least one (1) year from such L/C’s date of issue except where the then-applicable expiration date of the L/C is less than one (1) year from the end of the L/C Term, in which case the renewal or replacement L/C shall be for such lesser period. The Issuing Bank’s failure to place an automatic renewal provision in the L/C, as required pursuant to said Exhibit B, or its notice to Landlord of the non-renewal of the L/C, notwithstanding such an automatic renewal provision of the L/C, shall not relieve or release Tenant from its obligation to provide a renewal or replacement L/C on the terms hereinabove stated, it being understood that such automatic renewal provision of the L/C (and any failure of the Issuing Bank to comply with such automatic renewal commitment) is an independent obligation of the applicable Issuing Bank to Tenant, and as between Landlord and Tenant, the failure of the Issuing Bank to comply with the automatic renewal terms of this Section 9 shall not excuse Tenant from satisfying Tenant’s obligation to maintain the L/C in effect throughout the Extended Term. If Tenant fails to provide a replacement L/C not later than thirty (30) days following Landlord’s receipt of a notice of non-renewal of the L/C from the Issuing Bank (and in any event, prior to the expiration of the L/C regardless of when such notice of non-renewal is received from the Issuing Bank by Landlord), such failure shall be a default by Tenant, and Landlord shall have the right, without notice or demand, on one or more occasions, to draw upon all or any part of the remaining proceeds of the L/C, which proceeds shall be held as part of the Security Deposit in accordance with the applicable terms and conditions of the Lease until such time as Tenant’s default is timely cured by delivery to Landlord of a replacement L/C from an Issuing Bank, in which event the unapplied proceeds of the L/C shall be promptly refunded to Tenant.

(c) Draw on Letter of Credit. Landlord may elect from time to time, in Landlord’s sole discretion, without notice or demand to Tenant, to draw upon all or any part of the remaining proceeds of the L/C upon Tenant’s failure to timely cure any default by Tenant under the Lease, as hereby amended (including, but not limited to, its obligations under this Section), within the applicable cure period, if any, provided under the Lease, as hereby amended (including, without limitation, (i) any assignment made by Tenant for the benefit of creditors, or (ii) if Tenant files for bankruptcy (in which case no notice to Tenant shall be required), or (iii) the filing against Tenant of any petition in bankruptcy or insolvency, of for reorganization of Tenant, or for the appointment of a receiver of all or a portion of Tenant’s property, or a proceeding by any governmental authority for the dissolution or liquidation of Tenant, if any such proceeding is not dismissed, or if any such trusteeship is not discontinued, within sixty (60) days after commencement of such proceeding, or the appointment of such trustee or receiver, as applicable (collectively, a “Bankruptcy Event”).

(d) Application of L/C Proceeds. Landlord may elect, from time to time, upon written notice to Tenant, in Landlord’s sole discretion, to draw on the L/C in the following amounts and in one or more of the following manners: (i) Landlord may draw such amounts as are reasonably required to compensate Landlord for some or all of the unpaid Basic Rental, Direct Costs or other amounts owed by Tenant under the Lease, as hereby amended, which are unpaid within the applicable cure period associated with such failure, (ii) Landlord may draw such amount as Landlord is entitled to receive pursuant to Section 20(a) of the Lease as payment for some or all of the future amounts of or Basic Rental, Direct Costs as Landlord is permitted by law to receive upon Landlord’s termination of the Lease following an Event of Default, (iii) as payment for some or all of the damage Landlord may suffer as a result of Tenant’s failure to perform its obligations under the Lease, as hereby amended, as permitted by the terms and conditions of Article 20 of the Lease, and/or (iv) in any other manner permitted by the Lease, as hereby amended, or by applicable law. Landlord may make one or more partial draws under the L/C as required to compensate Landlord as permitted by this Section 9(d), and shall have the right, upon written notice to Tenant, to treat each draw or a portion thereof in one or more of the ways described in the previous sentence. The L/C and its proceeds shall not be treated as a security deposit within the meaning of Section 1950.7 of the California Civil Code, and Tenant hereby waives Section 1950.7 of the California Civil Code and any other law or regulation that may be inconsistent with the terms and conditions of this Section. Tenant acknowledges and agrees that Tenant has no interest in any L/C proceeds received by Landlord and applied by Landlord as compensation for Landlord’s damages under the Lease as permitted by this Section 9(d), provided that any proceeds of any draw made by Landlord against the L/C, in excess of the amounts to which Landlord is entitled by the Lease, and by applicable law, shall be promptly reimbursed to Tenant by Landlord.

(e) Enforcement. Tenant’s obligation to furnish the L/C shall not be released, modified or affected by any failure or delay on the part of Landlord to enforce or assert any of its rights or remedies under the Lease, as hereby amended, whether pursuant to the terms thereof or at law or in equity. Landlord’s right to draw upon the L/C shall be without prejudice or limitation to Landlord’s right to draw upon any security deposit provided by Tenant to Landlord or to avail itself of any other rights or remedies available to Landlord under the Lease, as hereby amended, or at law or equity.

(f) Deterioration of Financial Condition of Initial Issuing Bank. The Capital Ratios (as defined below) of the Original Issuing Bank on the date the L/C is first issued are hereinafter referred to as the “Initial Capital Ratios”. If following the issuance of the L/C, (i) either of the Initial Capital Ratios decrease by more than ten percent (10%) or (ii) any other measure of capital or solvency of the Original Issuing Bank falls below the minimum requirements of the governmental regulatory agencies with jurisdiction over the Original Issuing Bank, at Landlord’s option, Landlord may require Tenant to replace the existing L/C with a new L/C (the “New L/C”) from a new Issuing Bank (the “New Bank”). The New Bank’s Capital Ratios shall be the same or better than the Initial Capital Ratios and the New Bank shall be in compliance with all other capital and solvency requirements of the governmental regulatory agencies with jurisdiction over the New Bank. Tenant shall replace the existing L/C with a New L/C substantially in the form of Exhibit B within thirty (30) days after Landlord’s written request setting forth, in reasonable detail, the basis for Landlord’s right to require a New L/C pursuant to this Section 9(f), subject to the accuracy and veracity of Landlord’s information relating to the financial condition of the Original Issuing Bank. For purposes of this Section, “Capital Ratios” shall mean the Tier 1 and Tier 2 capital ratios calculated by a bank to determine if the bank satisfies certain capital requirements of the governmental regulatory agencies with jurisdiction over the bank. For example, assume that the Tier 1 capital ratio of the Original Issuing Bank was 10% and it decreases to 8.9%. In this event the Landlord would have the right to require Tenant to provide a New L/C to replace the L/C issued by the Original Issuing Bank.

(g) Event of Default. Tenant’s failure to perform its obligations under this Section (time being of the essence), which is not cured by Tenant within three (3) business days following notice from Landlord of such failure shall constitute an additional Event of Default under Article 19 of the Lease, as hereby amended, and shall entitle Landlord to immediately exercise all of its rights and remedies under the Lease, as hereby amended, (including, but not limited to rights and remedies under this Section) or at law or in equity, in accordance with the terms and conditions of Article 20 of the Lease.

10. Parking. Notwithstanding anything to the contrary contained in the Lease, from and after the Extended Term Commencement Date, Tenant shall be entitled to use (a) eighty-eight (82) unreserved parking passes (the “Unreserved Parking Spaces”) and (b) six (6) reserved parking passes (the “Reserved Parking Spaces”). The location of Tenant’s Reserved Parking Spaces is depicted on Exhibit C attached hereto, and Landlord shall have the right, from time to time, to equitably relocate the Reserved Parking Spaces (such that no other tenant of the Project shall be granted the Reserved Parking Spaces pursuant to such relocation rights of Landlord). If Landlord relocates the Reserved Spaces, Landlord shall endeavor to provide new locations for the Reserved Spaces that are as convenient to Tenant as the original Reserved Parking Spaces. Tenant shall have no obligation to pay any parking charges for its use of the Unreserved Parking Spaces and the Reserved Parking Spaces during the Extended Term, and, if Tenant exercises the Extension Option (as defined below), Tenant shall have no obligation to pay any parking charges for its use of the Unreserved Parking Spaces and the Reserved Parking Spaces during the term of the Extension Option. Accordingly, Article 23 of the Original Lease is hereby modified to exclude the Reserved Parking Spaces from the Tenant’s obligation to pay for reserved parking at the Project. Landlord shall act reasonably in the event Tenant provides Landlord with written notice of Tenant’s determination that the parking facilities of the Project are becoming overburdened by excessive use of the Project parking areas by other tenants of the Project or the general public; and if the overburdening of the parking facilities of the Project adversely affects Tenant’s ability to use the Unreserved Parking Spaces or the Reserved Parking Spaces (or both), then Landlord shall reasonably cooperate with Tenant’s requests for the institution of a parking management program (such as vehicle stickers and temporary visitor passes) in order to alleviate the overburdening of the parking areas by tenants of the Building or their visitors, or by the unauthorized use of the Project parking facilities by the general public.

11. Limitations on Tenant’s Use.

(a) Parking Controls. Landlord shall have the right to implement reasonable controls on the use of the Project’s parking areas, and Tenant shall comply with any rules and regulations adopted by Landlord to reasonably implement such controls. By way of example and not limitation, Landlord shall have the right at any time, in Landlord’s sole discretion, to require that all of Tenant’s employees using the Project’s parking area display in the window of their vehicle a parking sticker or other device showing that their vehicle is authorized to park in the Project’s parking area. In addition, by way of example and not limitation, at Landlord’s option, Landlord shall have the right at any time to install parking gates or other devices that control access to and from the Project’s parking area by Tenant’s employees (with parking area accessibility as reasonably required to accommodate access to the Premises by Tenant’s vendors, contractors and visitors as permitted under the Lease) and Tenant shall comply with any requirements reasonably imposed by Landlord with respect to such controls. If a vehicle of one of Tenant’s employees, agents, contractors or authorized visitors (“Tenant’s Permitted Users”) is parked in the Project’s parking area in violation of the requirements of the Lease, the Rules and Regulations attached to the Original Lease as Exhibit B (the “Rules”) or this Section, then Landlord shall have the right, following telephonic notice to Tenant during Normal Building Hours (as defined in Section 11(c) below) (but without any notice upon the second violation by the same vehicle in any twelve (12) month period), in addition to such other rights and remedies that it may have under the Lease, to remove or tow away the vehicle involved and Tenant shall reimburse Landlord for the actual towing charge paid by Landlord within thirty (30) days after written notice from Landlord to Tenant of such amount.

(b) Failure to Comply with Parking Requirements. If Tenant or any of the Tenant’s Permitted Users fails to remedy any violation of any of the parking requirements contained in the Lease, the Rules or this Section (collectively, the “Parking Requirements”), within a reasonable period (not to exceed one (1) business day) following Tenant’s receipt of notice of such violation (a “Parking Violation”), such failure shall constitute a default by Tenant under Article 19 of the Original Lease. In the event that Tenant or any of Tenant’s Permitted Users causes a Parking Violation on more than three (3) occasions in any calendar year, then in addition to any other rights and remedies Landlord may have under this Lease, for each and every Parking Violation by Tenant or any of the Tenant’s Permitted Users after the third Parking Violation in any calendar year, and notwithstanding Tenant’s timely remedy of such Parking Violation (each, a “Punitive Violation,” which shall be subject to Landlord’s obligation to provide notice of such Punitive Violation to Tenant before a Parking Charge, as hereinafter defined, shall commence to accrue), Tenant shall pay to Landlord within thirty (30) days after written demand a separate charge of $500.00 for the day on which the Punitive Violation occurs and for each day thereafter that such Punitive Violation remains uncured (the “Parking Charge”). For purposes of determining if a Punitive Violation has occurred, a Parking Violation shall be deemed to have occurred even though the violation of the Parking Requirements giving rise to the Parking Violation is cured by Tenant after it receives notice of the Parking Violation from Landlord. Tenant hereby acknowledges that the violation of the Parking Requirements by Tenant or any of the Tenant’s Permitted Users will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs may include, but are not limited to, (i) additional costs incurred to monitor and enforce Tenant’s and Tenant’s Permitted Users’ compliance with the Parking Requirements, (ii) liability to other tenants of Project if Tenant’s and Tenant’s Permitted users’ violations of the Parking Requirements adversely affect their use of the parking area and (iii) making it more difficult or impossible for Landlord to lease vacant space in the Project or to lease vacant space at fair market rental rates as a result of Tenant’s and Tenant’s Permitted users’ violations of the Parking Requirements. The parties hereby agree that the Parking Charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of each day during which a Punitive Violation remains uncured. Acceptance of the Parking Charge by Landlord shall in no event constitute a waiver of Tenant’s default with respect to Tenant’s failure to timely cure such default, nor prevent Landlord from exercising any of the other rights and remedies granted hereunder with respect to such a Tenant default, including, but not limited to, Landlord’s rights under Article 19 of the Original Lease.

(c) Parking Attendant. In addition to Landlord’s rights under Section (b) above, if Tenant’s liability to Landlord for Parking Charges in any calendar year exceeds $1,500, then for the following twelve (12) month period (the “Monitoring Period”), in addition to any other rights and remedies Landlord may have under this Lease or this Section, Landlord shall have the right to employ a parking attendant to monitor parking in the Project’s parking areas (the “Parking Attendant”) from 8:00 a.m. to 6:00 p.m. Monday through Friday, excluding local and national holidays (“Normal Building Hours”). In the event a Parking Attendant is employed by Landlord pursuant to this Section 11(c) solely as a result of Tenant’s accumulated Parking Charges, then all costs reasonably incurred by Landlord to employ the Parking Attendant (the “Parking Attendant Costs”) during the Monitoring Period shall be paid by Tenant as Additional Rent. Parking Attendant Costs shall include, but are not limited to, labor costs, insurance costs and the cost of fringe benefits for similar employees engaged to provide similar services in the Kearny Mesa market. In the event Tenant is obligated to reimburse Landlord for Parking Attendant Costs as Additional Rent, Landlord shall periodically notify Tenant of the monthly Parking Attendant Costs, and Tenant shall be solely responsible for the payment of such Parking Attendant Costs in accordance with this Section 11(c). Landlord shall, from time to time, estimate what the Parking Attendant Costs will be, and the same shall be payable by Tenant monthly during the Lease term, on the same day as the Base Rent is due hereunder, subject to the notice requirements for Additional Rent payments as are set forth in the Lease. Landlord may modify its estimate of the Parking Attendant Costs from time to time, to reasonably reflect changes in the actual Parking Attendant Costs, during the Monitoring Period, and Tenant shall pay to Landlord the most recent estimated cost.

(d) Tenant’s Parking Plan. Tenant acknowledges and agrees that at no time will more than eighty-eight (88) of Tenant’s Permitted Users (the “Maximum Number of Users”) have the right to use Tenant’s Unreserved Parking Spaces and Reserved Parking Spaces at the Project during Normal Building Hours. If at any time more than the Maximum Number of Users are concurrently occupying, or otherwise provided with access to, the Premises by Tenant, Tenant shall: (i) arrange for each of Tenant’s Permitted Users over the Maximum Number of Users to travel to the Project by carpool, mass transit or to park off-site (the “Alternative Travel Arrangements”); (ii) assist the Tenant Permitted Users making Alternative Travel Arrangements in doing so; and (iii) monitor the persons who are obligated to use Alternative Travel Arrangements to ensure that they are in fact using Alternative Travel Arrangements, and keep an up to date record of the name of each person occupying the Premises (and Tenant’s authorized visitors), indicating whether that person is entitled to park at the Project, and if not, what Alternative Travel Arrangement that person is obligated to use (collectively, “Parking Records”). If any of Tenant’s Permitted Users park off-site pursuant to their occupancy of, or Tenant-authorized access to, the Premises, they shall do so in compliance with all laws and regulations, in compliance with any requirements imposed by governmental agencies on Landlord’s use of the Project and in a manner that does not create a parking shortage in the residential neighborhoods surrounding the Project. If and when Tenant is required to maintain Parking Records pursuant to this Section 11(d), Landlord shall have the right at any time and from time to time to review and to audit Tenant’s Parking Records, and Landlord’s audit may include interviewing Tenant’s Permitted Users and other persons occupying or provided with Tenant-authorized access to the Premises during Normal Building Hours concerning their use of the parking area of the Project and any Alternative Travel Arrangements. Landlord shall provide to Tenant, and Tenant shall at all times post inside the Premises in a prominent location, a copy of the Parking Requirements.

12. Emergency Generator. Subject to Landlord’s approval, which shall not be unreasonably withheld or delayed, and subject to the terms and conditions of Article 9 and Article 11 of the Original Lease, Tenant may install, for Tenant’s own use and at Tenant’s sole cost and expense, but without the payment of any Rent or a license or similar fee or charge an emergency back-up generator (the “Generator”), with an associated above ground fuel storage tank (the “Generator Unit”) and an electrical line from the Generator to the Premises (the “Line”), all at Tenant’s sole cost and expense (all such equipment defined collectively as the “Generator Equipment”). The Generator shall be located on the pad depicted on Exhibit D attached hereto. The physical appearance and the size of the location housing the Generator Equipment shall be subject to Landlord’s reasonable approval, and Landlord may require Tenant to incorporate improvements surrounding such Generator Equipment area, at Tenant’s sole cost and expense, as reasonably required by Landlord. Tenant shall maintain such Generator Equipment, at Tenant’s sole cost and expense. In the event Tenant elects to exercise its right to install such Generator Equipment, then Tenant shall give Landlord no less than fifteen (15) business days’ prior written notice thereof. Tenant shall remove such Generator Equipment upon the expiration or earlier termination of the Lease and shall repair any damage to the Project caused by such removal and return the affected portion of the Project to the condition existing prior to the installation of such Generator Equipment, reasonable wear and tear excepted. Such Generator Equipment shall be installed pursuant to plans and specifications approved by Landlord, which approval will not be unreasonably withheld. Such Generator Equipment shall, in all instances, comply with all applicable governmental laws, codes, rules and regulations. In addition, Tenant shall not have the right to trench between the Premises and the Generator Equipment. Tenant shall be entitled to use the Generator for the sole purpose of providing electrical power to the Premises in the event of a power outage. If it is customary to obtain special insurance for the Generator, Landlord shall have the right to require Tenant to obtain such special insurance at Tenant’s sole expense and Tenant shall name Landlord and its property manager as additional insureds on such insurance policy. Tenant’s use of the Generator shall constitute a use of the Premises under Article 13(a) of the Lease. Tenant shall perform all Generator testing in accordance with applicable laws and the Generator manufacturer’s recommended maintenance instructions, and Tenant shall act reasonably not to interfere with or disturb other tenants quiet use and enjoyment of their premises in the Project in performing such testing, and in the event that Tenant is in default of the foregoing testing requirements, Landlord shall have the right to require Tenant to stop using the Generator and to remove the Generator from the Project.

13. Tenant Improvements. Tenant shall make improvements to the Suite B and Suite 150 pursuant to the Work Letter attached hereto as Exhibit E, subject to Landlord’s obligations relating to the payment of the Improvement Allowance and performance of the Landlord’s Work, as set forth therein. Notwithstanding anything to the contrary contained in the Lease, Tenant shall have no obligation to remove upon the termination of the Lease any of the Improvements (as defined in the Work Letter) or any of the Separate HVAC Units.

14. ADA Modifications to Common Area. If as a result of the construction of the Improvements by Tenant, the City of San Diego requires that portions of the Common Areas be modified to comply with the Americans With Disabilities Act (“ADA”), Landlord shall make such modifications at Landlord’s sole cost and expense as part of the Landlord’s Work (as defined in the Work Letter), and the cost of such modifications shall not be deducted from the Improvement Allowance. Except as expressly provided in this Fourth Amendment or the Work Letter Agreement attached hereto to the contrary, all ADA modifications made to the Premises as part of the Improvements shall be paid from the Improvement Allowance.

15. Replacement of HVAC Units. Notwithstanding anything to the contrary contained in the Lease, if one or more of the HVAC units servicing the Building (other than a Separate HVAC Unit, as defined below, and each, a “Landlord HVAC Unit”) is “In Need of Replacement” (as hereinafter defined), Landlord shall replace such Landlord HVAC Unit and the cost of such replacement shall not be included in Direct Costs or deducted from the Improvement Allowance. For purposes of this Section 15, a Landlord HVAC Unit shall be “In Need of Replacement” if, in the reasonable determination of a third party HVAC contractor reasonably acceptable to Landlord and Tenant (the “HVAC Contractor”), the cost of maintaining such Landlord HVAC Unit in good operation condition over the first (5) years of the Extended Term is likely to exceed the cost of replacement of such Landlord HVAC Unit amortized over the same period of time (based on a straight-line amortization over a 15 year useful life). No later than August 30, 2012, Landlord shall cause the HVAC Contractor to perform and deliver, to Landlord and Tenant concurrently, a full report on the condition and scheduled maintenance of, and estimated annual cost of maintenance, replacements and repairs to, each of the Landlord HVAC Units, which shall be certified to both Landlord and Tenant by the HVAC Contractor (the “Landlord HVAC Report”). To the extent that the Landlord HVAC Report indicates that any of the Landlord HVAC Units are in need of replacement, Landlord shall cause such replacements to be performed promptly following the delivery of the Landlord HVAC Report as part of Landlord’s Work (as defined in the Work Letter). Except as provided in Section 16 below, Landlord shall have no obligation to maintain, repair and/or replace any Separate HVAC Unit.

16. Separate HVAC Units.

(a) Generally. The Premises presently contains dedicated HVAC units to provide cooling to Tenant’s server room and related areas (the “Separate HVAC Units”). Tenant accepts the Separate HVAC Units in their “as is” condition as of the Execution Date, except that Landlord agrees to perform or repair the items listed as necessary repairs/concerns for unit 11-024 Package Unit #2 and 11-025 Package Unit #3 as specified in the report issued by AO Reed on or about June 22, 2012, at the time of Landlord’s next regularly scheduled maintenance of the HVAC systems. Tenant shall pay, at Tenant’s sole cost and expense the entire cost of maintaining, repairing and, when necessary, replacing any Separate HVAC Unit. Subject to the requirements of the Work Letter, Tenant may use the Improvement Allowance to replace a Separate HVAC Unit.

(b) Separate HVAC Unit(s) in Suite 150. The Landlord HVAC Report shall evaluate the condition of any Separate HVAC Unit(s) located on the Execution Date in Suite 150, if any (a “Suite 150 Separate HVAC Unit”). If a Suite 150 Separate HVAC Unit is In Need of Replacement, Landlord shall replace the Suite 150 Separate HVAC Unit that is In Need of Replacement with a new unit of the same capacity, and the cost of such replacement shall not be included in Direct Costs or deducted from the Improvement Allowance. To the extent that the Landlord HVAC Report indicates that any of the Suite 150 Separate HVAC Units are in need of replacement, Landlord shall cause such replacements to be performed promptly following the delivery of the Landlord HVAC Report as part of Landlord’s Work (as defined in the Work Letter). If Tenant desires to replace a Suite 150 Separate HVAC Unit that is In Need of Replacement with a HVAC unit of a different capacity or of a different type, Landlord shall have no obligation to replace the Suite 150 Separate HVAC Unit, and subject to the requirements of the Work Letter, Tenant may use the Improvement Allowance to replace the Separate HVAC Unit.

17. After Hours HVAC. Pursuant to Article 11(f) of the Original Lease, Landlord has the right to charge Tenant for after hours HVAC use of the Landlord HVAC Units (the “After Hours HVAC Use”). During the Extended Term, the cost to Tenant of After Hours HVAC Use shall be $30.00 per hour (the “After Hours HVAC Charge”). Tenant shall pay one After Hours HVAC Charge without respect to the area of the Premises being provided After Hours HVAC Use from one or more of the Landlord HVAC Units (e.g., if Tenant is providing After Hours HVAC Use to the entire Premises, the charge shall be $30.00 per hour and if Tenant is providing After Hours HVAC Use to one office in the Premises, the charge shall be $30.00 per hour). Tenant shall not incur any After Hours HVAC Charge for use of any of the Separate HVAC Units. The After Hours HVAC Charge does not include the cost of electricity used by any Landlord HVAC Units operated by Tenant for the After Hours HVAC Use, and Tenant shall pay for all electricity used by such Landlord HVAC Units in addition to the After Hours HVAC Charge.

18. Option to Extend. Landlord hereby grants to Tenant the option to extend the term of the Lease (the “Extension Option”) for one (1) five (5)-year period (the Option Term”) commencing on the day after the Expiration Date upon each and all of the following terms and conditions:

(a) On a date which is prior to the date that the option period would commence (if exercised) by at least two hundred seventy (270) days and not more than three hundred sixty (360) days, Landlord shall have received from Tenant a written notice of the exercise of the Extension Option to extend the Lease for the Option Term (an “Exercise Notice”), time being of the essence. If the Exercise Notice is not so given and received, the Extension Option shall automatically expire, Tenant shall no longer have the right to give an Exercise Notice and this Section shall be of no further force or effect. Tenant shall give the Exercise Notice using certified mail return receipt requested or some other method where the person delivering the package containing the Exercise Notice obtains a signature of the person accepting the package containing the Exercise Notice (e.g., by FedEx with the requirement that the FedEx delivery person obtain a signature from the person accepting the package). It shall be the obligation of Tenant to prove that Landlord received the Exercise Notice in a timely manner.

(b) All of the terms and conditions of the Lease except where specifically modified by this Section shall apply. The Extension Option is personal to the original Tenant (i.e., Mitek Systems, Inc.) or an Affiliated Assignee (as defined in Article 15(d) of the Original Lease) and may be exercised only by the original Tenant or an Affiliate while it occupies not less than 19,000 rentable square feet of the Premises and may not be exercised or be assigned, voluntarily or involuntarily, by or to any person or entity other than the original Tenant or an Affiliate, including, without limitation, any assignee approved pursuant to Article 15 of the Original Lease. If at the time the Extension Option is exercisable by Tenant, the Lease has been assigned to a person or entity other than an Affiliate, or a sublease exists as to 19,000 rentable square feet of the Premises to any person or entity other than an Affiliate, the Extension Option shall be deemed null and void. Tenant shall have no right to exercise the Extension Option (i) during the time commencing from the date Landlord gives to Tenant a notice of default and continuing until the noncompliance alleged in said notice of default is cured, or (ii) if Tenant is in default of any of the terms, covenants or conditions of the Lease. The period of time within which the Extension Option may be exercised shall not be extended or enlarged by reason of Tenant’s inability to exercise the Extension Option due to the circumstances described in the previous sentence.

(c) The monthly Basic Rental payable during the Option Term shall be the Market Rate on the date the option term commences.

(d) The term “Market Rate” shall mean the annual amount per rentable square foot that a willing, comparable renewal tenant would pay and a willing, comparable landlord of a similar office building would accept at arm’s length for similar space for a lease term equal to the Option Term, giving appropriate consideration to the following matters: (i) annual rental rates per rentable square foot; (ii) the type of escalation clauses (including, but without limitation, operating expense, real estate taxes, and CPI) and the extent of liability under the escalation clauses (i.e., whether determined on a “net lease” basis or by increases over a particular base year or base dollar amount); (iii) rent abatement provisions reflecting free rent and/or no rent during the lease term; (iv) size and location of premises being leased; and (v) other generally applicable terms and conditions of tenancy for similar space; provided, however, Tenant shall not be entitled to any tenant improvement allowance. If renewal tenants exercising similar market rate extension options are receiving a tenant improvement allowance, this fact shall be taken into consideration in determining the Market Rate. The Market Rate may also designate periodic rental increases and similar economic adjustments.

(e) If Tenant exercises the Extension Option, Landlord shall determine the Market Rate by using its good faith judgment. Landlord shall provide Tenant with written notice of such amount on or before the date that is ninety (90) days prior to the date that the term of the Extension Option will commence. Tenant shall have fifteen (15) days (“Tenant’s Review Period”) after receipt of Landlord’s notice of the new rental within which to accept such rental. In the event Tenant fails to accept in writing such rental proposal by Landlord, then such proposal shall be deemed rejected, and Landlord and Tenant shall attempt to agree upon such Market Rate, using their best good faith efforts. If Landlord and Tenant fail to reach agreement within fifteen (15) days following Tenant’s Review Period (“Outside Agreement Date”), then each party shall place in a separate sealed envelope their final proposal as to the Market Rate, and such determination shall be submitted to arbitration in accordance with subsections (i) through (v) below.

(i) Landlord and Tenant shall meet with each other within five (5) business days after the Outside Agreement Date and exchange their sealed envelopes and then open such envelopes in each other’s presence. If Landlord and Tenant do not mutually agree upon the Market Rate within one (1) business day of the exchange and opening of envelopes, then, within ten (10) business days of the exchange and opening of envelopes, Landlord and Tenant shall agree upon and jointly appoint a single arbitrator who shall by profession be a real estate broker or agent who shall have been active over the five (5) year period ending on the date of such appointment in the leasing of similar buildings in the geographical area of the Premises. Neither Landlord nor Tenant shall consult with such broker or agent as to his or her opinion as to the Market Rate prior to the appointment. The determination of the arbitrator shall be limited solely to the issue of whether Landlord’s or Tenant’s submitted Market Rate for the Premises is the closest to the actual Market Rate for the Premises as determined by the arbitrator, taking into account the requirements for determining Market Rate set forth herein. Such arbitrator may hold such hearings and require such briefs as the arbitrator, in his or her sole discretion, determines is necessary. In addition, Landlord or Tenant may submit to the arbitrator with a copy to the other party within five (5) business days after the appointment of the arbitrator any market data and additional information such party deems relevant to the determination of the Market Rate (“MR Data”), and the other party may submit a reply in writing within five (5) business days after receipt of such MR Data.

(ii) The arbitrator shall, within thirty (30) days of his or her appointment, reach a decision as to whether the parties shall use Landlord’s or Tenant’s submitted Market Rate and shall notify Landlord and Tenant of such determination.

(iii) The decision of the arbitrator shall be final and binding upon Landlord and Tenant.

(iv) If Landlord and Tenant fail to agree upon and appoint an arbitrator, then the appointment of the arbitrator shall be made by the presiding judge of the Superior Court for the county in which the Premises is located, or, if he or she refuses to act, by any judge having jurisdiction over the parties.

(v) The cost of the arbitration shall be paid by Landlord and Tenant equally.

(vi) Landlord shall have the right to require Tenant to execute and to deliver to Landlord an amendment to the Lease that accurately sets forth the extended term of the Lease and the new Basic Rental and other economic terms, if any. Within ten (10) days after Landlord provides the amendment to Tenant, Tenant shall execute the amendment and deliver the amendment to Landlord. Landlord’s election not to require Tenant to execute an amendment shall not invalidate Tenant’s exercise of the Extension Option.

19. Right of Refusal.

(a) The Space. For purposes of this Section, the “Right of Refusal Space” shall mean any leasable space in the Building.

(b) Election Notice. In the event that at any time between the Execution Date and the last day of the Extended Term, Landlord receives an offer from a third party to lease all or part of the Right of Refusal Space (an “Offer”), Landlord shall deliver to Tenant a written notice that it has received the Offer (a “Right of Refusal Notice”) and Tenant shall have seven (7) business days after receiving the Right of Refusal Notice to irrevocably elect upon written notice to Landlord (the “Election Notice”) to lease the Right of Refusal Space that is the subject of the Offer (but not more or less space than is described in the Offer). The “Offer” shall take the form of a nonbinding letter of intent executed by Landlord containing the Basic Business Terms (as defined below). For purposes of this Section, “Basic Business Terms” shall mean the rent due under the lease, the term of the lease, the amount of any tenant improvement allowance being provided by Landlord, the estimated commencement date of the lease, and the terms and conditions of any renewal, extension and expansion rights granted pursuant to the proposed lease. Landlord may, at its option, and without any obligation to Tenant, include additional terms and conditions of the proposed lease in the Offer, and if Landlord does include such additional terms and conditions in the Offer, Tenant shall be obligated to lease the Right of Refusal Space subject to such additional terms and conditions.

(c) If Tenant Does Not Give Election Notice. If Tenant does not give Landlord an Election Notice within the seven (7) business day period, time being of the essence, Tenant shall be deemed to have waived its right to lease the space described in the Right of Refusal Notice and Landlord may proceed to lease such space to such person or entity on any terms and conditions desired by Landlord (whether or not the terms and conditions are similar to those contained in the Offer). If Tenant does not elect to lease a Right of Refusal Space, and Landlord does not enter into a lease with the tenant described in the Offer, Tenant’s right to lease such space pursuant to this Section shall apply to any later Offer received by Landlord from a new prospective tenant.

(d) If Tenant Gives An Election Notice. If Tenant gives the Election Notice it shall be irrevocable and Tenant shall lease the Right of Refusal Space described in the Offer on the terms and conditions set forth in the Offer. If the Offer does not include all of the Business Terms (as defined below), or if the Business Terms are not clear from the Offer, Landlord and Tenant shall agree on the Business Terms, in each of their sole and absolute discretions, within ten (10) days after Tenant delivers to Landlord its Election Notice. “Business Terms” shall mean the Basic Business Terms and (i) the modifications, if any, to the Right of Refusal Space, (ii) options to extend, (iii) signage, (iv) parking rights and (v) other economic terms. If Landlord and Tenant are unable to agree on the Business Terms within such ten (10) day period, time being of the essence, Tenant’s right to lease the Right of Refusal Space shall automatically expire and Tenant shall have no further right to lease the Right of Refusal Space, and Landlord may proceed to lease the Right of Refusal Space to the third party Tenant on any terms and conditions desired by Landlord (whether or not the terms and conditions are similar to those contained in the Offer).

(e) Option Term. This Right of Refusal shall be of no force or effect during the term of the Extension Option, and Tenant shall have no right to exercise its Right of Refusal during the term of the Extension Option.

(f) Subject to Existing Rights. This right of offer shall be subject to (i) the prior and existing rights of the other tenants in the Project to lease the Additional Premises (including, but not limited to, the rights of DriveCam, Inc.) as of the Execution Date, and (ii) Landlord’s right, in Landlord’s sole discretion, to elect to renew or extend the lease of any tenant currently occupying the Additional Premises, whether or not such tenant has the legal right or option to renew or extend its lease.

(g) Additional Limitations. This Right of Refusal is personal to the original Tenant (i.e., Mitek Systems, Inc.) and its Affiliates and may be exercised only by the original Tenant or an Affiliate while it occupies not less than 19,000 rentable square feet of the Premises and may not be exercised or be assigned, voluntarily or involuntarily, by or to any person or entity other than the original Tenant or an Affiliate, including, without limitation, any assignee approved pursuant to Article 15 of the Original Lease. If at the time this Right of Refusal is exercisable by Tenant, the Lease has been assigned to a person or entity other than an Affiliate, or Tenant or an Affiliate is occupying less than 19,000 rentable square feet of the Premise, this Right of Refusal shall be deemed null and void. Tenant shall have no right to exercise this Right of Refusal (i) during the time commencing from the date Landlord gives to Tenant a notice of default and continuing until the noncompliance alleged in said notice of default is cured, or (ii) if Tenant is in default of any of the terms, covenants or conditions of the Lease. The period of time within which this Right of Refusal may be exercised shall not be extended or enlarged by reason of Tenant’s inability to exercise this Right of Refusal due to the circumstances described in the previous sentence.

(h) Lease Amendment. Landlord shall prepare an amendment to the Lease adding the Right of Refusal Space to the Premises (the “Amendment”). The terms of the Amendment (other than the agreed upon Business Terms) shall be satisfactory to Landlord and Tenant in each of their sole and absolute discretions. The sole consequence of Landlord and Tenant not being able to agree on the terms and conditions of the Amendment shall be that Landlord shall have no further obligation to lease the Right of Refusal Space to Tenant and Tenant shall have no further obligation to lease the Right of Refusal Space from Landlord pursuant to this Section. Tenant shall execute and deliver the Amendment to Landlord within five (5) business days after it is delivered to Tenant. At Landlord’s option, if Tenant does not execute and deliver to Landlord the Amendment within the five (5) business day period, time being of the essence, Tenant’s right to lease the Right of Refusal Space shall immediately terminate, and Tenant shall have no further right to lease the Right of Refusal Space.

20. Building Signage. Subject to the following terms and conditions, Landlord shall permit Tenant to install, at Tenant’s sole cost and expense, one (1) exterior building sign on the top of the Building in the location depicted on Exhibit F attached hereto and incorporated herein by reference (the “Building Sign”) containing Tenant’s name; provided that if the City of San Diego or any other governmental or quasi-governmental authority whose permission is required for the Building Sign, requires the location of the Building Sign at a different location on the Building, such different location shall be as is mutually-agreed to by Tenant and Landlord, acting reasonably and in good faith to provide Tenant with reasonably similar Building signage):

(a) The cost of designing, fabricating, installing and obtaining governmental approvals for the Building Sign shall be paid by Tenant, at Tenant’s sole cost and expense. Landlord shall have the right to approve the contractor that installs the Building Sign and the contractor shall comply with all of Landlord’s policies and procedures relating to construction performed at the Project (e.g., insurance, safety etc.);

(b) Tenant shall maintain the Building Sign in good order and repair, at Tenant’s sole cost and expense;

(c) Tenant’s right to install the Building Sign is subject to Tenant obtaining all required governmental approvals and permits for the installation of the Building Sign. Landlord makes no representation or warranty that Tenant will be able to obtain the required approvals and permits for the installation of the Building Sign, and Tenant’s obligations under this Lease are not conditioned upon Tenant’s ability to obtain the approvals and permits or upon Tenant’s ability to install the Building Sign or any other sign;

(d) Any modification of the Building Sign shall be considered to be an “Alteration” within the meaning of Article 9(c) of the Original Lease, and shall be governed by the provisions thereof. Notwithstanding anything to the contrary contained in Article (c), any modification or alteration of the Building Sign shall require Landlord’s prior approval, which may be given or withheld by Landlord in Landlord’s sole discretion, except that in the event of an assignment of this Lease to an Affiliate of Tenant as permitted under the Lease, as modified hereby, the name of the Affiliate in the Building Sign location shall not require Landlord’s approval, as long as the replacement Building Sign satisfies all of the other requirements of this Section 20;

(e) The Building Sign shall be considered a use of the Premises pursuant to Article 13 of the Original Lease, and Tenant shall defend and indemnify Landlord to the extent provided in said Article 13;

(f) Tenant shall remove the Building Sign and repair any damage to the Project caused by such removal, at Tenant’s sole cost and expense, upon the termination or expiration of the Lease term;

(g) The insurance purchased by Tenant pursuant to Article 14 of the Original Lease shall apply to the Building Sign;

(h) Should the Building Sign be electrically illuminated, Tenant agrees to pay to Landlord, upon demand, the costs of such power as determined by persons skilled in the field, and utilize those estimates in billing Tenant for the power consumed; however, Tenant shall also have the right to install, at Tenant’s sole cost and expense, electrical meters which shall measure the actual amount of power consumed;

(i) If at any time Tenant has assigned this Lease to a person or entity other than an Affiliate or has subleased more than twenty five percent (25%) of the usable square feet in the Premises to a person or entity other than an Affiliate, Landlord shall have the right, at Landlord’s option, at any time, upon not less than ninety (90) days advance written notice to Tenant, to require Tenant to permanently remove the Building Sign and to repair any damage to the Building caused by such removal, at Tenant’s sole cost and expense. From and after the date of such removal, Tenant shall no longer have the right to place the Building Sign on the Building, and except for Tenant’s obligation to remove the Building Sign and to repair any damage to the Building, this Section shall be of no further force or effect;

(j) If Tenant has not installed the Building Sign on or before the first anniversary of the Extended Term Commencement Date, Tenant’s shall no longer have the right to install a Building Sign, and this Section shall be of no further force or effect, provided that delays attributable to any local signage moratorium or any other event of Force Majeure (as defined in Article 27 of the Lease) shall suspend such one-year period for the duration of such event of Force Majeure; and

(k) Landlord shall continue to have the right to install one or more additional signs on the exterior of the Building (but without any loss of Tenant’s signage rights, or obligation of Tenant to relocate modify the Building Sign, pursuant to Landlord’s exercise of such right), and no exclusive sign rights have been granted hereunder.

(l) Tenant’s right to install the Building Sign shall be in addition to, and shall not affect, Tenant’s Signage right on the Project’s existing monument sign, pursuant to Article 32 of the Original Lease.

21. Security System. Tenant shall have the right to install its own security system inside the Premises provided that it does not interfere with Landlord’s security systems in the Building and does not create other problems in the operation and management of the Building. No portion of Tenant’s security system may be located in the Common Areas (e.g., security cameras). Landlord shall have the right to approve any security system Tenant desires to install prior to its installation, in Landlord’s reasonable discretion. If due to an emergency Landlord forces its way into the Premises, Tenant shall be pay the cost of repairing any damages caused by Landlord’s forced entry at Tenant’s sole cost and expense. Tenant shall install and maintain its security system, at Tenant’s sole cost and expense. At the end of the term of the Lease, Tenant shall remove the security system, repair any damage caused by such removal and return the area where the security system was installed to the same condition it was in prior to the installation of the security system. At Landlord’s request, Tenant shall provide the Building’s manager with access codes, keys or other devices so that the Building’s manager may gain access to the Premises in accordance with the terms and conditions of Article 12 of the Original Lease.

22. Holding Over. Provided that Tenant has previously waived its right to exercise the Extension Option (in the event Tenant exercises the Holdover Option upon the expiration of the Extended Term), Landlord hereby grants to Tenant the one time right to extend the term of the Lease for thirty (30), sixty (60) or ninety (90) days (the “Holdover Period”) commencing on the first day after the Expiration Date upon the following terms and conditions (the “Holdover Option”):

(a) On a date which is at least one hundred eighty (180) days prior to the Expiration Date (as the same may be extended by the Extension Option), Landlord shall have received from Tenant an irrevocable written notice of the exercise of the Holdover Option (the “Exercise Notice”), time being of the essence. If the Exercise Notice is not so given and received, the Holdover Option shall automatically expire, Tenant shall no longer have the right to give an Exercise Notice and this Section shall be of no further force or effect. Tenant shall give the Exercise Notice using certified mail return receipt requested or some other method where the person delivering the package containing the Exercise Notice obtains a signature of the person accepting the package containing the Exercise Notice (e.g., by FedEx with the requirement that the FedEx delivery person obtain a signature from the person accepting the package). It shall be the obligation of Tenant to prove that Landlord received the Exercise Notice in a timely manner.

(b) In the Exercise Notice Tenant shall elect to holdover for thirty (30) days, sixty (60) days or ninety (90) days. Tenant’s election of a Holdover Period shall be irrevocable.

(c) During the Holdover Period, Tenant shall pay Basic Rental equal to one hundred twenty-five percent (125%) of the Basic Rental payable during the last month of the Extended Term.

(d) All of the terms and conditions of the Lease except where specifically modified by this Section shall apply during the Holdover Period.

23. Modifications. The following modifications are made to the Lease as of the Execution Date:

(a) Article 15(d) of the Original Lease is modified to provided that an entity into or with which Tenant is merged or consolidated, or to which all or substantially all of Tenant’s stock or assets are transferred shall also be considered an “Affiliate” for purposes of the permitted assignment and rights of an Affiliated Assignee under the Lease.

(b) Article 30(m) of the Original Lease is hereby deleted.

(c) The rules and regulations limiting Tenant use of the parking facilities of the Building to the hours of 7:00 a.m. to 7:00 p.m., Monday through Friday, and providing that such parking facilities will be closed on weekends and holiday and during such other hours as Landlord may elect is hereby deleted. Tenant shall have the right to use its parking rights of the Project on a 24 hours per day, 7 days per week basis, subject to Landlord’s right to temporarily close the parking areas as reasonably required for maintenance, alterations and repairs upon reasonable advance notice to Tenant of such closing.

(d) Article 30(t) of the Original Lease, Section 6 of the First Amendment and Section 12 of the Second Amendment are hereby modified to provide that Tenant may disclose the terms and conditions of the Lease as required to comply with by law (including filing the Original Lease or any amendment thereto in connection with any filing by the Tenant with the U.S. Securities and Exchange Commission) or to otherwise comply with the law.

24. Conflict. If there is a conflict between the terms and conditions of this Fourth Amendment and the terms and conditions of the Lease, the terms and conditions of this Fourth Amendment shall control. Except as modified by this Fourth Amendment, the terms and conditions of the Lease shall remain in full force and effect. Capitalized terms included in this Fourth Amendment shall have the same meaning as capitalized terms in the Lease unless otherwise defined herein. Tenant hereby acknowledges and agrees that the Lease is in full force and effect, Landlord is not currently in default under the Lease, and, to the best of Tenant’s knowledge, no event has occurred which, with the giving of notice or the passage of time, or both, would ripen into Landlord’s default under the Lease.

25. Authority. The persons executing this Fourth Amendment on behalf of the parties hereto represent and warrant that they have the authority to execute this Fourth Amendment on behalf of said parties and that said parties have authority to enter into this Fourth Amendment.

26. Brokers. Tenant and Landlord each represent and warrant to the other that neither has had any dealings or entered into any agreements with any person, entity, broker or finder other than CB Richard Ellis, Inc., who has exclusively represented Landlord, and Colliers International (Ron Miller), who has exclusively represented Tenant, in connection with the negotiation of this Fourth Amendment, and no other broker, person, or entity is entitled to any commission or finder’s fee in connection with the negotiation of this Fourth Amendment, and Tenant and Landlord each agree to indemnify, defend and hold the other harmless from and against any claims, damages, costs, expenses, attorneys’ fees or liability for compensation or charges which may be claimed by any such unnamed broker, finder or other similar party by reason of any dealings, actions or agreements of the indemnifying party.

27. Counterparts. This Fourth Amendment may be executed in counterparts. Each counterpart shall be deemed an original, and all counterparts shall be deemed the same instrument with the same effect as if all parties hereto had signed the same signature page.

28. Delivery of Amendment. Preparation of this Fourth Amendment by Landlord or Landlord’s agent and submission of same to Tenant shall not be deemed an offer by Landlord to enter into this Fourth Amendment. This Fourth Amendment shall become binding upon Landlord only when fully executed by all parties and when Landlord has delivered a fully executed original of this Fourth Amendment to Tenant. The delivery of this Fourth Amendment to Tenant shall not constitute an agreement by Landlord to negotiate in good faith, and Landlord expressly disclaims any legal obligation to negotiate in good faith.

[signature page follows]

IN WITNESS WHEREOF, the parties hereby execute this Fourth Amendment as of the date first written above.

LANDLORD:

The Realty Associates Fund VIII, L.P., a Delaware limited partnership

By:	Realty Associates Fund VIII LLC
a Massachusetts limited liability company, General Partner

	By:	Realty Associates Advisors LLC, a Delaware limited liability company, Manager

		By:	Realty Associates Advisors Trust, a Massachusetts business trust, Manager

			By:	/s/ Scott W. Amling

Officer

TENANT*:

Mitek Systems, Inc., a Delaware corporation

By:	/s/ R. C. Clark

R. C. Clark

(print name)

Its:	CFO

(print title)

By:	/s/ James B. DeBello

James B. DeBello

(print name)

Its:	President, CEO

(print title)

*	Authorized officers must sign on behalf of the corporation and indicate the capacity in which they are signing. The amendment must be executed by the president or vice president and the secretary or assistant secretary, unless the bylaws or a resolution of the board of directors shall otherwise provide, in which event, the bylaws or a certified copy of the resolution, as the case may be, must be attached to this amendment.

Exhibit A

(Depiction of Suite B and Suite 150)

FOUNTAIN / PATIO AREA
MEN'S
RECEPTION
WOMEN'S
2ND FLOOR ENTRY/RECEPTION
SUITE B/150 - 22,523 SF (MITEK PREMISES)
COMMON AREA
NOT A PART
SUITE 100 - 9,807 SF
139' - 5 1/4"
89' - 2 3/4"
POTENTIAL GRADE/TRUCK DOOR
ENTRY
SUITE ENTRY
RECEPTION
SMALL CONF. ROOM
CONFERENCE ROOMS
ENTRY/ EXIT
BREAK ROOM
MEN'S
WOMEN'S
MAIL
LARGE TRAINING ROOM
SMALL TRAINING ROOM
BUILDING ELECTRICAL ROOM
SIGNAGE ROOM
TRAINING/BREAK ROOM
ENTRY / EXIT
ENTRY / EXIT
ENTRY / EXIT

Exhibit B

Letter of Credit

THIS DRAFT IS FOR DISCUSSION PURPOSES ONLY

IT WILL BECOME AN INTEGRAL PART OF AND MUST BE ATTACHED TO

SILICON VALLEY BANK APPLICATION FOR STANDBY LETTER OF CREDIT WHEN APPROVED FOR ISSUANCE BY

APPLICANT: MITEK SYSTEMS, INC.

IRREVOCABLE STANDBY LETTER OF CREDIT NO. SVBSF

DATED:              , 20

BENEFICIARY:

THE REALTY ASSOCIATED FUND VIII, L.P.

C/O TA ASSOCIATES REALTY

28 STATE STREET, 10TH FLOOR

BOSTON, MA 02109

ATTN: ASSET MANAGEMENT DEPARTMENT

AS “LANDLORD”

APPLICANT:

MITEK SYSTEMS, INC.

8911 BALBOA AVE., SUITE B

SAN DIEGO, CA 92123

AS “TENANT”

AMOUNT:	US$210,000.00 (TWO HUNDRED TEN THOUSAND AND NO/100 U.S. DOLLARS)

EXPIRATION DATE:             , 2013

LOCATION:	SANTA CLARA, CALIFORNIA

LADIES AND GENTLEMEN:

WE HEREBY ESTABLISH OUR IRREVOCABLE STANDBY LETTER OF CREDIT NO. SVBSF         IN YOUR FAVOR. THIS LETTER OF CREDIT IS AVAILABLE BY SIGHT PAYMENT WITH OURSELVES ONLY AGAINST PRESENTATION AT THIS OFFICE OF THE FOLLOWING DOCUMENTS:

1.	THE ORIGINAL OF THIS LETTER OF CREDIT AND ALL AMENDMENT (S), IF ANY.

2.	YOUR SIGHT DRAFT DRAWN ON US IN THE FORM ATTACHED HERETO AS EXHIBIT “A”.

3.	A DATED CERTIFICATION PURPORTEDLY SIGNED BY AN AUTHORIZED OFFICER OR REPRESENTATIVE OF THE BENEFICIARY, FOLLOWED BY HIS/HER PRINTED NAME AND DESIGNATED TITLE, STATING THAT SUCH PERSON IS YOUR DULY AUTHORIZED REPRESENTATIVE, AND THAT BENEFICIARY IS ENTITLED TO DRAW UPON THIS LETTER OF CREDIT PURSUANT TO THE TERMS AND CONDITIONS OF THE LEASE AGREEMENT BETWEEN LANDLORD AND TENANT.

THE LEASE AGREEMENT MENTIONED ABOVE IS FOR IDENTIFICATION PURPOSES ONLY AND IT IS NOT INTENDED THAT SAID LEASE AGREEMENT BE INCORPORATED HEREIN OR FORM PART OF THIS LETTER OF CREDIT.

DRAFT LANGUAGE APPROVED FOR ISSUANCE BY: MITEK SYSTEMS, INC.

CLIENT’S SIGNATURE(S)	DATE

THIS DRAFT IS FOR DISCUSSION PURPOSES ONLY

IT WILL BECOME AN INTEGRAL PART OF AND MUST BE ATTACHED TO

SILICON VALLEY BANK APPLICATION FOR STANDBY LETTER OF CREDIT WHEN APPROVED FOR ISSUANCE BY

APPLICANT: MITEK SYSTEMS, INC.

IRREVOCABLE STANDBY LETTER OF CREDIT NO. SVBSF

DATED:              , 20

PARTIAL AND MULTIPLE DRAWINGS ARE ALLOWED. THIS LETTER OF CREDIT MUST ACCOMPANY ANY DRAWINGS HEREUNDER FOR ENDORSEMENT OF THE DRAWING AMOUNT AND WILL BE RETURNED TO THE BENEFICIARY UNLESS IT IS FULLY UTILIZED.

WE AGREE THAT WE SHALL HAVE NO DUTY OR RIGHT TO INQUIRE AS TO THE BASIS UPON WHICH BENEFICIARY HAS DETERMINED THAT THE AMOUNT IS DUE AND OWING OR HAS DETERMINED TO PRESENT TO US ANY DRAFT UNDER THIS LETTER OF CREDIT, AND THE PRESENTATION OF SUCH DRAFT IN STRICT COMPLIANCE WITH THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT, SHALL AUTOMATICALLY RESULT IN PAYMENT TO THE BENEFICIARY.

THIS LETTER OF CREDIT SHALL BE AUTOMATICALLY EXTENDED FOR AN ADDITIONAL PERIOD OF ONE YEAR, WITHOUT AMENDMENT, FROM THE PRESENT OR EACH FUTURE EXPIRATION DATE UNLESS AT LEAST SIXTY (60) DAYS PRIOR TO THE THEN CURRENT EXPIRATION DATE WE SEND YOU A NOTICE BY REGISTERED MAIL/OVERNIGHT COURIER SERVICE AT THE ABOVE ADDRESS THAT THIS LETTER OF CREDIT WILL NOT BE EXTENDED BEYOND THE CURRENT EXPIRATION DATE. IN NO EVENT SHALL THIS LETTER OF CREDIT BE AUTOMATICALLY EXTENDED BEYOND AUGUST 30, 2019, WHICH SHALL BE THE FINAL EXPIRATION DATE OF THIS LETTER OF CREDIT.

THE DATE THIS LETTER OF CREDIT EXPIRES IN ACCORDANCE WITH THE ABOVE PROVISION IS THE “FINAL EXPIRATION DATE”. UPON THE OCCURRENCE OF THE FINAL EXPIRATION DATE THIS LETTER OF CREDIT SHALL FULLY AND FINALLY EXPIRE AND NO PRESENTATIONS MADE UNDER THIS LETTER OF CREDIT AFTER SUCH DATE WILL BE HONORED.

THIS LETTER OF CREDIT MAY ALSO BE CANCELED PRIOR TO ANY PRESENT OR FUTURE EXPIRATION DATE, UPON RECEIPT BY SILICON VALLEY BANK BY OVERNIGHT COURIER OR REGISTERED MAIL (RETURN RECEIPT REQUESTED) OF THE ORIGINAL LETTER OF CREDIT AND ALL AMENDMENTS (IF ANY) FROM THE BENEFICIARY TOGETHER WITH A STATEMENT SIGNED BY AN AUTHORIZED REPRESENTATIVE OF THE BENEFICIARY ON COMPANY LETTERHEAD STATING THAT THE LETTER OF CREDIT IS NO LONGER REQUIRED AND IS BEING RETURNED FOR CANCELLATION.

THIS LETTER OF CREDIT IS TRANSFERABLE ONE OR MORE TIMES, BUT IN EACH INSTANCE ONLY TO A SINGLE BENEFICIARY AS TRANSFEREE AND ONLY UP TO THE THEN AVAILABLE AMOUNT IN FAVOR OF ANY NOMINATED TRANSFEREE THAT IS THE SUCCESSOR IN INTEREST TO BENEFICIARY (“TRANSFEREE”), ASSUMING SUCH TRANSFER TO SUCH TRANSFEREE WOULD BE IN COMPLIANCE WITH THEN APPLICABLE LAW AND REGULATION, INCLUDING BUT NOT LIMITED TO THE REGULATIONS OF THE U. S. DEPARTMENT OF TREASURY AND U. S. DEPARTMENT OF COMMERCE. AT THE TIME OF TRANSFER, THE ORIGINAL LETTER OF CREDIT AND ORIGINAL AMENDMENT(S), IF ANY, MUST BE SURRENDERED TO US AT OUR ADDRESS INDICATED IN THIS LETTER OF CREDIT

DRAFT LANGUAGE APPROVED FOR ISSUANCE BY: MITEK SYSTEMS, INC.

CLIENT’S SIGNATURE(S)	DATE

THIS DRAFT IS FOR DISCUSSION PURPOSES ONLY

IT WILL BECOME AN INTEGRAL PART OF AND MUST BE ATTACHED TO

SILICON VALLEY BANK APPLICATION FOR STANDBY LETTER OF CREDIT WHEN APPROVED FOR ISSUANCE BY

APPLICANT: MITEK SYSTEMS, INC.

IRREVOCABLE STANDBY LETTER OF CREDIT NO. SVBSF

DATED:              , 20

TOGETHER WITH OUR LETTER OF TRANSFER DOCUMENTATION AS PER ATTACHED EXHIBIT “B” DULY EXECUTED AND ACCOMPANIED BY THE ORIGINAL LETTER OF CREDIT AND ALL AMENDMENTS), IF ANY. THE CORRECTNESS OF THE SIGNATURE AND TITLE OF THE PERSON SIGNING THE TRANSFER FORM MUST BE VERIFIED BY BENEFICIARY’S BANK APPLICANT SHALL PAY OUR TRANSFER FEE OF  1/4 OF 1% OF THE TRANSFER AMOUNT (MINIMUM US$250.00) UNDER THIS LETTER OF CREDIT. ANY REQUEST FOR TRANSFER WILL BE EFFECTED BY US SUBJECT TO THE ABOVE CONDITIONS. HOWEVER, ANY REQUEST FOR TRANSFER IS NOT CONTINGENT UPON APPLICANT’S ABILITY TO PAY OUR TRANSFER FEE. ANY TRANSFER OF THIS LETTER OF CREDIT MAY NOT CHANGE THE PLACE OR DATE OF EXPIRATION OF THE LETTER OF CREDIT FROM OUR ABOVE SPECIFIED OFFICE. EACH TRANSFER SHALL BE EVIDENCED BY OUR ENDORSEMENT ON THE REVERSE OF THE LETTER OF CREDIT AND WE SHALL FORWARD THE ORIGINAL OF THE LETTER OF CREDIT SO ENDORSED TO THE TRANSFEREE.

DRAFT(S) AND DOCUMENTS MUST INDICATE THE NUMBER AND DATE OF THIS LETTER OF CREDIT.

WE HEREBY AGREE THAT DRAFTS DRAWN UNDER AND IN ACCORDANCE WITH THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT SHALL BE DULY HONORED UPON PRESENTATION TO: SILICON VALLEY BANK, 3003 TASMAN DRIVE, 2ND FLOOR, MAIL SORT HF210, SANTA CLARA, CALIFORNIA 95054, ATTENTION: GLOBAL FINANCIAL SERVICES – STANDBY LETTER OF CREDIT DEPARTMENT (THE “BANK’S OFFICE”). PRESENTATIONS MAY BE MADE IN PERSON OR BY OVERNIGHT COURIER DELIVERY SERVICE OR BY FACSIMILE ON OR BEFORE OUR CLOSE OF BUSINESS ON OR BEFORE THE EXPIRATION DATE OF THIS CREDIT.

SHOULD BENEFICIARY WISH TO MAKE PRESENTATIONS UNDER THIS LETTER OF CREDIT ENTIRELY BY FACSIMILE TRANSMISSION (IT NEED NOT TRANSMIT THE LETTER OF CREDIT). IT MAY DO SO IN LIEU OF PRESENTING THE PHYSICAL DOCUMENTS OTHERWISE REQUIRED FOR PRESENTATION UNDER THE TERMS OF THIS LETTER OF CREDIT. PROVIDED HOWEVER, SHOULD IT ELECT TO DO SO, EACH SUCH FACSIMILE TRANSMISSION SHALL BE MADE ON A BUSINESS DAY AT FAX NO. (408) 496-2418 OR (408) 969-6510; AND SIMULTANEOUSLY UNDER TELEPHONE ADVICE TO: (408) 654-6274 OR (408) 654-7127 OR (408) 654-7716 OR (408) 654-3035 AND, ON THE DAY OF SUCH TRANSMISSION, BE IMMEDIATELY FOLLOWED BY BENEFICIARY’S SENDING TO US ALL OF THE ORIGINALS OF SUCH FAXED DOCUMENTS TOGETHER WITH THE ORIGINAL OF THIS LETTER OF CREDIT BY OVERNIGHT MAIL OR COURIER SERVICE TO THE BANK’S OFFICE AS DESCRIBED ABOVE. PROVIDED FURTHER, HOWEVER, WE WILL DETERMINE TO HONOR OR DISHONOR ANY SUCH FACSIMILE PRESENTATION PURELY ON THE BASIS OF OUR EXAMINATION OF SUCH FACSIMILE PRESENTATION, AND WILL NOT EXAMINE THE ORIGINALS.

PAYMENT AGAINST CONFORMING PRESENTATIONS HEREUNDER PRIOR TO 10:00 A.M. CALIFORNIA TIME, ON A BUSINESS DAY SHALL BE MADE BY BANK DURING NORMAL BUSINESS HOURS OF THE BANK’S OFFICE ON THE NEXT SUCCEEDING BUSINESS DAY.

DRAFT LANGUAGE APPROVED FOR ISSUANCE BY: MITEK SYSTEMS, INC.

CLIENT’S SIGNATURE(S)	DATE

THIS DRAFT IS FOR DISCUSSION PURPOSES ONLY

IT WILL BECOME AN INTEGRAL PART OF AND MUST BE ATTACHED TO

SILICON VALLEY BANK APPLICATION FOR STANDBY LETTER OF CREDIT WHEN APPROVED FOR ISSUANCE BY

APPLICANT: MITEK SYSTEMS, INC.

IRREVOCABLE STANDBY LETTER OF CREDIT NO. SVBSF

DATED:              , 20

PAYMENT AGAINST CONFORMING PRESENTATIONS HEREUNDER AFTER 10:00 AM. CALIFORNIA TIME, ON A BUSINESS DAY SHALL BE MADE BY BANK DURING NORMAL BUSINESS HOURS OF THE BANK’S OFFICE ON THE SECOND SUCCEEDING BUSINESS DAY.

AS USED HEREIN, THE TERM “BUSINESS DAY” MEANS A DAY ON WHICH WE ARE OPEN AT OUR ABOVE ADDRESS IN SANTA CLARA, CALIFORNIA TO CONDUCT OUR LETTER OF CREDIT BUSINESS. NOTWITHSTANDING ANY PROVISION TO THE CONTRARY IN THE ISP98 (AS HEREINAFTER DEFINED), IF THE EXPIRATION DATE OR THE FINAL EXPIRATION DATE IS NOT A BUSINESS DAY THEN SUCH DATE SHALL BE AUTOMATICALLY EXTENDED TO THE NEXT SUCCEEDING DATE WHICH IS A BUSINESS DAY.

WE HEREBY ENGAGE WITH YOU THAT DRAFT(S) DRAWN AND/OR DOCUMENTS PRESENTED UNDER AND IN ACCORDANCE WITH THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT SHALL BE DULY HONORED UPON PRESENTATION TO SILICON VALLEY BANK, IF PRESENTED ON OR BEFORE THE EXPIRATION DATE OF THIS CREDIT.

IF ANY INSTRUCTIONS ACCOMPANYING A DRAWING UNDER THIS LETTER OF CREDIT REQUEST THAT PAYMENT IS TO BE MADE BY TRANSFER TO YOUR ACCOUNT WITH ANOTHER BANK, WE WILL ONLY EFFECT SUCH PAYMENT BY FED WIRE TO A U.S. REGULATED BANK, AND WE AND/OR SUCH OTHER BANK MAY RELY ON AN ACCOUNT NUMBER SPECIFIED IN SUCH INSTRUCTIONS EVEN IF THE NUMBER IDENTIFIES A PERSON OR ENTITY DIFFERENT FROM THE INTENDED PAYEE.

THIS LETTER OF CREDIT IS SUBJECT TO THE INTERNATIONAL STANDBY PRACTICES 1998 (“ISP98”), INTERNATIONAL CHAMBER OF COMMERCE, PUBLICATION NO. 590.

SILICON VALLEY BANK,

(FOR S V BANK USE ONLY)	(FOR S V BANK USE ONLY)

AUTHORIZED SIGNATURE	AUTHORIZED SIGNATURE

DRAFT LANGUAGE APPROVED FOR ISSUANCE BY: MITEK SYSTEMS, INC.

CLIENT’S SIGNATURE(S)	DATE

THIS DRAFT IS FOR DISCUSSION PURPOSES ONLY

IT WILL BECOME AN INTEGRAL PART OF AND MUST BE ATTACHED TO

SILICON VALLEY BANK APPLICATION FOR STANDBY LETTER OF CREDIT WHEN APPROVED FOR ISSUANCE BY

APPLICANT: MITEK SYSTEMS, INC.

IRREVOCABLE STANDBY LETTER OF CREDIT NO. SVBSF

DATED:              , 20

EXHIBIT “A”

SIGHT DRAFT/BILL OF EXCHANGE

DATE:	REF. NO.

AT SIGHT OF THIS BILL OF EXCHANGE

PAY TO THE ORDER OF	US$

US DOLLARS

“DRAWN UNDER SILICON VALLEY BANK, SANTA CLARA, CALIFORNIA, IRREVOCABLE STANDBY LETTER OF CREDIT NUMBER NO. SVBSF          DATED              , 20    ”

TO:	SILICON VALLEY BANK
	3003 TASMAN DRIVE	(INSERT NAME OF BENEFICIARY)
SANTA CLARA, CA 95054

Authorized Signature

GUIDELINES TO PREPARE THE SIGHT DRAFT OR BILL OF EXCHANGE:

1.	DATE INSERT ISSUANCE DATE OF DRAFT OR BILL OF EXCHANGE.

2.	REF. NO. INSERT YOUR REFERENCE NUMBER IF ANY.

3.	PAY TO THE ORDER OF: INSERT NAME OF BENEFICIARY

4.	US$ INSERT AMOUNT OF DRAWING IN NUMERALS/FIGURES.

5.	U.S. DOLLARS INSERT AMOUNT OF DRAWING IN WORDS.

6.	LETTER OF CREDIT NUMBER INSERT THE LAST DIGITS OF OUR STANDBY L/C NUMBER THAT PERTAINS TO THE DRAWING.

7.	DATED INSERT THE ISSUANCE DATE OF OUR STANDBY L/C.

NOTE:	BENEFICIARY SHOULD ENDORSE THE BACK OF THE SIGHT DRAFT OR BILL OF EXCHANGE AS YOU WOULD A CHECK.

IF YOU NEED FURTHER ASSISTANCE IN COMPLETING THIS SIGHT DRAFT OR BILL OF EXCHANGE, PLEASE CALL OUR L/C PAYMENT SECTION AT (408) 654-6274 OR (408) 654-7127 OR (408) 654-3035 OR (408) 654-7716 OR (408) 654-7128.

DRAFT LANGUAGE APPROVED FOR ISSUANCE BY: MITEK SYSTEMS, INC.

CLIENT’S SIGNATURE(S)	DATE

THIS DRAFT IS FOR DISCUSSION PURPOSES ONLY

IT WILL BECOME AN INTEGRAL PART OF AND MUST BE ATTACHED TO

SILICON VALLEY BANK APPLICATION FOR STANDBY LETTER OF CREDIT WHEN APPROVED FOR ISSUANCE BY

APPLICANT: MITEK SYSTEMS, INC.

IRREVOCABLE STANDBY LETTER OF CREDIT NO. SVBSF

DATED:              , 20

EXHIBIT “B”

DATE:

TO:	SILICON VALLEY BANK
3003 TASMAN DRIVE
SANTA CLARA, CA 95054

	ATTN:	GLOBAL. FINANCIAL SERVICES
STANDBY LETTERS OF CREDIT

RE:	SILICON VALLEY BANK IRREVOCABLE STANDBY LETTER OF CREDIT NO.

GENTLEMEN:

FOR VALUE RECEIVED, THE UNDERSIGNED BENEFICIARY HEREBY IRREVOCABLY TRANSFERS TO:

(NAME OF TRANSFEREE)

(ADDRESS)

ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY TO DRAW UNDER THE ABOVE LETTER OF CREDIT UP TO ITS AVAILABLE AMOUNT AS SHOWN ABOVE AS OF THE DATE OF THIS TRANSFER.

BY THIS TRANSFER, ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY IN SUCH LETTER OF CREDIT ARE TRANSFERRED TO THE TRANSFEREE TRANSFEREE SHALL HAVE THE SOLE RIGHTS AS BENEFICIARY THEREOF, INCLUDING SOLE RIGHTS RELATING TO ANY AMENDMENTS, WHETHER INCREASES OR EXTENSIONS OR OTHER AMENDMENTS, AND WHETHER NOW EXISTING OR HEREAFTER MADE ALL AMENDMENTS ARE TO BE ADVISED DIRECT TO THE TRANSFEREE WITHOUT NECESSITY OF ANY CONSENT OF OR NOTICE TO THE UNDERSIGNED BENEFICIARY.

THE ORIGINAL OF SUCH LETTER OF CREDIT IS RETURNED HEREWITH, AND WE ASK YOU TO ENDORSE THE TRANSFER ON THE REVERSE THEREOF, AND FORWARD IT DIRECTLY TO THE TRANSFEREE WITH YOUR CUSTOMARY NOTICE OF TRANSFER.

SINCERELY,
SIGNATURE AUTHENTICATED

(BENEFICIARY’S NAME) (SIGNATURE OF BENEFICIARY) PRINTED NAME AND TITLE)

THE NAME(S) TITLE(S), AND SIGNATURE(S) CONFORM TO THAT/THOSE ON FILE WITH US FOR THE COMPANY AND THE SIGNATURE(S) IS/ARE AUTHORIZED TO EXECUTE THIS INSTRUMENT.

WE FURTHER CONFIRM THAT THE COMPANY HAS BEEN IDENTIFIED APPLYING THE APPROPRIATE DUE DILIGENCE AND ENHANCED DUE DILIGENCE AS REQUIRED BY THE BANK SECRECY ACT AND ALL ITS SUBSEQUENT AMENDMENTS.

(NAME OF BANK)

(ADDRESS OF BANK)

(CITY, STATE, ZIP CODE)

(AUTHORIZED SIGNATURE)

(PRINTED NAME AND TITLE)

(TELEPHONE NUMBER)

DRAFT LANGUAGE APPROVED FOR ISSUANCE BY: MITEK SYSTEMS, INC.

CLIENT’S SIGNATURE(S)	DATE

Exhibit C

(Location of Reserved Parking Spaces)

Mitek Reserved Parking (6 Spaces)
Generator Location
PROPERTY LINE
8911 BALBOA AVENUE
PROPERTY LINE
BALBOA AVENUE

Mitek Reserved Parking
(6 Spaces)
Generator Location
Traffic
Generator
1
2
3
4
5
6
Mitek Systems
ft
m

Exhibit D

(Location of Generator)

Mitek Reserved Parking
(6 Spaces)
Generator Location
PROPERTY LINE
8911 BALBOA AVENUE
PROPERTY LINE

Mitek Reserved Parking
(6 Spaces)
Generator Location
Traffic
Generator
1
2
3
4
5
6
Mitek Systems
ft
m

Exhibit E

WORK LETTER AGREEMENT

This Work Letter Agreement (“Work Letter Agreement”) is attached to a Fourth Amendment to Lease (the “Fourth Amendment”) entered into between The Realty Associates Fund VIII, L.P., a Delaware limited partnership (“Landlord”), and Mitek Systems, Inc., a Delaware corporation (“Tenant”), covering certain premises (the “Premises”) more particularly described in the Fourth Amendment, and is incorporated into the Fourth Amendment by this reference.

1. Tenant Improvements and Landlord’s Work.

1.1 Tenant Improvements. For purposes of this Work Letter Agreement, the “Improvements” shall mean the improvements to the Premises described on the Final Construction Drawings (as defined below). All Improvements made to the Premises shall be performed by Tenant. Subject to the reimbursement limitations set forth in Section 2.2 below, the Improvements shall be reimbursed by Landlord from the Improvement Allowance (as defined below) or shall be paid for by Tenant, at Tenant’s sole cost and expense. The Improvements to be constructed by Tenant shall include, but shall not be limited to, demolition, concrete work, iron work, rough and finish carpentry, insulation, sheet metal, glass and glazing, doors, door frames and hardware, dry wall, acoustical ceiling, flooring, painting and wall coverings, accessories and partitions, kitchen equipment, fire extinguishers and cabinets, window coverings, plumbing, Tenant’s Separate HVAC Units and related ducting and wiring, any tenant modifications to the existing ducting and plenums of the Premises associated with the Landlord HVAC Units, relocation of existing and installation of new fire sprinkler heads, electrical, prefabricated partitions, telephone and security systems, cabling systems, final clean-up and labor, miscellaneous specialties, planning, engineering, plan checking, permitting, architectural and other design costs, general contractor and subcontractor general conditions, overhead and profit, moving and insurance costs and the cost of the Tenant’s Project Manager; provided, however, that in no event shall the Improvements or the cost of the Improvements to be paid by Tenant (or reimbursed by Landlord from the Improvement Allowance) include the cost of replacing any of the Landlord HVAC Units that are In Need of Replacement (as determined in accordance with Section 14 of the Fourth Amendment), any cost of bringing the Building structure, or any of the common areas of the Building or Project, into compliance with any building code or municipal, state or federal laws, which compliance is required as a condition of Tenant’s requested permits for the Improvements generally, and not as a result of the particular design or specifications of the Improvements. As provided in Section 13 of the Fourth Amendment, in the event any of the Common Areas of the Project are not in compliance with the ADA or any other handicap regulations, and as a condition of any permit required for the construction of the Improvements in the Premises, the applicable permitting authority requires that any portion of the common areas of the Project or the common area bathrooms servicing Suite 150 be brought into compliance with such handicap regulations, Landlord shall cause such compliance obligations to be satisfied at Landlord’s cost and expense (which may be included in Direct Costs to the extent permitted under the Lease), and not as part of the costs to be paid by Tenant or reimbursed from the Improvement Allowance. If, however, in constructing the Improvements in the Premises, any existing improvements within the Premises (other than those included in the Landlord Work, as hereinafter defined) are required to be brought into compliance with such handicap regulations, then the cost of such compliance shall be included in the cost of the Improvements, and shall be paid for by Tenant subject to reimbursement by Landlord from the Improvement Allowance (not to exceed such amount).

1.2 Landlord’s Work. The costs and expenses of ADA compliance of the common area bathrooms servicing Suite 150, and of the common areas of the Project, and the costs and expenses of the Landlord HVAC Report and the replacement of any Landlord HVAC Units in need of replacement as recommended by the HVAC Contractor who prepares the Landlord HVAC Report (collectively, the “Landlord’s Work”), shall be performed by Landlord at its sole cost and expense and shall not be included in the cost of Improvements to the Premises to be funded from the Improvement Allowance; provided, however, that Landlord may arrange, at Landlord’s option, for the Landlord’s Work inside the Premises, including, but not limited to, ADA compliance of the bathrooms of Suite 150 to be designed by Tenant’s Architect and constructed by Tenant’s Contractor as an alternative bid included in the Contractor’s general contract, but subject to a separate payment agreement with Landlord for the direct payment for such Landlord’s Work in the Premises.

2. Tenant Improvement Allowance.

2.1 Use.

(a) Initial Allowance. Tenant shall be entitled to an Improvement Allowance (the “Improvement Allowance”) in a total amount equal to $675,690.00. The Improvement Allowance shall be used, subject to the limitations set forth in this section and Section 2.2 below, to reimburse Tenant for the actual out-of-pocket costs it pays to unrelated third parties for the initial design and construction of the Improvements. In no event shall Landlord be obligated to make disbursements for the Improvements, pursuant to this Work Letter Agreement, in a total amount which exceeds the Improvement Allowance.

(b) Unused Allowance. Any portion of the Improvement Allowance that has not been expended on or before the first anniversary of the Extended Term Commencement Date shall be retained by Landlord, and Tenant shall have no further right to the use of such unused portion of the Improvement Allowance for any purpose.

2.2 Disbursement of the Tenant Improvement Allowance.

(a) Tenant Improvement Allowance Items. The Improvement Allowance shall be disbursed by Landlord only for the following items and costs (collectively the “Improvement Allowance Items”):

(i) Payment of the fees of the “Architect,” the “Engineers,” and the “Tenant’s Project Manager,” as those terms are defined in Section 3 of this Work Letter Agreement;

(ii) The payment of plan check, permit and license fees relating to construction of the Improvements;

(iii) The cost of the construction of the Improvements, including, without limitation, testing and inspection costs, trash removal costs, and contractors’ fees and general conditions; provided, however, in no event shall the Improvement Allowance be used to pay any cost associated with the design, purchasing or installation of furniture, fixtures or equipment (collectively, “FF&E”), and all costs of Tenant’s FF&E shall be paid by Tenant, at Tenant’s sole expense;

(iv) The cost of any changes to the Final Construction Drawings (as that term is defined in Section 3.3 of this Work Letter Agreement) or Improvements required by any governmental agency; and

(v) Sales and use taxes and Title 24 fees.

(b) Disbursement. During the construction of the Improvements, Landlord shall make disbursements of the Improvement Allowance for Improvement Allowance Items and shall release monies as follows:

(i) Disbursements. Not more often than once in any thirty (30) day period, Landlord shall disburse to Tenant monies from the Improvement Allowance. Prior to Landlord making a disbursement, Tenant shall deliver to Landlord: (A) a request for payment, approved by Tenant, in a form which is reasonably acceptable to Landlord which shows the percentage of completion by trade of the Improvements; (B) invoices from all of Tenant’s Agents (as defined below), for services provided, labor rendered, materials delivered and the related Contractor’s fee, along with general conditions and overhead amounts, and the Project Manager Fee, with respect to such payment request in an amount not less than the amount of the Improvement Allowance Tenant has requested be reimbursed; (C) a copy of an executed unconditional mechanic’s lien releases from Tenant’s Contractor (as hereinafter defined), complying with the appropriate provisions of California Civil Code Section 3262(d)(2), and copies of conditional mechanic’s lien releases from all of Tenant’s subcontractors and materialmen which shall comply with the appropriate provisions of California Civil Code Section 3262(d)(1) for the amounts invoiced by Contractor in the applicable payment request; (D) copies of unconditional mechanic’s lien releases from all of Tenant’s subcontractors and materialmen, which shall comply with the appropriate provisions of California Civil Code Section 3262(d)(2), for those amounts invoiced by Contractor for payment to such subcontractors or materialmen in the previous payment request; and (E) all other information reasonably requested by Landlord in advance of such request (the foregoing request and related materials are hereinafter sometimes hereinafter referred to as the “Reimbursement Package”). Within fifteen (15) days after Landlord has received the Reimbursement Package including all of the required information set forth above, Landlord shall deliver a check to Tenant in an amount equal to the actual monies paid by Tenant to Tenant’s Agents with respect to such payment request. Notwithstanding the foregoing, Landlord shall not be obligated to disburse to Tenant the last ten percent (10%) of the Improvement Allowance until the requirements of Section 2.2(b)(ii) have satisfied and Tenant has received a certificate of occupancy for the Premises (the “Final Reimbursement”).

(ii) Final Completion. Within thirty (30) days after the Improvements have been completed, Tenant shall deliver to Landlord (A) properly executed mechanics lien releases in compliance with California Civil Code Section 3262(d)(4); and (B) a certificate from the Architect, in a form reasonably acceptable to Landlord, certifying that the construction of the Improvements in the Premises has been substantially completed. Within fifteen (15) days after receiving the foregoing information, Landlord shall reimburse to Tenant any additional costs of constructing the Improvements to the extent not previously paid for in accordance with (i) above.

3. Space Plan and Construction Drawings.

3.1 Space Plan; Tenant’s Project Manager. Attached hereto as Exhibit 1 is a space plan that has been prepared by M. Megan Bryan Studio Interiors (the “Architect”), which is acceptable to Landlord and Tenant (the “Space Plan”). Without limiting any future payments to Architect for the work of designing the improvements, Tenant may use up to $20,270.70 of the unused portion of the Improvement Allowance to reimburse Architect for the Space Plan immediately following the full execution of the Fourth Amendment. Tenant shall provide to Landlord bills, invoices and other information reasonably acceptable to Landlord to document monies paid by Tenant to the Architect from time to time during the design and construction of the Improvements. Additionally, Tenant has retained Ron Sutliff of Integrated Project Management, LLC as Tenant’s construction project manager for the Improvements, who shall receive a construction management fee of three percent (3%) of the cost of the Improvements (the “Project Manager Fee,” provided that the Project Manager Fee that may be reimbursed from the Improvement Allowance shall not exceed three percent (3%) of the Improvement Allowance). The Project Manager Fee shall be reimbursed from the Improvement Allowance in the amount of three percent (3%) of all other amounts invoiced to Tenant as set forth in each Reimbursement Package, as provided in Section 2.2(b) above.

3.2 Construction Drawings. Tenant shall retain engineering consultants (the “Engineers”) that are reasonably acceptable to Landlord to prepare all plans and engineering drawings relating to the structural, mechanical, electrical, plumbing, HVAC, life safety, and sprinkler work in the Premises (exclusive of the Landlord’s Work). The plans and specifications to be prepared by Architect and the Engineers hereunder shall be known collectively as the “Construction Drawings.” Tenant and Architect shall verify, in the field, the dimensions of the Premises and the conditions at the Premises, and Tenant and Architect shall be solely responsible for the same, and Landlord shall have no responsibility in connection therewith. Landlord shall have the right to approve the Construction Drawings in Landlord’s reasonable discretion; provided that Landlord shall either approve or reasonably disapprove and provide the reasons for disapproval in writing to Tenant within ten (10) business days of receiving the Construction Drawings for Landlord’s approval, and Landlord’s failure to timely deliver such written response to Tenant with either Landlord’s approval or its reasons for disapproval shall be deemed to mean that Landlord approves the Construction Drawings without modification. Landlord’s review of the Construction Drawings are for its sole benefit and Landlord shall have no liability to Tenant or Tenant’s Agents arising out of or based on Landlord’s review. Accordingly, notwithstanding that any Construction Drawings are reviewed by Landlord or its space planner, architect, engineers and consultants, and notwithstanding any advice or assistance which may be rendered to Tenant or Tenant’s Agents by Landlord or Landlord’s space planner, architect, engineers and consultants, Landlord shall have no liability whatsoever in connection therewith and shall not be responsible for any omissions or errors arising therefrom.

3.3 Preparation of Final Construction Drawings. Tenant shall promptly cause the Architect and the Engineers to complete the Construction Drawings which shall be comprised of a fully coordinated set of architectural, structural, mechanical, electrical and plumbing working drawings in a form which will allow Tenant to obtain all applicable permits (collectively, the “Final Construction Drawings”) and shall submit three (3) copies of the Final Construction Drawings to Landlord for Landlord’s approval, which shall not be unreasonably withheld, conditioned or delayed. Landlord shall advise Tenant in writing, within ten (10) business days after Landlord’s receipt of the Final Construction Drawings for the Improvements, if the same are unsatisfactory or incomplete in any respect and the reasons for such determination and changes required to obtain Landlord’s approval of the Final Construction Drawings. If Tenant is so advised, Tenant shall promptly revise the Final Construction Drawings to reflect Landlord’s comments. Landlord’s failure to timely deliver Landlord’s written disapproval of the Final Construction Drawings along with its reasons for such disapproval and the changes required for Landlord’s approval shall be deemed to mean that Landlord approves the Final Construction Drawings without modification

3.4 Permits and Changes. The Final Construction Drawings shall be approved by Landlord prior to the commencement of construction of the Improvements. After approval by Landlord of the Final Construction Drawings, Tenant shall submit the same to the appropriate governmental agencies in order to obtain all applicable building permits. Tenant hereby agrees that neither Landlord nor Landlord’s consultants shall be responsible for obtaining any building permits or a certificate of occupancy for the Premises except as required for Landlord’s Work, and that except as required for the Landlord’s Work, obtaining the same shall be Tenant’s sole responsibility; provided, however, that Landlord shall cooperate with Tenant in executing permit applications and performing other ministerial acts reasonably necessary to enable Tenant to obtain any such permits or certificate of occupancy. Except as required to satisfy the permit requirements of the City of San Diego, no changes, modifications or alterations in the Final Construction Drawings may be made without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed.

4. Construction of Tenant Improvements.

4.1 Tenant’s Selection of Contractors.

(a) Tenant shall select a qualified general contractor for the Construction of the Improvements (the “Contractor”). The Contractor shall be experienced in the construction of tenant improvements similar to the Improvements in similar buildings under similar circumstances. In addition, the Contractor shall be financially solvent and, if reasonably requested by Landlord, shall provide a completion bond for the construction of the Improvements. If Landlord requests a completion bond, such bond will be paid by the Landlord at its sole cost and expense, and not from the Improvement Allowance. Landlord shall have the right to approve the Contractor, in Landlord’s reasonable discretion; provided that if Tenant requests Landlord’s consent to a list of one or more Contractors to whom Tenant intends to submit the Construction Drawings as part of Tenant’s requests for proposals or solicitation of negotiated bids (the “Contractor List”), then Tenant may rely upon Landlord’s pre-approval of any of the contractors set forth in such Landlord-approved (or deemed approved) Contractor List in retaining the Contractor from such list without separate Landlord approval of the Contractor so selected. If Landlord fails to approve or disapprove any of the contractors on Contractor List within five (5) business days after Tenant provides such list to Landlord, with all of the information Landlord has reasonably requested concerning one or more of the contractors listed on the Contractor List, Landlord shall be deemed to have approved all of the contractors contained on such list from whom the Contractor may be selected by Tenant.

(b) Tenant’s Agents. All subcontractors, laborers, materialmen, and suppliers used by Tenant (such subcontractors, laborers, materialmen, and suppliers, along with the Architect, Tenant’s Project Manager, Engineers and the Contractor to be known collectively as “Tenant’s Agents”) shall be subject to Tenant’s selection as part of its negotiations with the prospective Contractor for the cost of Improvements. Notwithstanding the forgoing, Landlord shall have the right to designate, at the time of Landlord’s approval of the Contractor List those subcontractors which may perform any alterations to the Building’s existing electrical, plumbing, life, fire and safety systems and any alterations to the roof (the “Landlord Designated Subcontractors”). All of Tenant’s Agents shall be properly licensed by the state of California and shall be experienced in performing the work they have agreed to perform in similar buildings. If Landlord does not designate a person or entity as one of the Landlord Designated Subcontractors within five (5)business days after Tenant provides the Contractor List to Landlord, then Landlord shall not later designate such person or entity as a Landlord Designated Subcontractor.

4.2 Construction of Tenant Improvements by Tenant’s Agents.

(a) Construction Contract. Prior to Tenant’s execution of the construction contract with Contractor (the “Contract”), Tenant shall submit the Contract to Landlord for its approval, which approval shall not be unreasonably withheld. Landlord shall approve the Contract, or provide its reasons for disapproval of the Contract, in writing to Tenant within five (5) business days after Landlord receives the Contract from Tenant. Landlord’s failure to timely deliver its reasons for disapproving the Contract to Tenant shall be deemed to mean that Landlord approves the Contract without modification

(b) Tenant’s Agents.

(i) Indemnity. Tenant’s indemnification set forth in the Lease, as amended by the Fourth Amendment, shall also apply with respect to any and all damages, cost, loss or expense (including attorneys fees) related in any way to any act or omission of Tenant or Tenant’s Agents, or anyone directly or indirectly employed by any of them, or in connection with Tenant’s non-payment of any amount arising out of the Improvements. By way of example, and not limitation, Tenant shall indemnify and defend Landlord from any Damages to the Premises caused by the actions of the persons constructing the Improvements (subject however, to the Landlord’s waiver of subrogation and loss or damages covered by landlord’s insurance policies contained in Section 14(d) of the Lease).

(ii) Warranty. Each of Tenant’s Agents shall guarantee to Tenant and for the benefit of Landlord that the portion of the Improvements for which it is responsible shall be free from any defects in workmanship and materials for a period of not less than one (1) year from the completion of the Improvements. The correction of any defective work shall include, without additional charge, all additional expenses and damages incurred in connection with the removal or replacement of all or any part of the Improvements, and/or any other Building improvements that may be damaged or disturbed thereby. All such warranties or guarantees shall be contained in the Contract or applicable subcontract and shall inure to the benefit of both Landlord and Tenant. Tenant covenants to give to Landlord any assignment or other assurances which may be necessary to effect such right of direct enforcement.

(iii) Insurance Requirements.

(A) General Coverages. All of Tenant’s Agents shall carry worker’s compensation insurance covering all of their respective employees, and shall also carry public liability insurance, including property damage, all with limits, in form and with companies as are reasonably acceptable to Landlord. Tenant’s Agents shall not be entitled to satisfy their insurance obligations through self-insurance.

(B) Special Coverages. Tenant shall carry “Builder’s All Risk” insurance in an amount approved by Landlord covering the construction of the Improvements, and such other insurance as Landlord may reasonably require, it being understood and agreed that the Improvements shall be insured by Tenant during the construction period and throughout the term of the Lease, as amended by the Fourth Amendment. Such insurance shall be in amounts and shall include such extended coverage endorsements as may be reasonably required by Landlord. Such insurance shall be subject to reimbursement by Landlord from the Improvement Allowance.

(C) General Terms. Certificates for all insurance carried pursuant to this section shall be delivered to Landlord before the commencement of construction of the Improvements and before any equipment is moved onto the site. All such policies of insurance shall name Landlord and its property manager as an additional insured and must contain a provision that the company writing the policy will give Landlord thirty (30) days prior written notice of any cancellation or lapse of the effective date or any reduction in the amounts of such insurance. In the event that the Improvements are damaged by any cause during the course of the construction thereof, Tenant shall immediately repair the same at Tenant’s sole cost and expense. Tenant’s Agents shall maintain all of the foregoing insurance coverage in force until all of the Improvements are fully completed. All insurance, except Worker’s

Compensation, maintained by Tenant’s Agents shall preclude subrogation claims by the insurer against Landlord or Tenant. Such insurance shall provide that it is primary insurance as respects Landlord and that any other insurance maintained by Landlord is excess and noncontributing with the insurance required hereunder. The requirements for the foregoing insurance shall not limit Tenant’s indemnification obligations under this Work Letter Agreement.

(c) Compliance With Laws and Other Landlord Requirements. The Improvements shall comply in all respects with the following: (i) all applicable building codes, laws and regulations; (ii) applicable standards of the American Insurance Association (formerly, the National Board of Fire Underwriters); and (iii) building material manufacturer’s specifications. In addition, Tenant’s Agents shall comply with all of Landlord’s rules, regulations and procedures concerning the construction of improvements in the Building and access to the Building as set forth on Exhibit 2 to this Work Letter (collectively, the “Construction Procedures”), and if any Tenant Agent fails to comply with the Construction Procedures after Landlord has provided the Tenant Agent with written notice of its non-compliance, Landlord shall have the right to prohibit such Tenant Agent from performing any further work in the Building until such non-compliance is remedied to Landlord’s reasonable satisfaction, and Landlord shall have no liability to Tenant due to any interruption of the Tenant’s work caused by such prohibition. Tenant’s Agents shall not perform any construction work that might reasonably be expected to disturb any tenant on the second floor of the Building during the Normal Building Hours. Tenant and Tenant’s Agents shall not have the right, at any time, to disrupt any Building service (e.g., HVAC, electrical, plumbing etc.) to the Common Areas or to another tenant’s premises. Tenant and Tenant’s Agents shall only store construction materials inside the Premises and Tenant’s Agents shall not dispose of their refuse or construction materials in the Project’s trash receptacles. Tenant and Tenant’s Agents shall take whatever precautions Landlord may reasonably prescribe to protect the Project from damages due to such activities. Tenant shall reimburse Landlord for the cost of repairing any damage to the Project caused by the movement of construction materials and FF&E into the Building (e.g., damage to carpet, walls, doors, elevators etc.).

(d) Inspection by Landlord. Landlord shall have the right to inspect the Improvements at all reasonable times, with advance notice to Tenant and without interfering with the progress of the Tenant’s construction work; provided however, that Landlord’s inspection of the Improvements shall not constitute Landlord’s approval of the Improvements unless Landlord fails to timely disapprove of the Improvements following such inspection. Should Landlord reasonably disapprove any portion of the Improvements, Landlord shall notify Tenant in writing of such disapproval no later than five (5) days following the Landlord’s inspection in which such disapproved condition is first disclosed to Landlord, and shall specify in reasonable detail the items disapproved. Any defects in the Improvements timely disapproved by Landlord pursuant to this Section 4.2(d) shall be rectified by Tenant at no expense to Landlord; and any Improvements that Landlord does not timely disapprove following any Landlord inspection shall be deemed approved. Neither Landlord nor any of its employees or agents, nor any property manager, shall have the right to receive any compensation, fee or reimbursement for its costs performing any inspections of the Improvements or in providing any approvals or disapprovals of the Improvements hereunder, or otherwise as a result of the Tenant’s construction of the Improvements or the Landlord’s performance of the Landlord’s Work.

(e) Notice of Non-Responsibility. Not less than ten (10) days prior to the date Tenant intends to first commence construction of the Improvements (and not more than ten (10) days after Landlord’s approval or deemed approval of the Contract), Landlord shall have the right to post a notice of non-responsibility at the Premises; provided that Landlord’s failure to do so shall not delay Tenant’s commencement of the Improvements.

4.3 Notice of Completion; Copy of Record Set of Plans. Within thirty (30) business days after completion of construction of the Improvements, and as a condition to Landlord’s Final Reimbursement of the Improvement Allowance, Tenant shall cause a Notice of Completion to be recorded in the office of the County Recorder for the County in which the Premises is located in accordance with Section 3093 of the Civil Code of the State of California or any successor statute, and shall furnish a copy thereof to Landlord upon such recordation. If Tenant fails to do so, Landlord may execute and file the same on behalf of Tenant as Tenant’s agent for such purpose, at Tenant’s sole cost and expense. At the conclusion of construction, and as a condition to Landlord’s Final Reimbursement of the Improvement Allowance, (a) Tenant shall cause the Architect and Contractor (i) to update the Final Construction Drawings as necessary to reflect all changes made to the Final Construction Drawings during the course of construction, (ii) to certify to the best of their knowledge that the “record-set” of as-built drawings are true and correct and (iii) to deliver to Landlord two (2) sets of copies of such record set of drawings, and (b) Tenant shall deliver to Landlord a copy of all warranties, guaranties, and operating manuals and information relating to the improvements, equipment, and systems in the Premises.

5. Completion. Subject to the performance by Landlord of its obligations with respect to the funding of the Improvement Allowance, Tenant agrees to cause the Improvements to be paid for, at Tenant’s sole cost and expense. Tenant shall be primarily obligated to complete the construction of the Improvements, and the failure of Tenant’s Agents to perform their obligations with respect to the construction of the Improvements shall not relieve Tenant of its obligation to complete the construction of the Improvements. Tenant acknowledges and agrees that its obligation to pay Basic Rental, Direct Costs and other amounts due under the Lease, as amended by the Fourth Amendment, as of the Extended Term Commencement Date is not conditioned on Tenant’s completion of the Improvements prior to the Extended Term Commencement Date or at any other time. Consequently, Tenant shall be obligated to pay Basic Rental, Direct Costs, utilities and other amounts due under the Lease, as amended by the Fourth Amendment, from and after the Extended Term Commencement Date, even though Tenant is unable to occupy or use the Premises on the Extended Term Commencement Date due to its failure to complete the Improvements on or before the Extended Term Commencement Date. Tenant acknowledges that Tenant’s Agents will construct the Improvements while Tenant occupies the Premises, that the construction of the Improvements will prevent Tenant from using all or part of the Premises from time to time and that the construction of the Improvements will create noise dust and debris that will interfere with Tenant’s use of the Premises. Tenant acknowledges and agrees that it shall have no right to any abatement of rent or to recover any other damages from Landlord due to its inability to use the all or portions of the Premises while the Improvements are being completed or due to interference with its business operations caused by such construction.

6. Miscellaneous.

6.1 Tenant’s Representative. Tenant has designated the Tenant’s Project Manager as its sole representative with respect to the matters set forth in this Work Letter Agreement, and, until further notice to Landlord, Tenant’s representative shall have full authority and responsibility to act on behalf of the Tenant as required in this Work Letter Agreement.

6.2 Landlord’s Representative. Landlord has designated Sandy Shelton as its sole representative with respect to the matters set forth in this Work Letter Agreement, and until further notice to Tenant, Landlord’s representative shall have full authority and responsibility to act on behalf of the Landlord as required in this Work Letter Agreement.

6.3 Time of the Essence. Unless otherwise indicated, all references herein to a “number of days” shall mean and refer to calendar days. If any item requiring approval is timely disapproved by Landlord, the procedure for preparation of the document and approval thereof shall be repeated until the document is approved by Landlord.

6.4 Tenant’s Default. Notwithstanding any provision to the contrary contained in the Lease, as amended by the Fourth Amendment, if Tenant commits a default as defined in Article 19 of the Original Lease, and fails to cure such default during the applicable cure period, if any, then, in addition to all other rights and remedies granted to Landlord pursuant to the Lease, Landlord shall have the right to withhold payment of all or any portion of the Improvement Allowance, and (b) Landlord shall have no other obligations under the terms of this Work Letter Agreement, until such time as such default is cured pursuant to the terms of the Lease. The failure of Tenant to perform any of its obligations under this Work Letter Agreement shall constitute a default under Article 19(b) of the Original Lease.

6.5 Incorporation. Unless otherwise defined herein, capitalized terms included in this Work Letter Agreement shall have the same meaning as capitalized terms included in the Lease.

Exhibit 1 to Work Letter Agreement

(Space Plan)

PATIO
"RE-CREATE"
FITNESS + MULTIPURPOSE MEETING ROOM
JOHN
VISITOR
HUDDLE
JULIE
RUSS
JIM
FINANCE
BOARDROOM
STORAGE
SCIENTISTS
ACCT'G FILES
COPY PRINT
N.I.C.
KITCHEN
MAIN ENTRY
CSO OFFICE
CONF.
"RE-FRESH"
STAFF ENTRY
PHONE ROOM
OFFICE
QA LAB
SERVER

MITEK SYSTEMS
SCALE: 1/16"=1'-0"
SCHEMATIC FLOOR PLAN
JUNE 4, 2012

REFER TO SEPARATE SHEETS FOR KEYNOTE DESCRIPTION AND NEW WORK NOTES

PER THIS PLAN:
98 WORKSTATIONS
13 OFFICES
4 OPEN HUDDLE
4 CLOSED HUDDLE

NOT FOR CONSTRUCTION
PRELIMINARY BUDGETING ONLY

Exhibit 2 to Work Letter Agreement

(Construction Procedures)

Balboa Corporate Center

Construction Rules & Regulations

1 Contractor and all Subcontractors shall abide by these Owner’s Construction Rules & Regulations at all times.

2 When performing any construction activities, Contractor will be responsible for its Subcontractors and/or vendors actions and will reimburse Owner for any damage caused by Contractor’s vendors.

3 Contractor and its Subcontractors and vendors shall hold valid state and local licenses for the type of work to be done. Evidence of such shall be provided to the Owner upon request.

4 Contractor and all its Subcontractors and Vendors must be pre-approved by Owner prior to commencing any construction activities.

5 Contractor must provide a valid insurance certificate in accordance with Owner’s insurance requirements prior to commencing any construction activities.

6 Design Build Subcontractor, Space Planner, Engineers and Consultants must provide Owner and Manager with Professional Liability errors and omissions insurance with a limit not less than $1,000,000 prior to commencing any design activities (Architect policy shall have a limit of not less than $250,000).

7 Within three days of notice to proceed, Contractor shall submit a detailed construction schedule that will address principal categories of work, the order the work is being done and the commencement and completion dates for each category.

8 Work involving fire sprinklers, fire alarm systems, electric panel construction, plumbing connections, admittance to telephone room, electrical rooms or entrance to tenant suites shall be coordinated through the Management Office.

9 Contractor shall be responsible for replacing any existing ceiling tile removed to facilitate Contractor’s construction of the Work.

10 Construction materials shall only be moved into and out of the Premises and debris shall only be removed from the Premises using the back exterior entrances to the Premises. (not through the lobby or any interior common areas.)

11 Utmost consideration will be given to the building tenants. Any activities that promote dust, odors or loud noises such as pounding, core drilling, stud shooting, etc., which becomes disruptive to any tenant must be performed only between the hours of 5:00 pm and 8:00 am Monday through Friday and anytime Saturday and Sunday.

12 The common area corridors, lobbies, and restrooms shall be kept clean at all times. Any construction related dirt, dust, paint, spackle, spills or damage shall be cleaned up immediately. Electrical and telephone rooms shall not be used for storage of materials or for discarding any debris. All electrical and telephone rooms are to be kept locked at all times. Construction areas shall be maintained in safe working order. Trash shall be gathered daily and removed from the premises. Use of the building’s or other contractor’s trash containers are not allowed without prior permission. The location of trash containers provided by contractor shall require prior approval.

13 Use of radios, walkman, cigarette smoking, drug use and profanity is strictly prohibited at all times.

14 Contractors will be provided parking in specific areas of the property.

15 Restricted parking zones at or around the building must be observed.

16 Contractor must guarantee all materials and equipment to be new (unless specified otherwise), to be of good workmanship and quality, free of faults and defects for one year from the date of substantial completion.

17 All roof penetrations must be repaired by a roofing subcontractor, pre-qualified and approved by Owner or Manager. Owner hereby approves the use of Owner’s roofing contractor.

18 Contractor shall not post any signage on the building or at the project. Any notices pursuant to requirements of a governmental agency or Contractor’s site policies and Safety Information shall be posted within the area under construction.

Exhibit F

(Building Sign Location)

overall size 24" high x 11'5" long
Location of Mitek sign
Mitek mobile
boa

Exhibit A

(Depiction of Expansion Space)